UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Qualcomm

Qualcomm Incorporated

Notice of 2024 Annual Meeting of Stockholders and Proxy Statement

Engineering
human progress

At Qualcomm, we're all about pushing the boundaries of innovation to bring intelligent computing everywhere.

With an unwavering commitment to solving some of the world's most important challenges, we deliver solutions that can revolutionize the digital economy and our lives. We're also making huge strides in AI, advanced connectivity, and super-efficient computing – creating next-generation opportunities that unlock lasting change.

Qualcomm

January   , 2024
Dear Fellow Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (Annual Meeting) of QUALCOMM Incorporated (Qualcomm) on Tuesday, March 5, 2024. The meeting will begin promptly at 8:30 a.m. Pacific Time. We are conducting this year’s Annual Meeting virtually via a live webcast and using online stockholder tools. We believe that the virtual meeting format will facilitate stockholder attendance and participation by allowing stockholders to participate fully from any location, while reducing the costs to stockholders and the Company associated with an in-person meeting. We will begin the Annual Meeting with a discussion and vote on the matters set forth in the Notice of Annual Meeting of Stockholders, followed by a presentation on Qualcomm’s fiscal 2023 performance, and a question and answer session.
Whether or not you plan to attend the Annual Meeting virtually, please vote as soon as possible. You may vote via the Internet, by telephone, by completing and returning your proxy card or voting instruction form, by scanning your QR code with your mobile device, or during the live webcast, as set forth in the proxy statement. Voting by any of these methods will ensure your representation at the Annual Meeting.
Your vote is very important to us. I encourage you to vote as our Board of Directors has recommended.
Thank you for your support and your continued interest in Qualcomm.
Sincerely,
Cristiano R. Amon President and Chief Executive Officer

5775 Morehouse Drive
San Diego, California 92121-1714
PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On March 5, 2024
To the Stockholders of QUALCOMM Incorporated:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (Annual Meeting) of QUALCOMM Incorporated, a Delaware corporation, will be held in a virtual meeting format only on Tuesday, March 5, 2024 at 8:30 a.m. Pacific Time to vote on the following matters:
■
The election of 12 directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

■
The ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 29, 2024.

■
The approval, on an advisory basis, of the compensation of our named executive officers.

■
The approval of the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan, including an increase in the share reserve by 15,000,000 shares.

■
The approval of an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers.

■
The approval of an amendment to our Bylaws to require claims under the Securities Act to be brought in federal court.

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Such other business as may properly come before stockholders at the Annual Meeting or any adjournment or postponement thereof.

This year’s Annual Meeting will be held virtually via a live webcast. You will be able to attend the Annual Meeting virtually, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/QCOM2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.
The Board of Directors has fixed the close of business on January 8, 2024 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.
By Order of the Board of Directors,

Ann Chaplin
General Counsel and Corporate Secretary
San Diego, California
January    , 2024

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE IN THE SHARE RESERVE BY 15,000,000 SHARES	34
Factors Regarding Our Equity Usage and Needs	34
Key Features of the Restated 2023 LTIP	34
Historical Award Information	35
Summary of the Restated 2023 LTIP	36
Equity Compensation Plan Information	44
Required Vote and Board Recommendation	44
PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS	45
Required Vote and Board Recommendation	45
PROPOSAL 6: APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO REQUIRE CLAIMS UNDER THE SECURITIES ACT TO BE BROUGHT IN FEDERAL COURT	46
Required Vote and Board Recommendation	47
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
Compensation Committee Interlocks and Insider Participation	49
CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS	50
HR AND COMPENSATION COMMITTEE LETTER TO STOCKHOLDERS	51
EXECUTIVE COMPENSATION AND RELATED INFORMATION	52
Compensation Discussion and Analysis	52
Our NEOs for Fiscal 2023	52
Fiscal 2023 Performance	53
Say-on-Pay Vote and Stockholder Outreach	54
Program Overview	54
Other Compensation Components	61
Process and Rationale for Executive Compensation Decisions	63
HR AND COMPENSATION COMMITTEE REPORT	66
COMPENSATION RISK MANAGEMENT	66
COMPENSATION TABLES AND NARRATIVE DISCLOSURES	67
Summary Compensation Table	67
All Other Compensation	68
Grants of Plan-Based Awards	69
Outstanding Equity Awards at Fiscal Year End	70
Option Exercises and Stock Vested During Fiscal 2023	72
Nonqualified Deferred Compensation	72
Potential Post-Employment Payments	73
CEO Pay Ratio	76
Pay Versus Performance	76
DIRECTOR COMPENSATION	80
AUDIT COMMITTEE REPORT	82
OTHER MATTERS	83
APPENDIX A: NON-GAAP FINANCIAL MEASURES	A-1
APPENDIX B: AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN	B-1

2024 PROXY STATEMENT	i

Note Regarding Forward-Looking Statements: In addition to historical information, this proxy statement contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our programs, initiatives and goals related to environmental, social and governance matters; our long-term incentive plans, including their impact on talent acquisition and retention and anticipated equity usage thereunder; our executive and director compensation programs and strategies; our growth and diversification strategies; the benefits of our products and technologies; new products and design wins; and our design-win pipeline. Forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “plan,” “goal,” “believe,” “seek,” “estimate,” “may,” “will,” “would” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including those described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), a copy of which we are providing (or making available) to our stockholders concurrently with this proxy statement, and in our subsequent Quarterly Reports on Form 10-Q. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to revise or update any forward-looking statement, whether because of new information, future events or otherwise.
Website references: This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference in, and are not a part of, this proxy statement.
ii	2024 PROXY STATEMENT

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
PROXY STATEMENT OVERVIEW
This proxy statement overview is a summary of information that you will find throughout this proxy statement. As this is only an overview, we encourage you to read the entire proxy statement for more information about these topics prior to voting.
2024 ANNUAL MEETING OF STOCKHOLDERS (ANNUAL MEETING)

DATE AND TIME	LOCATION	RECORD DATE
TUESDAY, MARCH 5, 2024 8:30 a.m. Pacific Time	Virtual Meeting www.virtualshareholdermeeting.com/QCOM2024	JANUARY 8, 2024
DATE OF FIRST DISTRIBUTION OF PROXY MATERIALS IS JANUARY   , 2024
How to Vote

To vote prior to the Annual Meeting, Stockholders of record as of the Record Date may vote via the Internet at www.proxyvote.com, by telephone at 1-800-690-6903, by completing and returning your proxy card or voting instruction form, or by scanning with your mobile device the QR code provided to you. See the “Voting Methods” section on page 8.

Over the Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your completed proxy card or voting instruction form in the envelope provided	By scanning the QR code with your mobile device
To vote during the Annual Meeting, stockholders should follow the instructions at www.virtualshareholdermeeting.com/QCOM2024. See the “Virtual Meeting” and “Voting Methods” sections below for more information.
Voting Matters and Board Recommendations

The Board of Directors unanimously recommends that you vote as follows:
Proposal	Board Recommendation	Page Reference
PROPOSAL 1: Election of Directors	FOR each Nominee	22
PROPOSAL 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 29, 2024	FOR	30
PROPOSAL 3: Approval, on an advisory basis, of the compensation of our named executive officers	FOR	32
PROPOSAL 4: Approval of the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan, including an increase in the share reserve by 15,000,000 shares	FOR	34
PROPOSAL 5: Approval of an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers	FOR	45
PROPOSAL 6: Approval of an amendment to our Bylaws to require claims under the Securities Act to be brought in federal court	FOR	46
2024 PROXY STATEMENT	1

PROXY STATEMENT OVERVIEW

OVERVIEW OF THE BOARD NOMINEES

SYLVIA ACEVEDO
Age: 66
Director Since: 2020
Member: Governance Committee

Former Chief Executive Officer, Girl Scouts of the United States of America

CRISTIANO R. AMON
Age: 53
Director Since: 2021

President and Chief Executive Officer, QUALCOMM Incorporated

MARK FIELDS
Age: 62
Director Since: 2018
Member: Audit Committee

Former President and Chief Executive Officer, Ford Motor Company

JEFFREY W. HENDERSON
Age: 59
Director Since: 2016
Chair: Audit Committee

Former Chief Financial Officer, Cardinal Health, Inc.

GREGORY N. JOHNSON
Age: 55
Director Since: 2020
Member: HR and Compensation Committee

Former President and Chief Executive Officer, McAfee Corp.

ANN M. LIVERMORE
Age: 65
Director Since: 2016
Chair: Governance Committee

Former Executive Vice President of the Enterprise Business, Hewlett-Packard Company

Former Chairman of the Board and Chief Executive Officer, Palo Alto Networks, Inc.

JAMIE S. MILLER
Age: 55
Director Since: 2020
Member: Audit Committee

Executive Vice President and Chief Financial Officer, PayPal Holdings, Inc.

IRENE B. ROSENFELD
Age: 70
Director Since: 2018
Chair: HR and Compensation Committee

Former Chairman of the Board and Chief Executive Officer, Mondelēz International, Inc.

KORNELIS (NEIL) SMIT
Age: 65
Director Since: 2018
Member: HR and Compensation Committee

Former President and Chief Executive Officer, Comcast Cable Communications

JEAN-PASCAL TRICOIRE
Age: 60
Director Since: 2020
Member: Governance Committee

Chairman of the Board and Former Chief Executive Officer, Schneider Electric SE

ANTHONY J. VINCIQUERRA
Age: 69
Director Since: 2015
Member: Audit Committee

2	2024 PROXY STATEMENT

PROXY STATEMENT OVERVIEW
Board Diversity, Director Independence and Tenure

Board Diversity Matrix

The matrix below reflects certain diversity information based on self-identification by each of our directors.
Board Diversity Matrix (As of December 15, 2023)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	7	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
2024 PROXY STATEMENT	3

PROXY STATEMENT OVERVIEW
BOARD EXPERIENCE & QUALIFICATIONS

The matrix below summarizes some of the key experiences, qualifications, attributes and skills of each individual director nominee. This summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board. Further information on each director nominee, including specific experience, qualifications, attributes or skills is set forth in “Nominees for Election” beginning on page 23 of this proxy statement.
Name	Executive Leadership	Public Company Board Experience	Technology Industry	Accounting | Finance	Public Policy | Political Affairs	International Business	Information Security	Climate | Environmental
Sylvia Acevedo	✓	✓	✓		✓	✓		✓
Cristiano Amon	✓		✓		✓	✓
Mark Fields	✓	✓		✓	✓	✓
Jeffrey W. Henderson	✓	✓		✓	✓	✓
Gregory N. Johnson	✓		✓	✓	✓	✓	✓
Ann M. Livermore	✓	✓	✓			✓
Mark McLaughlin	✓	✓	✓	✓	✓	✓	✓
Jamie S. Miller	✓	✓		✓	✓	✓	✓
Irene B. Rosenfeld	✓	✓		✓	✓	✓
Kornelis (Neil) Smit	✓	✓	✓	✓	✓	✓		✓
Jean-Pascal Tricoire	✓	✓	✓	✓	✓	✓	✓	✓
Anthony J. Vinciquerra	✓	✓		✓	✓	✓
Category	Description
Executive Leadership	Experience in a senior leadership role at a public company or other large organization
Public Company Board Service	Experience on the board of directors of at least one other public company
Technology Industry
Experience in a company or companies in the information technology industry, including semiconductors and semiconductor equipment, software and information technology services, and technology hardware and equipment

Accounting | Finance
Experience in financial accounting, financial reporting, corporate finance, auditing, internal controls and procedures, capital markets and/or capital allocation in a public company or other large organization

Public Policy | Political Affairs	Experience as a member of government and/or through extensive interactions with government, policymakers or government agencies
International Business	Experience in a business with significant international operations and in a role with responsibility in international markets
Information Security	Experience in cybersecurity, information technology security and/or data security
Climate | Environmental
Experience or education in climate or environmental policy, corporate sustainability and/or other areas related to climate or the environment, including the assessment and management of climate-related risks

4	2024 PROXY STATEMENT

PROXY STATEMENT OVERVIEW
EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Program Best Practices
Our compensation program is market-based and supports our business strategy. We avoid problematic pay practices and have implemented compensation plans that reinforce a performance-based company culture.
What We Do	What We Don’t Do

A significant portion of our executive officers’ compensation varies with the Company’s performance. For fiscal 2023, 61% of our CEO’s target total direct compensation and 60% of our other named executive officers’ (NEOs’) aggregate target total direct compensation was based on Company performance.
Our LTIP and Change in Control Severance Plan include a “double-trigger” provision for vesting of equity in connection with a change in control. In the event of a change in control where the acquiror assumes our outstanding unvested equity awards, the vesting of an executive officer’s awards would accelerate only if the executive officer experiences a qualifying termination of employment in connection with the change in control. Awards that are not assumed will vest in accordance with the terms of the Long-Term Incentive Plan (LTIP) and applicable award agreements.
We have an incentive compensation repayment (“clawback”) policy that is applicable to cash and equity incentive compensation. We require executive officers to repay to us earned amounts under our ACIP and PSUs if required by our clawback policy, applicable regulations or stock exchange rules. Effective October 2, 2023, we adopted an enhanced clawback policy in accordance with the latest SEC rules and NASDAQ listing standards, a copy of which is publicly filed with our Annual Report on Form 10-K.
We have a balanced approach to our incentive compensation programs with differentiated measures and time periods, and an ACIP modifier for human capital advancements. Our fiscal 2023 Annual Cash Incentive Plan (ACIP) is based on one year Adjusted Revenues and Adjusted Operating Income, with a modifier for human capital advancements. Performance stock units (PSUs) are based on three-year relative total stockholder return (RTSR) and Adjusted Earnings Per Share (EPS) performance and have a three-year cliff vest. Restricted stock units (RSUs) vest annually over three years.
We have limits on the amounts of variable compensation that may be earned. Earned amounts under our ACIP are limited to 2x target amounts, and earned PSUs are limited to 2x target shares for RTSR PSUs and EPS PSUs. We further limit earned RTSR PSUs to no more than the target shares if absolute TSR is negative over the three-year performance period regardless of the level of RTSR.
We have robust stock ownership guidelines. Our CEO is required to own 10x his salary and our other executive officers are required to own 2x their respective salaries in our common stock. As of December 15, 2023, all of our NEOs met their stock ownership guidelines. Additional information regarding stock ownership of management is contained in the “Stock Ownership of Certain Beneficial Owners and Management” section on page 48.
We manage potential compensation-related risks to the Company. We perform annual risk assessments for our executive compensation program, as well as incentive arrangements below the executive level. This review is supported by Pay Governance, the HR and Compensation Committee’s independent compensation consultant.
We engage independent advisors. The HR and Compensation Committee obtains advice and assistance from external legal and other advisors. Its independent compensation consultant, Pay Governance, provides information and advice regarding compensation philosophy, objectives and strategy, including trends and regulatory and governance considerations related to executive compensation.

Our executive officers are restricted in certain stock trading activities. Our Insider Trading Policy prohibits our executive officers, including NEOs, and directors from pledging our common stock, engaging in hedging transactions and trading in put and call options and other types of derivative instruments.
Our executive officers do not have employment contracts. All of our executive officers are employed “at will.” This permits termination of employment with or without cause.
Our executive officers do not receive unique tax gross-ups. We do not provide tax gross-ups for executive officers’ benefits unless they are provided under a policy generally applicable to other U.S.-based employees at the Director and above level, such as relocation.
Our executive officers are not covered by “single-trigger” change-in-control provisions. We do not have severance arrangements that trigger solely by virtue of a change in control (i.e., no “single-trigger” payments) or excise tax gross-ups for change-in-control payments.

2024 PROXY STATEMENT	5

PROXY STATEMENT OVERVIEW
Target Pay Mix for Named Executive Officers for Fiscal Year 2023
6	2024 PROXY STATEMENT

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
PROXY STATEMENT
In this document, the words “Qualcomm,” “the Company,” “we,” “our,” and “us” refer to QUALCOMM Incorporated, a Delaware corporation, and its consolidated subsidiaries.
MEETING INFORMATION

The Board of Directors (Board) of QUALCOMM Incorporated is soliciting your proxy for use at the Company’s 2024 Annual Meeting of Stockholders (Annual Meeting) to be held on March 5, 2024 at 8:30 a.m. Pacific Time and at any adjournment or postponement thereof.
The Annual Meeting is open to stockholders of record as of January 8, 2024 (Record Date) and/or their designated representatives. Interested persons who were not stockholders as of the close of business on the Record Date may view, but not participate in, the Annual Meeting online at www.virtualshareholdermeeting.com/QCOM2024.
REGISTERED OWNERS AND BENEFICIAL OWNERS

Registered Owners. If your shares are registered directly in your name with Qualcomm’s transfer agent, Computershare Trust Company, N.A., you are the registered owner with respect to those shares.
Beneficial Owners. If your shares are held in an account at a bank, broker or other holder of record, you are the beneficial owner of those shares, which is commonly referred to as being held in “street name.” Most individual stockholders are beneficial owners and hold their shares in street name. As a beneficial owner, you have the right to instruct the bank, broker or other holder of record how to vote your shares.
If you are a registered owner and receive paper proxy materials, those materials will include a proxy card which you may use to vote your shares. If you are a beneficial owner and receive paper proxy materials, those materials will include a document similar to a proxy card called a voting instruction form.
VIRTUAL MEETING

We are conducting this year’s Annual Meeting virtually via a live webcast and using online stockholder tools. We believe that using this format will facilitate stockholder attendance and participation, while reducing the costs to stockholders and the Company associated with an in-person meeting. This format empowers stockholders to participate from any location around the world, at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. For example:
•
We Encourage Questions. Stockholders may submit a question online during the Annual Meeting, following the instructions below. During the Annual Meeting, we will answer as many stockholder questions as time permits.

•
We Believe in Transparency. Following the Annual Meeting, we will post to our Investor Relations website a replay and a transcript of the Annual Meeting (including the question and answer session), as well as final voting results.

•
We Facilitate Your Participation. We will offer live technical support for all stockholders during the Annual Meeting.

Attending the Annual Meeting
Logistics
•
Attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/QCOM2024.

•
The Annual Meeting will begin at 8:30 a.m. Pacific Time, with log-in beginning at 8:15 a.m. Pacific Time, on Tuesday, March 5, 2024.

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Stockholders will need to use the 16-digit control number on their Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, or in the instructions received via email in order to log into www.virtualshareholdermeeting.com/QCOM2024.

2024 PROXY STATEMENT	7

PROXY STATEMENT
•
We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:15 a.m. Pacific Time. If you encounter any difficulties accessing the Annual Meeting during the check-in or during the Annual Meeting, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you.

However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.
Voting During the Meeting
•
Stockholders should follow the instructions at www.virtualshareholdermeeting.com/QCOM2024 to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance using one of the methods described under “Voting Methods” below. Voting online during the meeting will replace any previous votes.

Asking Questions
•
You may submit live questions during the Annual Meeting at www.virtualshareholdermeeting.com/QCOM2024. During the Annual Meeting we will answer as many stockholder questions as time permits.

VOTING RIGHTS AND OUTSTANDING SHARES

Only a holder of record of our common stock at the close of business on the Record Date of January 8, 2024 (Record Holder) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, we had               shares of common stock outstanding and entitled to vote. Each Record Holder will be entitled to one vote for each share held on all matters to be voted upon. If you do not provide voting instructions on your proxy, your shares will be voted as described in the section “How Your Shares Will Be Voted” below. All votes will be counted by an independent inspector of election appointed for the Annual Meeting (Inspector of Election).
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission (SEC), instead of mailing printed copies of those materials to each stockholder. On January   , 2024, we commenced mailing to our stockholders (other than those who previously requested electronic delivery or a full set of printed proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this proxy statement.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you received the Notice of Internet Availability of Proxy Materials and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically (via email) unless you elect otherwise.
This proxy statement and our Annual Report on Form 10-K for fiscal year 2023 are available on the “Investor Relations” page of our website at www.qualcomm.com.
VOTING METHODS

You may vote by one of the following methods depending on the manner of delivery by which you received the proxy materials:
Prior to the Annual Meeting:
•
Vote via the Internet. Go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you, or the instructions that you received by email.

•
Vote by Telephone. Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you, or the instructions that you received by email.

•
Vote by Mail. Complete, sign, date and mail the proxy card or voting instruction form in the envelope provided to you. If you vote via the Internet or by telephone, please do not mail your proxy card or voting instruction form.

8	2024 PROXY STATEMENT

PROXY STATEMENT
•
Vote by Scanning the QR code. Scan, with your mobile device, the QR code provided on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you.

During the Annual Meeting:
•
Vote via the Internet. Go to the web address www.virtualshareholdermeeting.com/QCOM2024 and follow the instructions for voting.

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance via the Internet, by telephone or by mailing in your proxy card or voting instruction form.
HOW YOUR SHARES WILL BE VOTED

Your shares will be voted in accordance with your instructions. If you do not specify voting instructions on your proxy, the shares will be voted as set forth in the table below.
Proposal		Vote	Page Reference
PROPOSAL 1	Election of Directors	FOR each Nominee	22
PROPOSAL 2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 29, 2024	FOR	30
PROPOSAL 3	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	32
PROPOSAL 4	Approval of the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan, including an increase in the share reserve by 15,000,000 shares	FOR	34
PROPOSAL 5	Approval of an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers	FOR	45
PROPOSAL 6	Approval of an amendment to our Bylaws to require claims under the Securities Act to be brought in federal court	FOR	46
In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter properly presented at the Annual Meeting.
See the section entitled “Broker Non-Votes and Abstentions” below, as well as the “Required Vote and Board Recommendation” sections of the individual proposals for additional information.
VOTING RESULTS

We will publicly disclose the voting results of the Annual Meeting within four business days after the Annual Meeting by filing a Current Report on Form 8-K with the SEC, based on the tabulation of the Inspector of Election. We will post to the “Investor Relations” page of our website a replay and a transcript of the Annual Meeting (including the question and answer session), as well as the final voting results, which will remain on our website at www.qualcomm.com for at least one year.
BROKER NON-VOTES AND ABSTENTIONS

A “broker non-vote” occurs when a bank, broker or other holder of record submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of the selection of our independent public accountants. All other proposals described in this proxy statement are considered non-routine matters. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not counted as votes cast for or against a proposal.
Like broker non-votes, abstentions will be counted as present for purposes of determining the presence of a quorum, but are not counted as votes cast for or against a proposal. The effect of broker non-votes and abstentions on the voting outcome for each proposal set forth in this proxy statement is described in the “Required Vote and Board Recommendation” section of each individual proposal.
2024 PROXY STATEMENT	9

PROXY STATEMENT
DETERMINATION OF QUORUM

The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum. Under Delaware law, abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.
REVOCABILITY OF PROXIES

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:
•
Submitting a valid, later-dated proxy card in a timely manner;

•
Submitting a later-dated vote by telephone or via the Internet in a timely manner;

•
Giving written notice of such revocation to the Company’s Corporate Secretary (at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714) in a timely manner; or

•
Attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not by itself revoke a proxy).

If your shares are held in “street name” and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions.
PROXY SOLICITATION

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card, our Annual Report on Form 10-K and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.
In addition, we have retained Morrow Sodali LLC to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm $10,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, email, facsimile transmission, electronic transmission or personal solicitation by certain of our directors, officers or other employees. No additional compensation (other than reimbursement for expenses) will be paid to directors, officers or other employees for such services.
STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2025 annual meeting of stockholders is September 20, 2024. Stockholder nominations for director that are to be included in our proxy materials under the proxy access provision of our Bylaws must be received no earlier than August 21, 2024 and no later than the close of business on September 20, 2024. Stockholder nominations for director and other proposals that are not to be included in our proxy materials must be received no earlier than November 5, 2024 and no later than the close of business on December 5, 2024. Any such stockholder proposals or nominations for director must be submitted to our Corporate Secretary in writing at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714. Stockholders are advised to review our Bylaws, which contain additional requirements for submitting stockholder proposals and director nominations. Our Bylaws are available on our website at www.qualcomm.com under the “Governance” section of our “Investor Relations” page. See “Director Nominations” on page 15 for further information.
In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended (Exchange Act).
HOUSEHOLDING

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding,” and the Company and certain brokers have adopted this procedure. Under this procedure, multiple stockholders who reside at the same
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PROXY STATEMENT
address will receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, unless one of the stockholders has notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings, and save printing and postage costs as well as natural resources. Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and mailing address and you and your spouse have two accounts containing Qualcomm stock at two different brokerage firms, your household will receive two copies of our proxy materials, one from each brokerage firm. To reduce the number of duplicate sets of proxy materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program at www.proxyvote.com (please have your control number available).
If you received a household mailing this year and you would like to have a separate copy of our Notice of Internet Availability of Proxy Materials and/or proxy materials mailed to you, please submit your request to Broadridge ICS, either by calling toll-free 1-866-540-7095, by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by email at sendmaterial@proxyvote.com. They will promptly send additional copies of our Notice of Internet Availability of Proxy Materials and/or proxy materials upon receipt of such request. Please note, however, that if you want to receive a paper proxy or voting instruction form or other proxy material for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. If you received multiple copies of the proxy materials and would prefer to receive a single copy in the future or if you would like to opt out of householding for future mailings, you may contact Broadridge ICS as provided above. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS as provided above.
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CORPORATE GOVERNANCE
Code of Ethics and Corporate Governance Principles and Practices

The Board has adopted a Code of Ethics applicable to all of our employees, including our executive officers, employees of our subsidiaries, and members of our Board. Any amendments to, or waivers under, the Code of Ethics that are required to be disclosed by SEC rules will be disclosed within four business days of such amendment or waiver on our website at www.qualcomm.com under the “Governance” section of our “Investor Relations” page. To date, there have not been any such waivers under the Code of Ethics.
The Board has also adopted our Corporate Governance Principles and Practices, which include information regarding the Board’s policies that guide its governance practices, including the roles, responsibilities and composition of the Board, director qualifications, committee matters and stock ownership guidelines, among others.
The Code of Ethics and the Corporate Governance Principles and Practices are available on our website at www.qualcomm.com under the “Governance” section of our “Investor Relations” page.
Board Leadership Structure

Chair of the Board	Mark D. McLaughlin
The Board appoints the Chair of the Board (Chair) after considering the recommendation of the Governance Committee. The Chair is not required to be an independent director. However, at all times when the Chair is not an independent director, the Board shall have a “Lead Independent Director” who shall be an independent director, as described below. Currently, our Chair is Mark D. McLaughlin, who is an independent director.
The Chair has the following responsibilities and authority:
•
Help set the overall leadership and strategic direction of the Company;

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Help delineate, in consultation with the Chief Executive Officer and the Board, responsibilities of the Board and management;

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Authorized to call special meetings of stockholders;

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Preside at all meetings of stockholders;

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Authorized to call special meetings of the Board;

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Preside at all meetings of the Board (unless conflicted on a matter);

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In collaboration with the Chief Executive Officer and the Lead Independent Director (if one is appointed), develop Board meeting agendas and communicate with independent Board members to ensure that matters of interest are being included;

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If an independent director, chair and set agendas for executive sessions of independent directors (unless conflicted on a matter);

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With the Chief Executive Officer, represent the Board in outreach to key constituencies;

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Work with the Lead Independent Director (if one is appointed) on investor outreach;

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Together with the Lead Independent Director (if one is appointed), represent the Board in interactions and negotiations with any company making an acquisition proposal or launching a proxy contest for control of the Board; and

•
Evaluate the Chief Executive Officer’s performance, in coordination with the HR and Compensation Committee.

Our charter documents and policies do not prevent our Chief Executive Officer from also serving as our Chair. The Board evaluates its leadership structure and elects the Chair based on the criteria it deems to be appropriate and in the best interests of the Company and its stockholders, given the circumstances at the time of such election. While we have in the past had one person serve as both Chair and Chief Executive Officer, since March 2014, the positions have been held by separate individuals.
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Lead Independent Director
At all times when the Chair of the Board is not an independent director, the Board shall have a Lead Independent Director who shall be an independent director. In the event the Chair is an independent director and the Board elects not to have a Lead Independent Director, the Chair shall have the responsibilities and authority (as applicable) of the Lead Independent Director set forth below. If the Board has determined to appoint a Lead Independent Director, then at or before each annual meeting of the Board, which follows immediately after each annual meeting of stockholders: (i) the Governance Committee shall recommend to the Board the director who would serve as Lead Independent Director for the next term and (ii) the Lead Independent Director shall be elected by a vote of the independent members of the Board. An individual shall serve as the Lead Independent Director for a one-year period, commencing with the annual meeting of the Board. In general, the Board expects that a Lead Independent Director will serve two consecutive terms, but the independent members of the Board may extend a Lead Independent Director’s length of service (on a year-by-year basis) up to four consecutive terms. No Lead Independent Director shall serve more than four consecutive terms.
The Lead Independent Director shall have the following responsibilities and authority:
•
Preside at all meetings of the Board at which the Chair is not present;

•
In collaboration with the Chair and the Chief Executive Officer, develop agendas for Board meetings, and communicate with independent Board members to ensure that matters of interest are being included on agendas for Board meetings;

•
Communicate with independent Board members and with management to affirm that appropriate briefing materials are being provided to Board members sufficiently in advance of Board meetings to allow for proper preparation and participation at such meetings;

•
Authorized, with the concurrence of at least one additional Board member, to call special meetings of the Board;

•
Lead investor outreach from an independent director perspective;

•
Together with the Chair, represent the Board in interactions and negotiations with any company making an acquisition proposal or launching a proxy contest for control of the Board; and

•
Lead the Board in governance matters, coordinating with the Governance Committee.

Principally because our current Chair is an independent director, the Board has elected not to fill the role of Lead Independent Director at this time.
Board Meetings, Committees and Attendance

During fiscal 2023, the Board held eight meetings. Board agendas include regularly scheduled sessions for the independent directors to meet without management present, and the Chair of the Board leads those sessions. The Board delegates various responsibilities and authority to different Board committees. We have three standing Board committees: the Audit Committee, the HR and Compensation Committee and the Governance Committee. Committees regularly report on their activities and actions to the full Board. Committee assignments are re-evaluated annually and approved by the Board at the annual meeting of the Board that follows the annual meeting of stockholders. Each committee acts according to a written charter approved by the Board and reviewed annually. Copies of each charter can be found on our website at www.qualcomm.com under the “Governance” section of our “Investor Relations” page.
During fiscal 2023, each director attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served and that were held during the period for which he or she was a Board or committee member. On average, directors attended 98% of their respective Board and committee meetings during fiscal 2023.
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The Audit Committee			Meetings in fiscal 2023: 9

Primary Responsibilities
The Audit Committee meets at least quarterly with our management and independent public accountants to review the results of the annual integrated audit and quarterly reviews of our consolidated financial statements, and to discuss our financial statements, annual and quarterly reports and earnings releases. The Audit Committee selects, engages, oversees and evaluates the qualifications, performance and independence of our independent public accountants (who report directly to the Audit Committee); reviews the plans and results of internal audits; reviews evaluations by management and the independent public accountants of our internal control over financial reporting and the quality of our financial reporting; reviews the Company’s disclosure controls and procedures over environmental, social and governance (ESG) disclosures and any assurance being provided by the independent auditor with respect to such reporting and disclosure; and oversees our internal audit and our risk and compliance functions, as well as our information technology (IT) security/cybersecurity programs and procedures, among other functions.

Independence
All of the members of the Audit Committee are independent directors within the meaning of Rule 5605 of the NASDAQ Stock Market LLC (NASDAQ Rule 5605) and Rule 10A-3(b)(1)(ii) of the Exchange Act. All members of the Audit Committee are audit committee financial experts as defined by the SEC.

Jeffrey W. Henderson (Chair)	Mark Fields	Jamie Miller	Anthony J. Vinciquerra
The HR and Compensation Committee		Meetings in fiscal 2023: 5

Primary Responsibilities
The HR and Compensation Committee designs the compensation plans and determines compensation levels for our Chief Executive Officer, other executive officers and directors; administers and approves stock offerings under our employee stock purchase and long-term incentive plans; reviews our employee compensation and talent management policies and practices; administers our incentive compensation repayment policy; reviews our policies, programs and initiatives focusing on workforce diversity, equity and inclusion; monitors the effectiveness of strategic initiatives designed to attract, engage, motivate and retain employees (human capital management); and reviews executive officer development and succession planning, among other functions.

Independence
All of the members of the HR and Compensation Committee are independent directors within the meaning of NASDAQ Rule 5605 and are non-employee directors as defined in Rule 16b-3 of the Exchange Act.

Irene B. Rosenfeld (Chair)	Gregory N. Johnson	Kornelis (Neil) Smit
The Governance Committee		Meetings in fiscal 2023: 5

Primary Responsibilities
The Governance Committee reviews, approves and oversees various corporate governance-related documents, policies and procedures, including our ESG policies, programs and initiatives (excluding matters specifically assigned to other committees pursuant to their charters). The Governance Committee oversees our political contributions and expenditures to ensure consistency with our business objectives and public policy priorities, including reviewing our Political Contributions and Expenditures Policy annually and reviewing reports on our political contributions and expenditures, as well as on our policies and programs concerning corporate citizenship and social responsibility (including charitable giving), no less than annually. The Governance Committee also reviews our stock ownership guidelines and compliance with those guidelines, and our business resilience and IT service resilience programs (including emergency operations, disaster recovery and security). In addition, the Governance Committee evaluates and recommends nominees, including stockholder nominees, for membership on the Board and its committees, among other functions.

Independence All of the members of the Governance Committee are independent directors within the meaning of NASDAQ Rule 5605.

Ann M. Livermore (Chair)	Sylvia Acevedo	Jean-Pascal Tricoire
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Board’s Role In Risk Oversight

We do not view risk in isolation, but consider risk as part of our regular evaluation of business strategy and business decisions. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create stockholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board oversees and reviews certain aspects of our risk management efforts, either directly or through its committees. We approach risk management by integrating our strategic planning, operational decision making and risk oversight, and communicating risks and opportunities to the Board. The Board commits extensive time and effort every year to discussing and agreeing upon our strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the review of the strategic plan, as well as in evaluating events and opportunities that occur during the year, the Board and management focus on the primary success factors and risks for the Company.
While the Board has primary responsibility for oversight of our risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to our Enterprise Risk Management program and IT security/cybersecurity programs, as well as risk management in the areas of financial reporting, internal controls and compliance with certain public reporting requirements. As part of its oversight of IT security/cybersecurity matters, the Audit Committee receives information on a quarterly basis, supplemented by a briefing from management on at least a semi-annual basis, on IT security/cybersecurity matters, including applicable updates on IT security/cybersecurity training programs and the results of external assessments. The HR and Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs, as well as employment and retention programs. The Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance and business resilience and IT service resilience programs. Each committee’s oversight responsibilities are codified in the applicable committee’s charter. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.
We believe that our leadership structure supports the risk oversight function of the Board. With our President and Chief Executive Officer serving on the Board, he promotes open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.
Director Nominations

Our Bylaws contain provisions that address the process (including required information and deadlines) by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. In addition, the “proxy access” provisions of our Bylaws provide that, under certain circumstances, a stockholder or group of up to 20 stockholders may seek to include director nominees in our proxy statement if such stockholder or group of stockholders own at least 3% of our outstanding common stock continuously for at least the previous three years. The number of stockholder nominees appearing in the proxy statement for our annual meeting cannot exceed the greater of  (i) two or (ii) 20% of the number of directors in office (rounded down to the nearest whole number). If the number of stockholder nominees exceeds the maximum number described above, one nominee from each nominating stockholder or group of stockholders, based on the order of priority provided by such nominating stockholders or group of stockholders, would be selected for inclusion in our proxy materials until the maximum number is reached. The order of priority among nominating stockholders or groups of stockholders would be determined based on the number (largest to smallest) of shares of our common stock held by such nominating stockholders or groups of stockholders. Each nominating stockholder or group of stockholders must provide the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary at our corporate offices at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714, no earlier than August 21, 2024 and no later than the close of business on September 20, 2024. Stockholders are advised to review our Bylaws, which contain additional requirements for submitting director nominees.
The Board has also adopted a formal policy concerning stockholder recommendations of Board candidates to the Governance Committee. This policy is set forth in our Corporate Governance Principles and Practices, which are available on our website at www.qualcomm.com under the “Governance” section of our “Investor Relations” page. Under this policy, the Governance Committee will review a reasonable number of candidates recommended by a single stockholder who has held over 1% of our common stock for over one year and who satisfies the notice, information and consent requirements set forth in our Bylaws. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at our corporate offices at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714. A stockholder’s recommendation must be received by us within the time limits set forth above under “Stockholder Proposals.” A stockholder’s recommendation must be accompanied by the information with respect to the stockholder nominee as specified in the Bylaws, including among other things,
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CORPORATE GOVERNANCE
the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the recommendation is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares), and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners on whose behalf the recommendation is being made. The proposing stockholder must also provide evidence of owning the requisite number of shares of our common stock for over one year. Candidates so recommended will be reviewed using the same process and standards for reviewing Board-recommended candidates.
In evaluating director nominees, the Governance Committee considers, among others, the following factors:
•
The appropriate size of the Board;

•
Our needs and anticipated future needs with respect to the knowledge, skills and experience of our directors;

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The knowledge, skills and experience of nominees, including, among others, experience in senior leadership positions, on other public company boards, in the technology industry, business (including international business), accounting/finance, public policy/political affairs, information technology/data/cyber security and/or climate/environmental matters, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•
Diversity with respect to gender, race and ethnicity, including individuals from underrepresented communities;

•
The nominee’s other commitments, including the other boards on which the nominee serves (see also “Director Service on Other Boards,” below); and

•
Board tenure, including the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspectives provided by new members.

The qualifications and criteria considered in the selection of director nominees have the objective of assembling a Board that brings to the Company a reasonable diversity of backgrounds, perspectives, experience and skills derived from high quality business and professional experience, with the Governance Committee also giving consideration to candidates with appropriate non-business backgrounds. As part of its efforts to create a highly effective Board, the Governance Committee will include, and instruct any search firm it engages to include, women and individuals from underrepresented communities in the pool of candidates from which the Governance Committee selects director nominees.
There are no stated minimum criteria for director nominees, although the Governance Committee considers the foregoing and may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the SEC, and for a majority of the members of the Board to meet the definition of  “independent director” under NASDAQ Rule 5605. The Governance Committee also believes that it is in the best interests of stockholders that at least one key member of our current management participates as a member of the Board. The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue their service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue to serve or if the Governance Committee or the Board decides not to re-nominate a member for election, and if the Board determines not to reduce the Board size as a result, the Governance Committee identifies the desired skills and experience of a new nominee based on the criteria above. Current members of the Governance Committee and Board are polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. We have also engaged third parties to assist in identifying and evaluating potential nominees.
Director Service on Other Boards

The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. The Board also believes, however, that directors must have sufficient time to dedicate to their service on the Company’s Board. Pursuant to our Corporate Governance Principles and Practices, a director who has received an invitation to join another company’s board must inform the Chair of the Board, the Chair of the Governance Committee and the Corporate Secretary prior to accepting such an offer. The Governance Committee then determines whether, in its view, it is appropriate for the director to accept such an offer, considering various relevant factors including (among others) the nature and extent of the director’s other professional obligations and the time commitment required by the new position. Our Corporate Governance Principles and Practices further provide that, generally, no Board member shall serve on the board of directors of more than four public companies (including Qualcomm), and no Board member who is an executive officer of a public company (other than on an interim basis) shall serve on the boards of more than two public companies (including Qualcomm and, if applicable, the company of which they are serving as an executive officer).
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Board Evaluations

On an annual basis, our Board conducts a formal assessment of its overall effectiveness and performance, and each committee of the Board conducts a formal assessment of its overall effectiveness and performance. These assessments are led by the Governance Committee. Every three years, the Governance Committee also conducts an assessment of the overall effectiveness of each individual Board member. These assessments are designed to provide the Board, each committee and each individual director with valuable insights regarding their areas of strength and areas for potential improvement, and to encourage continuous improvement in the execution of their responsibilities.
Majority Voting

Under our Bylaws, in an uncontested election, if any incumbent nominee for director receives a greater number of  “withhold” votes (ignoring abstentions and broker non-votes) than votes cast “for” his or her election, the director shall promptly tender his or her resignation from the Board, subject to acceptance by the Board. In that event, the Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other actions should be taken. In making its recommendation, the Governance Committee will consider all factors it deems relevant, including, without limitation, the stated reasons why stockholders withheld votes from such director, the length of service and qualifications of such director, the director’s past contributions to the Board and the availability of other qualified candidates for director. The Governance Committee’s evaluation shall be forwarded to the Board to permit the Board to act on it no later than 90 days following the date of the annual meeting of stockholders. In reviewing the Governance Committee’s recommendation, the Board shall consider the factors evaluated by the Governance Committee and such additional information and factors as the Board believes to be relevant. If the Board determines that the director’s resignation is in the best interests of the Company and its stockholders, the Board shall promptly accept the resignation. We will publicly disclose the Board’s decision within four business days in a Current Report on Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for not accepting the director’s resignation. The director in question will not participate in the Governance Committee’s or the Board’s considerations of the appropriateness of his or her continued service, except to respond to requests for information.
Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers and non-employee directors to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders.
The guideline for our executive officers is based on a multiple of his or her base salary, ranging from two to ten times, with the size of the multiple based on the individual’s position with the Company. Our CEO is required to hold shares of our common stock with a value equal to at least ten times his base salary. Only shares actually owned count toward the requirement. Shares underlying unvested equity awards, including restricted stock units (RSUs) and performance stock units (PSUs), do not count toward the requirement. Executive officers are required to achieve these stock ownership levels within five years of becoming an executive officer or promotion to a position with a higher multiple requirement. Our stock ownership guidelines are applicable to our executive officers for so long as they serve as such. As of December 15, 2023, all of our named executive officers met their stock ownership guidelines.
Non-employee directors are required to hold a number of shares of our common stock with a value equal to at least five times the annual retainer for Board service paid to U.S. residents. Only shares actually owned (as shares or as vested deferred stock units) count toward the requirement. Non-employee directors are required to achieve this ownership level within five years of joining the Board. In addition to the preceding ownership guidelines, all non-employee directors are expected to own shares of our common stock within one year of joining the Board. As of December 15, 2023, all of our non-employee directors met the guidelines discussed above.
In the event an executive officer or non-employee director does not achieve the applicable stock ownership guideline by the applicable deadline, he or she is required to retain an amount equal to 100% of the net shares received upon issuance of any RSUs or deferred stock units until the guideline has been achieved and 50% of the net shares received upon issuance of any other equity award, or upon stock option exercise, until the applicable guideline has been achieved. “Net shares” are those shares that remain after shares are sold or netted to pay any withholding taxes and, in the case of stock options, the exercise price. This requirement to retain all or a portion of net shares also applies in the event the Company’s common stock price declines, causing the individual’s previous ownership to fall short of the guideline.
The Governance Committee reviews our stock ownership guidelines, including compared to the peer group of companies used by the HR and Compensation Committee in connection with our executive compensation program, as well as compliance with those guidelines, annually.
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CORPORATE GOVERNANCE
Communications with Directors

We have adopted a formal process for stockholder communications with the Board. This process is set forth in our Corporate Governance Principles and Practices. Stockholders who wish to communicate to the Board, a committee of the Board or one or more members of the Board should do so in writing to the following address:
Board of Directors | Board Committee | Director(s)
Qualcomm Incorporated
Attn: Corporate Secretary
5775 Morehouse Drive, N-585L
San Diego, California 92121-1714
Our Corporate Secretary maintains records of all such communications (and the disposition of such communications) and forwards those not deemed frivolous, threatening or otherwise inappropriate to the Board, or the appropriate Board committee or member(s) of the Board.
Annual Meeting Attendance

Our Corporate Governance Principles and Practices set forth a policy on director attendance at annual meetings. Directors are encouraged to attend absent unavoidable conflicts. All directors then in office attended our last annual meeting.
Director Independence

The Board has determined that, except for Mr. Amon, all of the members of the Board are independent directors within the meaning of NASDAQ Rule 5605.
Employee, Officer and Director Hedging and Pledging

Our Insider Trading Policy (Policy) provides that our employees, officers, directors and consultants, as well as persons or entities over which such individuals have or share voting or investment control (collectively, Covered Persons), may not engage in hedging transactions in Qualcomm securities. Specifically, the Policy provides that Covered Persons may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars or exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Qualcomm securities. The Policy applies to Qualcomm securities granted to Covered Persons as part of their compensation, and to any other Qualcomm securities held directly or indirectly by Covered Persons.
In addition, the Policy provides that Covered Persons may not engage in short sales or derivative transactions in Qualcomm securities (whether for purposes of hedging, income, monetization or otherwise); and our officers, directors and certain other employees designated as “Designated Insiders” under the Policy may not pledge Qualcomm securities or hold Qualcomm securities in a margin account.
Environmental, Social and Governance (ESG)

We believe that our innovations help transform industries, enhance people’s lives and address some of society’s biggest challenges. With the world becoming increasingly connected, we have an opportunity to shape a better future. We believe in the power of technology. As such, our corporate responsibility vision is to be a facilitator of innovation for a sustainable world, connected wirelessly.
We have integrated corporate responsibility throughout our business, from our daily operations to our executive leadership and our Board. The Governance Committee of our Board provides oversight on ESG matters not delegated to other Board committees, including ESG policies, programs and initiatives. The HR and Compensation Committee of our Board provides oversight on our human capital initiatives and our workforce diversity, equity and inclusion policies, programs and initiatives, while the Audit Committee of our Board provides oversight of our ESG disclosure controls and procedures. Our ESG Leadership Committee, composed of certain executives, provides guidance on global corporate responsibility issues. Our ESG Working Group implements directives from the ESG Leadership Committee, measures progress on achieving our goals and reports to management on accomplishments and challenges.
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We center our ESG efforts around purposeful innovation, focusing on three strategic areas where we believe we can have the biggest impact:
•
Empowering Digital Transformation. We believe technology can transform industries, businesses, communities and individual lives. We invent solutions that are foundational to the advancement of the global wireless ecosystem, improving how we work, live and, ultimately, thrive.

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Acting Responsibly. We invest in our people, strive to always behave with integrity and implement governance standards that uphold Qualcomm’s values. We are committed to responsible business practices, from upholding diversity, equity and inclusion, to protecting privacy, to providing leading development programs and fostering an ethical culture.

•
Operating Sustainably. We aim to maintain safe, healthy and productive working conditions and conserve natural resources. Our environmental efforts center on reducing greenhouse gas (GHG) emissions, optimizing energy consumption, managing water usage and minimizing waste throughout our operations and the communities in which we work.

2025 Goals. Our 2025 Goals related to corporate responsibility include, among others:
•
Reducing our absolute Scope 1 and Scope 2 GHG emissions by 30% from global operations, from a 2014 base year.

•
Reducing power consumption by 10% every year in our flagship Snapdragon® Mobile Platform products (given equivalent features).

•
Ensuring 100% of our primary semiconductor manufacturing suppliers are audited every two years for conformance to our Supplier Code of Conduct, from a 2020 base year.

Net-Zero Global GHG Emissions Commitment. Qualcomm has approved near and long-term science-based emissions reduction targets with the Science Based Targets Initiative (SBTi), including: (1) reduce absolute Scope 1 and 2 GHG emissions by 50% by 2030 from a 2020 base year; (2) reduce absolute Scope 3 GHG emissions by 25% by 2030 from a 2020 base year; and (3) reach net-zero GHG emissions across the value chain by 2040.
The foregoing discussion includes information regarding ESG matters that we believe may be of interest to our stockholders generally. We recognize that certain other stakeholders (such as customers, employees and non-governmental organizations), as well as certain of our stockholders, may be interested in more detailed information on these topics. We encourage you to review our most recent Qualcomm Corporate Responsibility Report (located on our website) for more detailed information regarding our Corporate Responsibility and ESG governance, goals, priorities, accomplishments and initiatives, as well as the “Corporate Governance” section of this proxy statement, and our Corporate Governance Principles and Practices (located on our website), for additional information regarding governance matters, including Board and Committee leadership, oversight, roles and responsibilities, and Director independence, tenure, refreshment and diversity. Nothing on our website, including the aforementioned reports or documents, or sections thereof, shall be deemed incorporated by reference into this proxy statement.
Human Capital

In order to continue to produce innovative, breakthrough technologies, it is crucial that we continue to attract and retain top talent. To facilitate talent attraction and retention, we strive to make Qualcomm a diverse, inclusive, and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits, and health and wellness programs and by programs that build connections between our employees and their communities
At September 24, 2023, we had approximately 50,000 full-time, part-time and temporary workers, the overwhelming majority of which were full-time employees. Our employees are represented by more than 100 (self-identified) nationalities working in over 150 locations in 36 different countries around the world. Collectively, we speak more than 90 different languages. Our global workforce is highly educated, with the substantial majority of our employees working in engineering or technical roles. During fiscal 2023, our voluntary turnover rate was less than 5%. During the second half of fiscal 2023, in order to promote and facilitate the type of collaboration and innovation that is foundational to Qualcomm, we adjusted our onsite work policy to require most of our employees to be in the office the majority of their working time.
Diversity, Equity and Inclusion. We believe that a diverse workforce is important to our success, and we continue to focus on making Qualcomm a great place to work for everyone, including women and underrepresented populations. Our recent efforts have been focused in three areas: inspiring innovation through an inclusive and diverse culture; expanding our efforts to recruit world-class diverse talent; and identifying strategic partners to accelerate our inclusion, equity and diversity programs.
We have employee networks that enhance our inclusive and diverse culture, including global network groups focused on supporting women, LGBTQ+ employees and employees with disabilities, in addition to U.S.-based employee networks that focus on Black and African American employees, Hispanic and Latinx employees and U.S. military members and veterans. In 2023, we also added a new employee network to support Asian American and Pacific Islander employees.
2024 PROXY STATEMENT	19

CORPORATE GOVERNANCE
We continue to recruit technical talent in diverse communities, engaging as a high-level sponsor of professional conferences, such as the Society of Hispanic Professional Engineers National Convention and the National Society of Black Engineers National Convention. We also continue to recruit from a variety of colleges with diverse student populations, including Hispanic-Serving Institutions and Historically Black Colleges and Universities.
Our continued engagement with organizations that work with diverse communities has been vital to our efforts. We joined the Global Catalyst Community that helps organizations build workplaces that work for women with thought leadership and actionable solutions to advance women into leadership. We are also endorsed as a great employer for women by Work180 and have been recognized by Avtar and Seramount as a Best Company for Women in India. We, alongside other top technology companies, helped form the Reboot Representation Tech Coalition, which aims to double the number of Black, Latinx and Native American women receiving computing degrees by 2025. Through our collaboration with Disability:IN’s Inclusion Works program, we have increased our ability to address the needs of individuals with disabilities.
We publish our most recent Consolidated EEO-1 reports on our website to provide additional transparency into our workforce.
Health, Safety and Wellness. The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. Through our Live+Well, Work+Well program, we provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security related to events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.
Compensation and Benefits. We provide robust compensation and benefits programs to help meet the needs of our employees. In addition to salaries, these programs (which vary by country/region) include annual bonuses, stock awards, an employee stock purchase plan, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, flexible work schedules, adoption and surrogacy assistance, employee assistance programs, tuition assistance, and on-site services such as health centers and fitness centers, among others. In addition to our broad-based equity award programs, we have used targeted equity awards with vesting conditions to facilitate retention of personnel, particularly those with critical engineering skills and experience.
Talent Development. We invest significant resources to develop the talent needed to remain a world-leading innovator in wireless technologies and high performance and low power computing, including AI. We deliver numerous training opportunities, provide rotational assignment opportunities, focus on continuous learning and development and have implemented what we believe are industry-leading methodologies to manage performance, provide feedback and develop talent.
Our talent development programs are designed to provide employees with the resources they need to help achieve their career goals, build management skills and lead their organizations. We provide a series of employee workshops around the globe that support professional growth and development. Additionally, our manager and employee forum programs provide an ongoing opportunity for employees to practice and apply learning around conversations aligned with our annual review process. We also have an employee development website that provides quick access to learning resources that are personalized to the individual’s development needs.
Building Connections – With Each Other and our Communities. We believe that building connections between our employees, their families and our communities creates a more meaningful, fulfilling and enjoyable workplace. Through our engagement programs, our employees can pursue their interests and hobbies, connect to volunteering and giving opportunities and enjoy unique recreational experiences with family members. Leveraging our partnerships with various local arts and culture organizations, we have created numerous unique experiences for employees and their families around the world.
Since our employees are passionate about many causes, our corporate giving and volunteering programs support and encourage employees by engaging with those causes. In our offices around the world, our employee-led Giving Committees select local organizations to support, often in the form of grants that are primarily funded by the Qualcomm Foundation (which was established in 2011 to support charitable giving and volunteerism). We also frequently collaborate with these organizations on volunteer activities for our employees. Additionally, during fiscal 2023, thousands of our employees around the world utilized our charitable match program, benefiting more than 1,500 charitable organizations.
Human Capital Advancements Linked to our Executive Compensation. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our HR and Compensation Committee considered human capital advancements in determining our executives’ fiscal 2023 bonus. For fiscal 2023, progress towards human capital advancements serves as a non-financial performance modifier that can adjust the executives’ bonus payout by a multiple of 0.9 to 1.1.
The foregoing discussion includes information regarding Human Capital matters that we believe may be of interest to stockholders generally. We recognize that certain other stakeholders (such as customers, employees and non-governmental organizations), as
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CORPORATE GOVERNANCE
well as certain of our stockholders, may be interested in more detailed information on these topics. We encourage you to review the “Workforce” section of our most recent Qualcomm Corporate Responsibility Report (located on our website) for more detailed information regarding our Human Capital programs and initiatives. Nothing on our website, including our Consolidated EEO-1 reports, our Qualcomm Corporate Responsibility Report or sections thereof, shall be deemed incorporated by reference into this proxy statement.
Management’s Ongoing Stockholder Engagement

Our senior management team engages extensively with our stockholders, on a regular basis, as part of our commitment to excellence in corporate governance. Over the past year, as in prior years, our management team engaged in consistent post-earnings communications with our stockholders and hosted a significant number of events, including one-on-one and group meetings, calls, roadshows, bus tours and conferences, all in compliance with relevant SEC regulations. We engaged in robust dialogue with hundreds of our stockholders, including our largest stockholders, on a broad range of subjects, including our business, strategy and financial performance. Further, our Investor Relations team held numerous discussions with our global stockholder base, performed significant outreach via major industry conferences and responded to numerous stockholder questions and inquiries. The multi-faceted nature of our management’s stockholder engagement program allows us to maintain meaningful dialogue with a broad range of our stockholders, including large institutional investors, smaller to mid-size institutions, pension funds and individuals.
2024 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS
ELECTION OF DIRECTORS

Our Certificate of Incorporation and our Bylaws provide that directors are to be elected at our annual meeting of stockholders, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies on the Board resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of common stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board. Newly created directorships resulting from any increase in the number of directors may, unless the Board determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board. Any director elected as a result of a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor has been elected and qualified.
In an uncontested election, our Bylaws provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” a director nominee must exceed the number of “withhold” votes cast against that nominee). In a contested election, a director nominee will be elected by a plurality of the votes cast. In either case, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote. In an uncontested election, if any nominee for director who is currently serving on the Board receives a greater number of  “withhold” votes than votes “for” his or her election, the director shall promptly tender his or her resignation from the Board, subject to acceptance by the Board. The process that will be followed by the Board in that event is described in the “Corporate Governance” section above under the heading “Majority Voting.”
Our Certificate of Incorporation provides that the number of directors shall be fixed exclusively by resolutions adopted from time to time by the Board. The Board, upon recommendation of the Governance Committee, has set the number of directors at 12. Therefore, 12 directors will stand for election at the Annual Meeting to serve as directors until the 2025 annual meeting of stockholders. The Board, upon recommendation of the Governance Committee, has nominated the individuals below for election as directors at the Annual Meeting.
The nominees receiving a majority of votes cast with respect to his or her election will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 12 nominees named below. Each person nominated for election has agreed to serve, if elected, and the Board has no reason to believe that any nominee will be unable to serve.
22	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES FOR ELECTION

SYLVIA ACEVEDO INDEPENDENT DIRECTOR	AGE: 66 DIRECTOR SINCE: 2020 COMMITTEES: Governance OTHER PUBLIC COMPANY BOARDS: Credo Technology Group Holding Ltd (since December 2021)
EXPERIENCE:
Ms. Acevedo served as Chief Executive Officer of the Girl Scouts of the United States of America, a national leadership development organization for girls, from May 2017 to August 2020 and as interim Chief Executive Officer from June 2016 to May 2017. She served as a member of the President’s Advisory Commission on Educational Excellence for Hispanics from May 2011 to September 2016. Ms. Acevedo was Co-Founder, President and Chief Executive Officer of CommuniCard LLC from October 2002 to March 2013 and Co-Founder and Vice President, Sales and Marketing of REBA Technologies Inc. (acquired by Applied Microsystems Corporation) from 2001 to 2002. Prior to that, she held various roles at Dell Inc., Autodesk, Inc., Apple Inc., IBM Corporation and the National Aeronautics and Space Administration (NASA) Jet Propulsion Labs.
EDUCATION:
Ms. Acevedo holds a B.S. in Industrial Engineering from New Mexico State University and an M.S. in Industrial Engineering from Stanford University. She also holds an Honorary Doctorate from Washington College for her STEM national leadership and an Honorary Doctorate of Science from Duke University.
QUALIFICATIONS:
Ms. Acevedo’s qualifications to serve on our Board include her extensive experience in a range of technology companies, including in executive leadership roles, and in large mature organizations as well as emerging growth companies. She also has senior leadership experience in the government and non-profit sectors, which brings additional perspectives and valuable additional insights to our Board. Our Board and senior management also benefit from Ms. Acevedo’s experience managing international business operations and from serving on other public company boards. As a longtime advocate for underserved communities and girls’ and women’s causes, Ms. Acevedo provides a unique perspective on social matters, and has an ESG Designation from Competent Boards.
CRISTIANO R. AMON	AGE: 53 DIRECTOR SINCE: 2021 COMMITTEES: None OTHER PUBLIC COMPANY BOARDS: Adobe Inc. (since October 2023)
EXPERIENCE:
Mr. Amon has been our President and Chief Executive Officer and a member of our Board of Directors since June 2021. He served as President and Chief Executive Officer-elect from January 2021 to June 2021 and President from January 2018 to January 2021. Mr. Amon served as Executive Vice President, Qualcomm Technologies, Inc. (QTI), a subsidiary of Qualcomm Incorporated, and President, Qualcomm CDMA Technologies (QCT), from November 2015 to January 2018. He served as Executive Vice President, QTI and Co-President, QCT from October 2012 to November 2015, Senior Vice President and Co-President, QCT from June 2012 to October 2012 and as Senior Vice President, QCT Product Management from October 2007 to June 2012, with responsibility for our product roadmap, including our Snapdragon platforms. Mr. Amon joined Qualcomm in 1995 as an engineer and throughout his tenure at Qualcomm has held several other technical and leadership positions.
EDUCATION:
Mr. Amon holds a B.S. in Electrical Engineering and an honorary doctorate from UNICAMP, the State University of Campinas, Brazil.
QUALIFICATIONS:
Mr. Amon’s qualifications to serve on our Board include his extensive business, operational and executive management experience in the wireless telecommunications industry, including his current position as our Chief Executive Officer. His extensive knowledge of our global business, products, strategic relationships and opportunities, as well as the rapidly evolving technologies and competitive environment in the industries in which we operate, bring valuable insights and knowledge to our Board.
2024 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS
MARK FIELDS INDEPENDENT DIRECTOR	AGE: 62 DIRECTOR SINCE: 2018 COMMITTEES: Audit OTHER PUBLIC COMPANY BOARDS: Hertz Global Holdings, Inc. (since June 2021)
EXPERIENCE:
Mr. Fields has been a Senior Advisor at TPG Capital LP, a global alternative asset firm, since October 2017. He served as Interim Chief Executive Officer of Hertz Global Holdings, Inc., which operates the Hertz, Thrifty and Dollar rental car brands, from October 2021 to February 2022. Mr. Fields served as President and Chief Executive Officer of Ford Motor Company, a global automotive company, from July 2014 to May 2017, and as Chief Operating Officer from December 2012 to July 2014. He joined Ford in 1989 and served in various leadership positions throughout his tenure, including Executive Vice President and President, Americas; Executive Vice President and Chief Executive Officer, Ford of Europe and Premier Automotive Group; Chairman and Chief Executive Officer, Premier Automotive Group; and President and Chief Executive Officer, Mazda Motor Corporation. Mr. Fields previously served as a director of TPG Pace Beneficial II Corp. from April 2021 to April 2023, TPG Pace Solutions Corp. from April 2021 to December 2021, IBM Corporation from March 2016 to April 2018, and Ford Motor Company from July 2014 to May 2017.
EDUCATION:
Mr. Fields holds a B.A. in Economics from Rutgers University and an M.B.A. from Harvard Business School.
QUALIFICATIONS:
Mr. Fields’ qualifications to serve on our Board include his extensive operational experience in executive management positions in the automotive industry, a key growth area for us, including leading complex global business organizations with large workforces and organizations pursuing emerging opportunities through expansion into adjacent areas, which brings valuable insights to our Board as well as provides a useful resource to our senior management. Our Board and senior management also benefit from Mr. Fields’ experience from serving on other public company boards. He has been designated as an audit committee financial expert.
JEFFREY W. HENDERSON INDEPENDENT DIRECTOR
AGE: 59
DIRECTOR SINCE: 2016
COMMITTEES: Audit (Chair)
OTHER PUBLIC COMPANY BOARDS:
Becton, Dickinson and Company (since August 2018)
Halozyme Therapeutics, Inc. (since August 2015)
FibroGen, Inc. (since August 2015)

EXPERIENCE:
Mr. Henderson has been President of JWH Consulting LLC, a business and investment advisory firm, since January 2018. He served as an Advisory Director to Berkshire Partners LLC, a private equity firm, from September 2015 to December 2019. Mr. Henderson served as Chief Financial Officer of Cardinal Health Inc. from May 2005 to November 2014. Prior to joining Cardinal Health, he held multiple management positions at Eli Lilly including serving as President and General Manager of Eli Lilly Canada, and Controller and Treasurer of Eli Lilly Inc., as well as various management positions with General Motors, including in Great Britain, Singapore, Canada and the U.S.
EDUCATION:
Mr. Henderson holds a B.S. in Electrical Engineering from Kettering University and an M.B.A. from Harvard Business School.
QUALIFICATIONS:
Mr. Henderson’s qualifications to serve on our Board include his financial and operational executive management experience, including his significant experience in international operations, which is a source of valuable insights to our Board. His experience in senior operational and financial management positions at companies that experienced significant growth and transformation, including into additional business areas, also provides a useful resource to our senior management. Our Board and senior management also benefit from Mr. Henderson’s experience from serving on other public company boards. He has been designated as an audit committee financial expert.
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PROPOSAL 1: ELECTION OF DIRECTORS
GREGORY N. JOHNSON INDEPENDENT DIRECTOR	AGE: 55 DIRECTOR SINCE: 2020 COMMITTEES: HR and Compensation OTHER PUBLIC COMPANY BOARDS: None
EXPERIENCE:
Mr. Johnson served as President and Chief Executive Officer of McAfee Corp., a global leader in online protection for consumers, from June 2022 to October 2023. He served as Executive Vice President and General Manager, Consumer Group of Intuit Inc., a global technology platform company, from August 2018 to June 2022, and as Senior Vice President, Marketing, Consumer Tax Group of Intuit from December 2012 to August 2018. Prior to Intuit, Mr. Johnson held various marketing positions at Advance Auto Parts, Inc., Best Buy Co., Inc., The Gillette Company, Eastman Kodak Company, S.C. Johnson & Son, Inc., Motorola, Inc. and Kraft Foods, Inc. He also served in the United States Air Force.
EDUCATION:
Mr. Johnson holds a B.S. in Operations Research from the United States Air Force Academy.
QUALIFICATIONS:
Mr. Johnson’s qualifications to serve on our Board include his broad executive management experience in several large companies competing in a range of industries, including the technology industry, which brings additional perspectives and insights to our Board. Our Board and senior management also benefit from Mr. Johnson’s wide range of operational experience, including in marketing, strategy and business development, as well as his knowledge of cybersecurity matters obtained from his experience as Chief Executive Officer of a company specializing in consumer cybersecurity.
ANN M. LIVERMORE INDEPENDENT DIRECTOR	AGE: 65 DIRECTOR SINCE: 2016 COMMITTEES: Governance (Chair) OTHER PUBLIC COMPANY BOARDS: Samsara Inc. (since June 2021) Hewlett Packard Enterprise Co. (since November 2015)
EXPERIENCE:
Ms. Livermore served as Executive Vice President of the Enterprise Business at Hewlett-Packard Company, an information technology company, from May 2004 to June 2011 and as Executive Vice President of HP Services from January 2002 to May 2004. She joined HP in 1982 and served in a number of management and leadership positions across the company. Ms. Livermore previously served as a director of United Parcel Service, Inc. from November 1997 to May 2023 and Hewlett-Packard Company from June 2011 to November 2015.
EDUCATION:
Ms. Livermore holds a B.A. in Economics from the University of North Carolina, Chapel Hill and an M.B.A. from Stanford University.
QUALIFICATIONS:
Ms. Livermore’s qualifications to serve on our Board include her extensive operational experience in executive management positions at global technology companies, including leading complex global business organizations with large workforces. Her significant experience in the areas of technology, marketing, sales, research and development and business management provide valuable insights to our Board and also provide useful resources to our senior management. Our Board and senior management also benefit from Ms. Livermore’s experience from serving on other public company boards.
2024 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS
MARK D. McLAUGHLIN INDEPENDENT DIRECTOR	AGE: 58 DIRECTOR SINCE: 2015 CHAIR OF THE BOARD OTHER PUBLIC COMPANY BOARDS: Snowflake Inc. (since April 2023)
EXPERIENCE:
Mr. McLaughlin served as Vice Chairman of the Board of Palo Alto Networks, Inc., a global cybersecurity company, from June 2018 to December 2022. He served as Chairman of the Board and Chief Executive Officer of Palo Alto Networks from August 2016 to June 2018 and as Chairman of the Board, President and Chief Executive Officer from April 2012 to August 2016. Mr. McLaughlin joined Palo Alto Networks as President and Chief Executive Officer, and as a director, in August 2011 and became Chairman of the Board in April 2012. He served as President and Chief Executive Officer and as a director of VeriSign, Inc. from August 2009 to August 2011 and as President and Chief Operating Officer from January 2009 to August 2009. Mr. McLaughlin served in various other management and leadership roles at VeriSign from February 2000 through November 2007 and provided consulting services to VeriSign from November 2008 to January 2009. Prior to joining VeriSign, Mr. McLaughlin was Vice President, Sales and Business Development at Signio Inc., which was acquired by VeriSign in February 2000. Mr. McLaughlin served on the National Security Telecommunications Advisory Committee (NSTAC) from January 2011 to April 2023 and as Chairman of the NSTAC from November 2014 to December 2016.
EDUCATION:
Mr. McLaughlin holds a B.S. from the U.S. Military Academy at West Point and a J.D. from Seattle University School of Law.
QUALIFICATIONS:
Mr. McLaughlin’s qualifications to serve on our Board include his operational and executive management experience at several global technology companies. Mr. McLaughlin’s service on the National Security Telecommunications Advisory Committee, as well as his experience as Chief Executive Officer and a member of the board of directors of a company recognized as a leader in cybersecurity, provide him with extensive knowledge regarding the operations and security of telecommunications systems and cybersecurity matters, which bring valuable insights to our Board. Our Board and senior management also benefit from Mr. McLaughlin’s experience from serving on other public company boards.
JAMIE S. MILLER INDEPENDENT DIRECTOR	AGE: 55 DIRECTOR SINCE: 2020 COMMITTEES: Audit OTHER PUBLIC COMPANY BOARDS: None
EXPERIENCE:
Ms. Miller has been Executive Vice President and Chief Financial Officer of PayPal Holdings, Inc., a leading digital payments company, since November 2023. She served as Global Chief Financial Officer of Ernst & Young Global Limited (EY), a global provider of assurance, tax, strategy and transactions and consulting services, from February 2023 to June 2023 (having left the firm following EY’s decision to abandon its proposed spin-off transaction). Ms. Miller served as Chief Financial Officer of Cargill, Incorporated, a global food, agricultural, financial and industrial products company, from June 2021 to January 2023 and as Head of Corporate Strategy and Development of Cargill from April 2022 to January 2023. Ms. Miller served as Senior Vice President and Chief Financial Officer of General Electric Company (GE), a multinational power, renewable energy, aviation and healthcare company, from November 2017 to February 2020. She served as President and Chief Executive Officer of GE Transportation from October 2015 to November 2017, as Chief Information Officer (CIO) of GE from April 2013 to October 2015, and as Vice President, Controller and Chief Accounting Officer of GE from April 2008 to April 2013. Prior to joining GE in 2008, she served as Senior Vice President and Controller of WellPoint, Inc. (now Anthem), and as a partner at PricewaterhouseCoopers LLP. Ms. Miller previously served as a director of Baker Hughes, a GE company, from July 2017 to September 2019.
EDUCATION:
Ms. Miller holds a B.S. in Accounting from Miami University in Oxford, Ohio.
QUALIFICATIONS:
Ms. Miller’s qualifications to serve on our Board include her extensive financial and operational executive management expertise, including her significant experience in accounting and finance matters and in large global organizations, which is a source of valuable insights to our Board. Her experience in executive management positions at large organizations undergoing transformation also
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PROPOSAL 1: ELECTION OF DIRECTORS
provides a useful resource to our senior management. Further, having served as CIO and later supervising the CIO for a major multinational corporation, Ms. Miller brings additional knowledge and experience in the area of cybersecurity to our Board. She has been designated as an audit committee financial expert.
IRENE B. ROSENFELD INDEPENDENT DIRECTOR	AGE: 70 DIRECTOR SINCE: 2018 COMMITTEES: HR and Compensation (Chair) OTHER PUBLIC COMPANY BOARDS: None
EXPERIENCE:
Ms. Rosenfeld served as Chairman of the Board of Mondelēz International, Inc., a global snack food and beverage company (which changed its name from Kraft Foods, Inc. in October 2012), from November 2017 to March 2018, as Chairman and Chief Executive Officer from March 2007 to November 2017 and as Chief Executive Officer and a director from June 2006 to March 2007. Prior to that, she served as Chairman and Chief Executive Officer of Frito-Lay, a division of PepsiCo, Inc., from September 2004 to June 2006. Ms. Rosenfeld was employed continuously by Mondelēz International and its predecessor companies, in various capacities from 1981 to 2003, including President, Kraft Foods North America; President, Kraft Foods Operations, Technology & Information Systems; and President, Kraft Foods Canada, Mexico and Puerto Rico.
EDUCATION:
Ms. Rosenfeld holds a B.A. in Psychology, an M.S. in Business and a Ph.D. in Marketing & Statistics from Cornell University.
QUALIFICATIONS:
Ms. Rosenfeld’s qualifications to serve on our Board include her extensive executive management experience, including experience in international operations, which is a source of important insights to our Board and provides a useful resource to our senior management. Her experience with corporate governance matters and service on other public company boards also provide valuable insights to our Board.
KORNELIS (NEIL) SMIT INDEPENDENT DIRECTOR	AGE: 65 DIRECTOR SINCE: 2018 COMMITTEES: HR and Compensation OTHER PUBLIC COMPANY BOARDS: None
EXPERIENCE:
Mr. Smit served as Vice Chairman of Comcast Corporation, a global media and technology company, from April 2017 to December 2021. He served as President and Chief Executive Officer of Comcast Cable Communications, LLC, a subsidiary of Comcast Corporation, from November 2011 to April 2017 and President from March 2010 to November 2011. Before joining Comcast, Mr. Smit served as President and Chief Executive Officer and a director of Charter Communications, Inc. from August 2005 to March 2010. Prior to joining Charter Communications, he served as President of AOL Access (AOL/Time Warner) and held various leadership positions at Nabisco and Pillsbury. Mr. Smit also served on the Board of Visitors for Nicholas School of the Environment at Duke University from 2010 to 2021. He previously served in the United States Navy as a member on the SEAL Teams and retired from the service as a Lieutenant Commander.
EDUCATION:
Mr. Smit holds a B.S. in Geology from Duke University and an M.A. in International Business from Tufts University-Fletcher School of Law and Diplomacy.
QUALIFICATIONS:
Mr. Smit’s qualifications to serve on our Board include his extensive executive management experience at media and technology companies, and in international business, which are a source of valuable insights to our Board. His experience in senior operational positions also provides a useful resource for our senior management. Mr. Smit also brings valuable knowledge of environmental matters obtained from his experience at one of the top global universities for environmental studies.
2024 PROXY STATEMENT	27

PROPOSAL 1: ELECTION OF DIRECTORS
JEAN-PASCAL TRICOIRE INDEPENDENT DIRECTOR	AGE: 60 DIRECTOR SINCE: 2020 COMMITTEES: Governance OTHER PUBLIC COMPANY BOARDS: Schneider Electric SE (since April 2013)
EXPERIENCE:
Mr. Tricoire has been Chairman of the Board of Schneider Electric SE, a global energy and automation digital solutions company, since April 2023. He served as Chief Executive Officer and Chairman of the Board from April 2013 to April 2023, as President and Chief Executive Officer from May 2006 to April 2013, as Chief Operating Officer from January 2004 to May 2006 and as Executive Vice-President of Schneider Electric’s International Division from January 2002 to January 2004. Mr. Tricoire joined the Schneider Electric Group in 1986 and held numerous leadership positions throughout his tenure, including operational functions in China, Italy, South Africa and the United States. He is currently a Director of the Board of the United Nations Global Compact, a program that encourages businesses and firms worldwide to adopt sustainable and socially responsible policies.
EDUCATION:
Mr. Tricoire holds a degree in Electronic Engineering from École Supérieure d’Électronique de l’Ouest in France and an M.B.A. from Centre d’études Supérieures du Management à Lyon (EM Lyon) in France.
QUALIFICATIONS:
Mr. Tricoire’s qualifications to serve on our Board include his extensive executive management experience both in the technology industry and in large organizations, including those addressing changing technologies and applications. His broad experience in international operations also provides a useful resource to our senior management. In addition, Mr. Tricoire brings a non-US perspective to issues facing us, including a focus on ESG matters, enhancing the range of perspectives and understanding of our Board. Our Board and senior management also benefit from Mr. Tricoire’s experience from serving on other public company boards.
ANTHONY J. VINCIQUERRA INDEPENDENT DIRECTOR	AGE: 69 DIRECTOR SINCE: 2015 COMMITTEES: Audit OTHER PUBLIC COMPANY BOARDS: Madison Square Garden Sports Corp. (since April 2020)
EXPERIENCE:
Mr. Vinciquerra has been Chairman of the Board and Chief Executive Officer of Sony Pictures Entertainment Inc., Sony Corporation’s television and film division, and a Senior Executive Vice President of Sony Group Corporation since June 2017. He served as a Senior Advisor to Texas Pacific Group, a private equity firm, in the Technology, Media and Telecom sectors, where he advised on acquisitions and operations, from September 2011 to June 2017. Mr. Vinciquerra served as Chairman of Fox Networks Group, the largest operating unit of News Corporation, from September 2008 to February 2011, and President and Chief Executive Officer from June 2002 to February 2011. Earlier in his career, he held various management positions in the broadcasting and media industry.
EDUCATION:
Mr. Vinciquerra holds a B.A. in Marketing from the State University of New York.
QUALIFICATIONS:
Mr. Vinciquerra’s qualifications to serve on our Board include his executive management experience, including significant operations and international experience, which is a source of important insights to our Board, as well as providing a useful resource to our senior management. His prior media industry experience is especially valuable with the convergence of the Internet, wireless, media and computing industries. Our Board and senior management also benefit from Mr. Vinciquerra’s experience from serving on other public company boards. He has been designated as an audit committee financial expert.
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PROPOSAL 1: ELECTION OF DIRECTORS
REQUIRED VOTE AND BOARD RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present, either in person or by proxy, is required to elect each of the 12 nominees for director, meaning that the number of votes cast “for” a nominee’s election must exceed the number of  “withhold” votes cast against that nominee. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote for each of the 12 nominees, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.
2024 PROXY STATEMENT	29

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent public accountants for our fiscal year ending September 29, 2024, and the Board has directed that this selection be submitted for ratification by our stockholders at the Annual Meeting. PwC has audited our consolidated financial statements since we commenced operations in 1985.
In deciding whether to re-engage PwC as our independent public accountants, the Audit Committee evaluated PwC’s qualifications, performance and independence, including that of the lead audit partner. This evaluation was conducted with input from senior management. The Audit Committee believes there are significant benefits to having independent public accountants that have a history with the Company. These benefits include higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with our business and operations, accounting policies, financial systems and internal control framework, as well as operational efficiencies and a resulting lower fee structure. The Audit Committee also considered potential disadvantages associated with changing the Company’s independent public accountants, including increased costs, diversion of our management’s attention and our internal accounting resources as new auditors become familiar with our business and processes, and potential difficulties in finding another multinational auditing firm that qualifies as independent from us under applicable standards (in light of the non-audit services provided to us by other major multinational firms). Based on the foregoing evaluation, the Audit Committee and the Board believe that the continued retention of PwC as the Company’s independent public accountants is in the best interests of the Company and its stockholders.
Stockholder ratification of the selection of PwC as our independent public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PwC to stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may appoint different independent public accountants at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Fees for Professional Services

The following table presents fees for professional services rendered by PwC during our fiscal years ended September 24, 2023 and September 25, 2022 for the audits of our annual consolidated financial statements and for other services. All of the services described in the following table were approved in conformity with the Audit Committee’s pre-approval process described below.
	Fiscal 2023	Fiscal 2022
Audit fees (1)	$10,580,000	$10,271,000
Audit-related fees (2)	1,434,000	2,143,000
Tax fees (3)	193,000	218,000
All other fees (4)	21,000	21,000
Total	$12,228,000	$12,653,000

1
Audit fees consist of fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, the reviews of our interim condensed consolidated financial statements included in our quarterly reports, and audits of certain of our subsidiaries for statutory, regulatory and other purposes.

2
Audit-related fees consist principally of fees related to field verification of royalties from certain licensees and to a lesser extent fees for assurance and related services that are reasonably related to the performance of the audit or reviews of our consolidated financial statements and fees for the Qualcomm Incorporated Employee Savings and Retirement Plan (401(k) plan) financial statements and supplemental schedules for fiscal 2022, and are not reported under “audit fees.”

3
Tax fees consist of permissible non-audit services related to global tax compliance, transfer pricing, audit defense and general tax consulting service.

4
All other fees consist of fees for technical publications purchased from PwC.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Public Accountants

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the nature of the particular service or category of services and an estimated fee. The Audit Committee has delegated certain pre-approval authority to its Chair when expedition of approval is necessary, and such approval is reported to the Audit Committee at its next meeting. Our independent public accountants and
30	2024 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
management periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants and the fees for the services performed to date.
Representation from PricewaterhouseCoopers LLP at the Annual Meeting

Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will have the authority, but are not required, to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING SEPTEMBER 29, 2024.
2024 PROXY STATEMENT	31

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
This stockholder advisory vote, commonly known as “Say-on-Pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our named executive officers (NEOs) for our 2023 fiscal year. At our 2020 annual meeting of stockholders, stockholders voted for the Say-on-Pay vote to be held annually.
The Board recommends a vote “FOR” the following resolution:
“Resolved, that the stockholders of QUALCOMM Incorporated hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including in the Compensation Discussion and Analysis, compensation tables and narrative disclosures.”
Compensation Program Best Practices

Our fiscal 2023 executive compensation program continues to reflect stockholder feedback and numerous best practices, as summarized on page 5 of this proxy statement. In particular:
•
We regularly engage with our stockholders regarding our executive compensation program and thoroughly consider the feedback we receive.

•
Our HR and Compensation Committee oversees our executive compensation program design and provides guidance to management on company-wide compensation and human resources-related policies, programs and initiatives.

•
A majority of the equity awards granted to our NEOs in 2023 are performance-based, as described more fully in the Compensation Discussion and Analysis (CD&A) section of this proxy statement.

•
We use a balanced portfolio of performance metrics in our incentive plans. Our incentive plans include both relative and absolute performance metrics and measure both top-line growth through Adjusted Revenues in our Annual Cash Incentive Plan (ACIP) and profitability through Adjusted Operating Income in our ACIP and Adjusted Earnings Per Share (EPS) in our Performance Stock Units (PSUs). Our ACIP also includes a non-financial performance measure that is based on human capital advancements. Progress in this area is assessed annually by the HR and Compensation Committee.

•
We have rigorous performance objectives, including challenging operating goals for our ACIP and PSUs. Further, our relative total stockholder return (RTSR) PSUs require that we achieve a 55th percentile rank for the target payout, and a 90th percentile rank for the maximum payout, with a cap on payout at target if absolute total stockholder return (TSR) is negative. Earned amounts under our ACIP are limited to 2x target amounts, and earned PSUs are limited to 2x target shares for RTSR PSUs and EPS PSUs.

•
We have robust stock ownership guidelines, including a CEO guideline of 10x base salary.

•
We have a comprehensive clawback policy that applies to both cash and equity incentives and has recently been updated to comply with the latest SEC rules and NASDAQ listing requirements.

•
Our independent compensation consultant is retained by and reports to the HR and Compensation Committee.

•
Our peer group is reviewed annually and is size- and industry-appropriate to avoid disparate benchmarking.

We continue our many ongoing executive compensation practices that promote consistent leadership, decision-making and pay-for-performance alignment without taking inappropriate or unnecessary risks, as discussed in detail in the CD&A.
Effect of this Resolution

Because your vote is advisory, it will not be binding upon the Company, the Board or the HR and Compensation Committee. However, we value the opinions of our stockholders, and the HR and Compensation Committee will take into account the outcome of this vote when considering future compensation decisions.
Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the
32	2024 PROXY STATEMENT

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum but will not have any effect on the outcome of the proposal.
The Board believes that the compensation of our NEOs, as described in the CD&A, compensation tables and narrative disclosures, is appropriate for the reasons discussed herein.
THE BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL 2023.
2024 PROXY STATEMENT	33

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE IN THE SHARE RESERVE BY 15,000,000 SHARES
We are asking stockholders to approve the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan which was adopted by our Board upon the recommendation of the HR and Compensation Committee, subject to stockholder approval. Throughout this proxy statement, we refer to our current 2023 Long-Term Incentive Plan as the 2023 LTIP and the amended and restated 2023 LTIP, as approved by the Board, as the Restated 2023 LTIP.
We are seeking stockholder approval of the Restated 2023 LTIP in order to:
•
increase the number of shares of common stock we have available for the grant of equity awards by an additional 15,000,000 shares, and

•
implement a corresponding increase to the number of shares that may be issued in settlement of exercised incentive stock options by an additional 15,000,000 shares.

Except for the foregoing increases, there are no material differences between the terms of the 2023 LTIP and the Restated 2023 LTIP.
If stockholders do not approve the Restated 2023 LTIP, the Company will continue to have the authority to grant awards under the 2023 LTIP under its current provisions. However, without the Restated 2023 LTIP, we estimate that the shares available for grant under the 2023 LTIP will be insufficient to meet our anticipated employee recruiting and retention needs. As of December 15, 2023, 57,517,750 shares remained available for grant for new awards under our 2023 LTIP.
Stockholder approval of the Restated 2023 LTIP will enable us to continue to grant equity awards to deserving individuals and remain competitive with our industry peers. We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. The approval of the proposed Restated 2023 LTIP will allow us to continue to provide such incentives. If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success, and we could be forced to increase cash compensation, reducing resources available to meet our other business needs.
FACTORS REGARDING OUR EQUITY USAGE & NEEDS

Equity is Essential to Talent Acquisition and Retention
It is important to our Board to ensure that we are being fiscally responsible with respect to how and when we fund programs that promote our ability to motivate and retain key talent in a competitive market. We firmly believe that employees with a stake in the future success of our business are highly motivated to achieve the long-term growth objectives of our business and are well-aligned with the interests of our other stockholders to increase stockholder value. We have a long-standing practice of granting equity awards not only to our executives and directors, but broadly among our employees. As of December 15, 2023, we had approximately 44,600 employees (not including temporary employees), of which approximately 88% received an equity award during 2023.
We believe it is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our skilled employees while attracting talented new employees to help us achieve our objectives, which include increasing stockholder value by growing the business. Without the approval of an addition to our share reserve, we may be severely limited in our ability to attract and retain critical employees or may be required to significantly increase cash compensation, which could have an adverse impact on our business and financial results. We intend to use the additional shares to recruit and retain employees globally. If approved, we anticipate that the share reserve available under the Restated 2023 LTIP would allow us to maintain our regular equity compensation program without interruption until 2025 and potentially until 2026. The applicable period that the shares reserved under the Restated 2023 LTIP will actually last will depend on various factors, such as the number of grant recipients, future grant practices, our stock price and forfeiture rates.
KEY FEATURES OF THE RESTATED 2023 LTIP

Some key features of the Restated 2023 LTIP are described below with additional detail provided in the Summary of the Restated 2023 LTIP below and the full text of the Restated 2023 LTIP, a copy of which is attached to this proxy statement as Appendix B:
34	2024 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
•
Administration. The Restated 2023 LTIP would generally be administered by the HR and Compensation Committee, which is composed entirely of independent, non-employee directors, and which currently administers our 2023 LTIP.

•
Fungible Share Ratio. Awards other than stock options and stock appreciation rights (full-value awards) are charged against the Restated 2023 LTIP share reserve at the rate of two shares for each share actually granted.

•
Stockholder Approval is Required for Any Additional Shares. The Restated 2023 LTIP does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.

•
Repricings. Stock options and freestanding stock appreciation rights may not be repriced without stockholder approval.

•
No Liberal Share Recycling for Stock Options or Stock Appreciation Rights. Shares tendered, exchanged or withheld to pay the exercise price or to satisfy withholding taxes with respect to stock options or stock appreciation rights are not available again for grant.

•
Award Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for services rendered in any calendar year, inclusive of cash and the grant date fair value of equity awards under the Restated 2023 LTIP, is limited to $800,000.

•
No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock, restricted stock units and performance share awards vest and are paid only if and to the extent those underlying awards become vested.

•
Limited Transferability. Awards are not transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

•
No Liberal Change in Control Definition. The Restated 2023 LTIP defines change in control based, in part, on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.

HISTORICAL AWARD INFORMATION

Overhang
The following table provides additional information regarding our overhang, or potential stockholder dilution. Our overhang is equal to the number of shares subject to our outstanding equity awards under our equity plans at December 15, 2023, including accrued dividend equivalents, plus the number of shares available to be granted, divided by the total shares of common stock outstanding. As of January 8, 2024, the Record Date, there were                   shares of our common stock outstanding. The closing price of our common stock as reported on NASDAQ on January 8, 2024 was $       per share.
	Number of Shares (as of December 15, 2023)
Outstanding Award Type	Under LTIP (1)	Under all Equity Plans (2)
Stock Options (3)	131,690	131,690
Weighted-average exercise price	$26.56	$26.56
Weighted-average remaining term (years)	6.33	6.33
Restricted Stock Units (4)	41,549,072	41,549,072
Performance Stock Units (5)	1,468,722	1,468,722
Deferred Stock Units	150,171	150,171
Total shares subject to outstanding awards	43,299,656	43,299,656
Number of shares remaining available for grant (6)	57,517,750	57,654,204

1
Includes our 2016 Long-Term Incentive Plan (“2016 LTIP”) and our 2023 LTIP.

2
Includes equity compensation plans assumed in mergers and acquisitions.

3
Includes 131,690 stock options deemed granted under the 2016 LTIP to implement the assumption and conversion of the NuVia, Inc. (NuVia) stock options in connection with the acquisition of NuVia in March 2021.

4
Includes 12,494 restricted stock units deemed granted under the 2016 LTIP to implement the assumption and conversion of the NuVia restricted stock units in connection with the acquisition of NuVia in March 2021.

5
The number of performance stock units that are outstanding at December 15, 2023 reflect the maximum number of shares that could be earned based on satisfaction of the applicable performance goals.

6
Represents shares available for grant under our 2023 LTIP. Does not include shares available for issuance under our Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, as amended.

2024 PROXY STATEMENT	35

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
3-Year Historical Burn Rate
The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of additional shares requested for the Restated 2023 LTIP:
Key Equity Metrics	Fiscal 2021	Fiscal 2022	Fiscal 2023
Percentage of equity awards granted to NEOs (1)	2.5%	0.4%	2.4%
Equity burn rate (2)	1.5%	1.8%	2.3%
Dilution (3)	9.2%	6.7%	11.2%
Overhang (4)	2.9%	2.9%	3.3%

1
Percentage of equity awards granted to individuals who were NEOs in the relevant year is calculated by dividing the number of shares that were issuable pursuant to equity awards that were granted to NEOs during the fiscal year by the number of shares issuable pursuant to all equity awards that were granted during the fiscal year. As further discussed in “Executive Compensation and Related Information — HR and Compensation Committee Letter to Stockholders” on page 51 and “Compensation Discussion & Analysis” on page 52, in fiscal 2022, we shifted the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of the subsequent fiscal year. As a result of this change, equity awards granted to our NEOs in fiscal 2022 were anomalously lower than in prior years.

2
Equity burn rate is calculated by dividing the number of shares issuable pursuant to equity awards granted during the fiscal year by the (basic) weighted-average number of common shares outstanding during the period.

3
Dilution is calculated by dividing the sum of  (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (37,018,963 shares with respect to fiscal 2023) plus (y) the number of shares available under the 2016 LTIP for future grants (87,562,852 shares with respect to fiscal 2023), by the number of common shares outstanding at the end of the fiscal year (1,113,774,311 shares with respect to fiscal 2023).

4
Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (37,018,963 shares with respect to fiscal 2023) by the number of common shares outstanding at the end of the fiscal year (1,113,774,311 shares with respect to fiscal 2023).

For purposes of the table above, the number of shares issuable pursuant to equity awards does not include any dividend equivalents that may be earned after the date of grant, and the number of shares issuable pursuant to an award that provides for issuance of a variable number of shares based on the extent to which performance targets are satisfied is deemed to be the maximum number of shares that may be issued on attainment of maximum performance targets, even though a lesser number of shares may be or may have been issued based on actual performance.
SUMMARY OF THE RESTATED 2023 LTIP

The following paragraphs summarize the material terms of the Restated 2023 LTIP. Except for the additional shares requested for the Restated 2023 LTIP, there are no material differences between the Restated 2023 LTIP and the 2023 LTIP terms. This summary does not purport to be a complete description of all of the provisions of the Restated 2023 LTIP. It is qualified in its entirety by reference to the full text of the Restated 2023 LTIP, a copy of which is attached to this proxy statement as Appendix B.
General
The Restated 2023 LTIP provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance units and performance shares (including performance stock units, deferred compensation awards and other stock-based awards). Incentive stock options granted under the Restated 2023 LTIP are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code). Nonstatutory stock options granted under the Restated 2023 LTIP are not intended to qualify as incentive stock options under the Code.
Purpose
The purpose of the Restated 2023 LTIP is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Company, by motivating such persons to contribute to the growth and profitability of the Company, by aligning their interests with the interests of the Company’s stockholders and by rewarding such persons for their services by tying a portion of their total compensation package to the success of the Company.
Administration
The Restated 2023 LTIP would be administered by the HR and Compensation Committee or, if there is no such committee, it would be administered by the Board. Subject to the limitations in the Restated 2023 LTIP, the HR and Compensation Committee has the authority to interpret the Restated 2023 LTIP and to determine the recipients of awards, the number of shares subject to each award, the times when an award will become exercisable or vest, the exercise price, the type of consideration to be paid upon exercise and other terms of the award. To the extent permitted by applicable law and the terms of the Restated 2023 LTIP, the HR and Compensation Committee may delegate to the appropriate officers of the Company the authority to grant, amend, modify,
36	2024 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
cancel, extend or renew awards to persons other than directors or executive officers whose transactions are subject to Section 16 of the Exchange Act. Accordingly, as used herein with respect to the Restated 2023 LTIP, references to the “Committee” include the full Board, the HR and Compensation Committee and any officer(s) of the Company to whom such authority may be delegated as provided in the Restated 2023 LTIP, to the extent such delegation is applicable.
Maximum Number of Shares Issuable Under the Restated 2023 LTIP
Maximum Number of Shares Issuable. If stockholders approve the Restated 2023 LTIP, as of the date of the Annual Meeting, the aggregate number of shares that could be issued pursuant to awards would be increased by 15,000,000 shares, and the aggregate number of shares of stock that may be issued pursuant to awards granted under the Restated 2023 LTIP on and after the date of the Annual Meeting would be 72,517,750 shares of stock, reduced by one (1) share subject to any stock option or stock appreciation right, and two (2) shares subject to any full-value award, that is granted under the 2013 LTIP after December 15, 2023 and prior to the date of the Annual Meeting, and increased by the number of any Returning Shares (as defined below).
The Returning Shares consist of the following number of shares subject to awards granted under the 2016 LTIP or 2023 LTIP that were outstanding as of December 15, 2023 or granted under the 2023 LTIP after December 15, 2023 and prior to the Annual Meeting:
•
the number of any shares subject to outstanding stock options which expire, or for any reason are forfeited, canceled or terminated without being exercised, plus

•
the number of any shares subject to outstanding full-value awards (including restricted stock units, performance shares and deferred stock units) which are forfeited, terminated, canceled, not earned due to any performance goal that is not met or that fail to vest or are otherwise reacquired without having become vested, in each case with the number of shares that may be issued pursuant to the Restated 2023 LTIP being increased by two times the number of such shares, plus

•
the number of any shares subject to outstanding full-value awards granted that are paid in cash, exchanged by a participant or withheld by the Company to satisfy any tax withholding or tax payment obligations related to such award, in each case with the number of shares that may be issued pursuant to the Restated 2023 LTIP being increased by two times the number of such shares.

Share Counting. The following are other rules for counting shares against the maximum number of shares that may be issued pursuant to the Restated 2023 LTIP:
•
Full-value awards are counted against the Restated 2023 LTIP’s aggregate share limit as two shares for every one share actually issued in connection with the award.

•
To the extent that shares are delivered pursuant to the exercise of a stock option or stock appreciation right, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, regardless of the number of shares actually issued. Further, any shares that are exchanged by a participant or withheld by the Company as full or partial payment of the exercise price of any stock option or stock appreciation right or to satisfy any tax withholding or payment obligations related to any stock option or stock appreciation right will not be available for issuance of subsequent awards under the Restated 2023 LTIP.

•
To the extent that an award is settled in cash, the shares that would have been issued had there been no such cash settlement will not be counted against the number of shares available for issuance under the Restated 2023 LTIP.

•
Shares that are subject to awards that are forfeited, terminated, canceled, not earned due to any performance goal that is not met or otherwise fail to vest or are reacquired by the Company will again be available for subsequent awards under the Restated 2023 LTIP. Any such shares subject to full-value awards will be credited as two shares for purposes of determining the maximum number of shares available for issuance under the Restated 2023 LTIP.

•
If shares are exchanged by a participant or withheld by the Company to satisfy the tax withholding or payment obligations related to any full-value award, the maximum number of shares that are issuable pursuant to the Restated 2023 LTIP will be credited with two shares for each such share (however, any shares withheld or exchanged to satisfy any amount in excess of the maximum statutory withholding rate will be counted against the aggregate number of shares that may be issued pursuant to the Restated 2023 LTIP).

•
Shares tendered (by attestation or otherwise), exchanged or withheld as full or partial payment of the exercise price of any option or stock appreciation right will not be available for subsequent awards; shares exchanged or withheld to satisfy the tax withholding or tax payment obligations related to any option or stock appreciation right will not be available for subsequent awards; shares purchased or repurchased by the Company with option proceeds will not be available for subsequent awards; and shares covered by an option or stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued upon exercise, will be considered issued or transferred pursuant to the Restated 2023 LTIP.

•
Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares

2024 PROXY STATEMENT	37

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
available for issuance under the Restated 2023 LTIP unless determined otherwise by the Committee, and such awards may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the Restated 2023 LTIP.
•
Shares of stock of an acquired company that are available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to its stockholders) may be used for awards under the Restated 2023 LTIP and will not reduce the number of shares available for issuance under the Restated 2023 LTIP, provided that awards using such available shares cannot be made after the date the awards or grants could have been made under the terms of the pre-existing plan and will only be made to individuals who were not employees, consultants or non-employee directors of the Company prior to such acquisition or combination.

Eligibility and Award Limitations
Awards other than incentive stock options are generally granted to our employees and non-employee directors, although the Restated 2023 LTIP permits the grant of awards to consultants. Incentive stock options may be granted only to employees. As of December 15, 2023, the Company had approximately 44,600 employees (not including temporary employees), 11 non-employee directors and approximately 7,200 consultants who were eligible to participate in the 2023 LTIP. Consistent with past practices, the Company has not granted awards to consultants under the 2023 LTIP and does not currently intend to grant awards to consultants under the Restated 2023 LTIP.
The number of shares issued under the Restated 2023 LTIP pursuant to the exercise of incentive stock options may not exceed 97,000,000 shares. If an incentive stock option is granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, the option must be granted at an exercise price that is at least 110% of the fair market value of the Company’s stock on the date of grant, and the term of the option must not exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options granted under the Restated 2023 LTIP that are exercisable for the first time by an optionee during any calendar year (under all our plans and our parent and subsidiary corporations) may not exceed $100,000.
Limitation on Awards to Non-Employee Directors
The Restated 2023 LTIP provides for an annual limit of  $800,000 for compensation awarded to each of our non-employee directors. These annual limits do not apply to any compensation for service rendered as an employee or consultant or to any compensation that the Board determines is for special services or services beyond that required in the regular course of duties performed by a non-employee director.
Restrictions on Transfer
During a participant’s lifetime, exercisable awards (stock options and stock appreciation rights) may be exercised only by the participant or the participant’s guardian or legal representative. Restated 2023 LTIP awards shall not be subjected in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment. Participants may not transfer equity awards granted under the Restated 2023 LTIP, except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.
Stock Options and Stock Appreciation Rights
The following is a general description of the terms of stock options and stock appreciation rights that may be awarded under the Restated 2023 LTIP. Individual grants may have different terms, subject to the overall requirements of the Restated 2023 LTIP.
Exercise Price; Payment. The exercise price of incentive stock options under the Restated 2023 LTIP may not be less than the fair market value of the Company’s common stock subject to the option on the date of grant, and in some cases may not be less than 110% of the fair market value on the grant date, as described above. The exercise price of a nonstatutory stock option and a stock appreciation right may not be less than the fair market value of the Company’s stock subject to the award on the date of grant. The exercise price of options granted under the Restated 2023 LTIP must be paid: (1) in cash, check or a cash equivalent; (2) by tender of shares of common stock of the Company subject to attestation to the ownership of the shares and to having a fair market value not less than the exercise price; (3) if permitted by the Committee (and provided that the participant is an employee and not an officer or non-employee director) and to the extent allowed by law, by means of a promissory note; (4) by net exercise whereby the number of shares issuable upon the exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price; (5) in any other form of payment as may be approved by the Committee; or (6) by a combination of the above forms of payment.
Repricing and Reload Options Prohibited. The Company may not, without obtaining stockholder approval, (1) amend or modify the terms of any outstanding option or stock appreciation right to reduce the exercise price; (2) cancel, exchange or permit or
38	2024 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
accept the surrender of any outstanding option or stock appreciation right in exchange for an option or stock appreciation right with a lower exercise price; or (3) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for any other award, cash or other securities for purposes of repricing that option or stock appreciation right. Also, no option may be granted to any participant on account of the use of shares to exercise a prior option.
Exercise. Stock options and stock appreciation rights granted under the Restated 2023 LTIP vest in cumulative increments as determined by the Committee, provided that the holder’s employment by, or service as a director of or consultant to, the Company or certain related entities or designated affiliates, continues from the date of grant until the applicable vesting date. Stock options and stock appreciation rights granted under the Restated 2023 LTIP may be subject to different vesting terms. In addition, the Committee has the power to accelerate the time during which an award may be exercised.
Term. The maximum term of stock options and stock appreciation rights under the Restated 2023 LTIP is 10 years, except for certain incentive stock options with a maximum term of five years, as described above. The Restated 2023 LTIP provides for the earlier termination of an award due to the holder’s termination of service.
Restricted Stock Units
The Committee may grant restricted stock units under the Restated 2023 LTIP. Restricted stock units represent a right to receive shares of the Company’s common stock at a future date determined in accordance with the participant’s award agreement. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. The Committee may grant restricted stock unit awards that are subject to time-based vesting or performance-based vesting. Participants may not transfer shares acquired pursuant to restricted stock units until the units vest and are settled. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle the holders to receive dividend equivalents, which are rights to receive additional restricted stock units or cash amounts on restricted stock units that vest based on the value of any cash dividends the Company declares prior to the settlement of vested restricted stock units. Any dividend equivalents are subject to the same restrictions and risk of forfeiture as the underlying award.
Restricted Stock Awards
The Committee may grant restricted stock awards under the Restated 2023 LTIP specifying the number of shares of stock subject to the award and including such terms and conditions as the Committee shall from time to time establish. The Committee determines the purchase price payable under restricted stock purchase rights, which may be less than the then current fair market value of the Company’s common stock. Restricted stock awards may be subject to vesting conditions specified by the Committee based on service or performance criteria. Participants may not transfer shares acquired pursuant to a restricted stock award until the shares vest. Unless otherwise provided by the Committee, participants forfeit any unvested shares of restricted stock upon termination of service. Participants holding restricted stock generally may vote the shares and receive any dividends paid; however, no dividends or distributions will be paid on shares of stock subject to vesting conditions except to the extent that such vesting conditions are satisfied, and the restrictions on the original restricted stock award apply to adjustments made upon a change in the capital structure of the Company, and any substituted or additional securities or property arising from such award.
Performance Awards
The Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals with such terms and over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares are awards that provide for a payment in shares (or cash equivalent to the fair market value of shares) based on satisfaction of performance goals established by the Committee, and performance units are awards that provide for the payment of cash based on the satisfaction of performance goals established by the Committee.
The Committee may make positive or negative adjustments to performance award payments to reflect individual job performance or other factors. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on the Company’s common stock to a participant awarded performance shares. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.
2024 PROXY STATEMENT	39

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
Deferred Compensation Awards
The Restated 2023 LTIP authorizes the Committee to establish a deferred compensation award program, under which, participants designated by the Committee who are officers, non-employee directors or members of a select group of highly compensated employees may elect to receive an award of deferred stock units, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon settlement of restricted stock units, performance shares or performance unit awards. Each such stock unit represents a right to receive one share of common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award upon the earlier of the date on which the participant separates from service or a specific date or event elected by the participant at the time of his or her election to receive the deferred stock unit award. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the deferred stock units. However, participants holding deferred stock units may receive dividend equivalents credited in the form of additional stock units as determined by the Committee. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to a domestic relations order.
Other Stock-Based Awards
The Restated 2023 LTIP permits the Committee to grant other awards based on the Company’s stock or based on dividends paid on its stock. Participants have no voting rights or rights to receive cash dividends with respect to other awards until shares of common stock are issued in settlement of such awards. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on the Company’s common stock that are subject to such awards.
Adjustments Upon Certain Corporate Events
In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, the Restated 2023 LTIP provides for appropriate adjustments in (i) the maximum number and class of shares subject to the Restated 2023 LTIP and to any outstanding awards, and (ii) the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment is rounded down to the nearest whole number, and at no time will the exercise price of any stock option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.
Change in Control. Unless otherwise provided in the stock award agreement, any other written agreement between the Company or any of its affiliates and the participant, or in any director compensation policy of the Company, in the event of a change in control outstanding stock awards may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then subject to consummation of the change in control (i) with respect to any such stock awards that are held by individuals whose continuous service has not terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such stock awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at either 100% of the target level or at such applicable vesting level based on the applicable level of achievement of performance goals through the date of the change in control or a specified date that is within ten (10) days prior to the change in control) and such awards will terminate if not exercised (if applicable) prior to the effective date of the change in control, and (ii) with respect to any stock awards that are held by individuals whose continuous service has terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised (if applicable) prior to the effective date of the change in control (except that any reacquisition or repurchase rights held by the Company with respect to such stock awards shall not terminate and may continue to be exercised notwithstanding the change in control).
The Committee may also provide in the event of consummation of a change in control in which the outstanding stock awards are not assumed, continued or substituted by any surviving or acquiring entity (such that the stock awards will terminate upon the occurrence of the change in control), then with respect to any such stock awards that are held by individuals whose continuous service has not terminated prior to the effective date of the change in control, that the holder of such stock award will receive a payment, if any, equal to the excess of the value of the property the participant would have received upon exercise or settlement of the stock award over the exercise or purchase price (if any) otherwise payable in connection with the stock award.
In the event of a change in control where stock awards are assumed, continued or substituted, the Committee may provide in any award agreement for the lapsing of vesting conditions or restrictions, restriction periods, performance goals or other limitations applicable to the stock subject to such award held by a participant who has a qualified termination of service following the change in control.
A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement, in any other written agreement between the Company or any affiliate of the Company and the participant, or in any director compensation policy of the Company.
40	2024 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
Duration, Amendment and Termination
The Committee may amend or terminate the Restated 2023 LTIP at any time. Incentive stock option awards will not be granted under the Restated 2023 LTIP later than the tenth anniversary of the date the 2023 LTIP was approved by the Committee. No amendment authorized by the Committee will be effective unless approved by the stockholders of the Company if the amendment would (1) increase the number of shares reserved under the Restated 2023 LTIP; (2) change the class of persons eligible to receive incentive stock options; (3) reprice any stock option or stock appreciation right (see “Repricing and Reload Options Prohibited”) or (4) modify the Restated 2023 LTIP in any other way that requires stockholder approval under applicable law.
New Plan Benefits
The Company has not approved any awards that are conditioned on stockholder approval of the Restated 2023 LTIP proposal except the grants of annual meeting awards to our non-employee directors as described under “Director Compensation,” which grants will automatically be made under the Restated 2023 LTIP instead of the 2023 LTIP subject to stockholder approval of this Proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the Restated 2023 LTIP because the Company’s equity award grants are discretionary in nature.
2023 LTIP Benefits
The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2023 LTIP since its initial approval by our stockholders in March 2023 through December 15, 2023. The number of performance shares that were subject to past awards and the number of performance shares that are outstanding at December 15, 2023 reflect the maximum number of shares that could be earned based on satisfaction of the applicable performance goals.
	Restricted Stock Units/Deferred Stock Units/Performance Stock Units/ Restricted Stock Awards/Other Stock Awards
Name and Position (1)	Number of Units/Awards/Shares Subject to Past Awards	Number of Units/Awards/Shares Vested as of December 15, 2023 (3)	Number of Units/Awards/Shares Unvested as of December 15, 2023 (3)
Cristiano R. Amon President and Chief Executive Officer	—	—	208,083
Akash Palkhiwala Chief Financial Officer	—	—	72,831
James H. Thompson Chief Technology Officer	—	—	104,043
Alexander H. Rogers President, Qualcomm Technology Licensing & Global Affairs	—	—	62,428
Ann Chaplin General Counsel & Corporate Secretary	—	—	54,624
All current executive officers as a group (7 persons)	386	30,830	546,227
All current directors, who are not executive officers, as a group (11 persons) (2)	—	26,313	—
Each nominee for election as a director:
Sylvia Acevedo	—	2,247	—
Cristiano R. Amon	—		208,083
Mark Fields	—	2,247	—
Jeffery W. Henderson	—	2,247	—
Gregory N. Johnson	—	2,247	—
2024 PROXY STATEMENT	41

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
	Restricted Stock Units/Deferred Stock Units/Performance Stock Units/ Restricted Stock Awards/Other Stock Awards
Name and Position (1)	Number of Units/Awards/Shares Subject to Past Awards	Number of Units/Awards/Shares Vested as of December 15, 2023 (3)	Number of Units/Awards/Shares Unvested as of December 15, 2023 (3)
Ann M. Livermore	—	2,247	—
Mark D. McLaughlin	—	2,247	—
Jamie S. Miller	—	2,247	—
Irene B. Rosenfeld	—	2,247	—
Kornelis (Neil) Smit	—	2,980	—
Jean-Pascal Tricoire	—	3,108	—
Anthony J. Vinciquerra	—	2,247	—
All current employees, who are not executive officers, as a group (39,354 persons)	364,996	—	19,762,077

1
No options or other awards were granted to associates of any of our directors, executive officers or director nominees. Additionally, no other person received 5% of the options or awards under the 2023 LTIP.

2
Amount includes 1,574 fully vested deferred stock units granted to non-employee directors in lieu of their annual cash retainer granted under the non-employee director compensation program.

3
Includes accrued dividend equivalents.

United States Federal Income Tax Information
The following discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the Restated 2023 LTIP and not of state or local taxes that may apply to awards under the Restated 2023 LTIP. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the Restated 2023 LTIP who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. This discussion is based on the provisions of the Code in effect at the time this summary was drafted for inclusion in this proxy statement. It does not include a discussion of or anticipate changes that may become effective or be implemented after December 31, 2023. Subsequent developments in the U.S. federal income tax law could have a material effect on the U.S. federal income tax consequences of awards granted under the Restated 2023 LTIP.
Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations. Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of our other “covered employees” under Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000 or an exemption from such deduction limitation is applicable and available. The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed, generally effective for taxable years beginning after December 31, 2017, such that any awards granted under the Restated 2023 LTIP are not eligible to qualify for any exemption from such deduction limitation. The Committee reserves the right to grant awards under the Restated 2023 LTIP that result in compensation to our covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, it will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is
42	2024 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service (IRS) no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Shares, Performance Units and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Deferred Compensation Awards. A participant generally will recognize no income upon the receipt of a deferred compensation award. Upon the settlement of the award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they were transferred to the participant, will be taxed as capital gain or loss. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Deferred compensation awards, when granted, would generally be subject to the requirements of Section 409A of the Code, which would impose certain restrictions on the timing and form of payment of deferred compensation.
2024 PROXY STATEMENT	43

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE
IN THE SHARE RESERVE BY 15,000,000 SHARES
EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding equity awards and shares reserved for future issuance under our equity compensation plans as of September 24, 2023 (number of shares in millions):
Plan Category	Number of Shares to be Issued Upon Exercise / Vesting of Outstanding Awards	Weighted Average Exercise Price of Outstanding Options (1)	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (2)	38 (4)	$25.26	106 (5)
Equity compensation plans not approved by stockholders (3)	—	—	—
Total	38	$25.26	106

1
Weighted Average Exercise Price of Outstanding Options does not include outstanding performance stock units, time-based restricted stock units, and deferred stock units, all of which were granted under equity compensation plans approved by stockholders.

2
Consists of three Company plans: the 2023 LTIP, the 2016 LTIP and the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, as amended (ESPP).

3
Consists of equity compensation plans assumed in connection with mergers and acquisitions.

4
Includes approximately 38 million shares that may be issued pursuant to performance stock units, time-based restricted stock units, deferred stock units, and stock options granted under the 2023 LTIP and the 2016 LTIP. The performance stock units include the maximum number of shares that may be issued. Includes 144,000 stock options and 22,000 restricted stock units deemed granted under the 2016 LTIP to implement the assumption and conversion of the NuVia stock options and restricted stock units in connection with the acquisition of NuVia in March 2021.

5
Includes approximately 88 million shares available under the 2023 LTIP and approximately 19 million shares available under the ESPP.

REQUIRED VOTE AND BOARD RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.
Should stockholder approval not be obtained, the Restated 2023 LTIP will not be implemented, and the 2023 LTIP will continue in effect pursuant to its current terms. However, the shares reserved for issuance under the 2023 LTIP will be depleted and the Company will not achieve its intended objectives of helping to attract and retain employees.
The Board believes that the proposed Restated 2023 LTIP is in the best interests of the Company and its stockholders for the reasons stated above.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED QUALCOMM INCORPORATED 2023 LONG-TERM INCENTIVE PLAN, INCLUDING AN INCREASE IN THE SHARE RESERVE BY 15,000,000 SHARES.
44	2024 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS
Article VII of our Certificate of Incorporation (Certificate) currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with the Delaware General Corporation Law (DGCL). The State of Delaware recently amended Section 102(b)(7) of the DGCL to allow Delaware corporations to extend similar protections to officers. Specifically, the amendments to the DGCL allow Delaware corporations to exculpate their officers for personal liability for breaches of the duty of care in certain circumstances. For both directors and officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by stockholders, as opposed to claims brought by or on behalf of the Company (e.g., derivative claims).
Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from our primary objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, the Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors. Other public companies have updated their governing documents to align with amended Section 102(b)(7) of the DGCL, and we expect this practice to continue. Therefore, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not implement the expanded protections now offered under Delaware law. For these reasons, the Board unanimously approved the amendment to our Certificate described in this proposal, subject to approval by stockholders.
If this proposal is approved by stockholders, Article VII of our Certificate will be amended to read in its entirety as set forth below (with additions shown as underlined):
A director or officer of the corporation shall, to the full extent not prohibited by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer (as applicable).
Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote against this proposal. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a vote against this proposal.
If the proposed amendment to our Certificate is approved at the Annual Meeting, we will file an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State shortly following the Annual Meeting to incorporate the approved amendment, at which point the amendment will become effective. Should stockholder approval not be obtained, this amendment will not be implemented, and our Certificate will continue in effect pursuant to its current terms.
The Board believes that the amendment to our Certificate described herein is in the best interests of the Company and its stockholders for the reasons stated above.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS.
2024 PROXY STATEMENT	45

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO REQUIRE CLAIMS UNDER THE SECURITIES ACT TO BE BROUGHT IN FEDERAL COURT
Article XVI of our Bylaws currently provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of any such breach of fiduciary duty; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws; (iv) any action asserting a claim governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” (as defined under the DGCL). The Board recommends that stockholders approve an amendment to Article XVI of the Bylaws (the Federal Forum Amendment) to additionally provide that, unless the Company consents in writing to the selection of an alternate forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal Securities Act of 1933, as amended (Securities Act), and to make certain clarifying changes regarding the enforceability of Article XVI of the Bylaws.
The Board believes that the Company and its stockholders would benefit from having any causes of action arising under the Securities Act resolved in the federal courts, which have experience and expertise in adjudicating such claims. In particular, the Federal Forum Amendment could promote efficiencies in the Company’s management of Securities Act litigation by limiting forum-shopping in state court by plaintiffs; enabling the Company to avoid litigating actions involving the same matter in state and federal courts, with duplicative litigation costs and the possibility of inconsistent judgments; promoting consolidation of multi-jurisdictional litigation; allowing the Company to focus on the underlying substantive rights or remedies, instead of addressing where a claim may be brought; and maximizing efficiencies with respect to managing procedural aspects of securities litigation. The Federal Forum Amendment would regulate only the forum in which our stockholders may assert claims arising under the Securities Act; it would not impair the ability of our stockholders to bring such claims, and it would not affect the remedies available if such claims were ultimately successful. Moreover, the Federal Forum Amendment would not require that such claims be brought in any particular federal district court. This amendment is not being proposed in response to, or anticipation of, any specific litigation confronting the Company; rather, it is being proposed on a prospective basis to help mitigate potential future harm to the Company and its stockholders.
Although the Board has the authority to amend the Bylaws to include the Federal Forum Amendment without obtaining stockholder approval, the Board determined that it would be in the best interests of the Company and our stockholders, and consistent with the Board’s commitment to strong corporate governance practices, for our stockholders to have the opportunity to consider and act upon the Federal Forum Amendment.
If this proposal is approved by stockholders, Article XVI of our Bylaws will be amended to read in its entirety as set forth below (with additions shown as underlined):
ARTICLE XVI
FORUM FOR ADJUDICATION OF DISPUTES
Section 48.   Forum for Adjudication of Disputes.   Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of any such breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” (as that term is defined in Section 115 of the Delaware General Corporation Law) shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware; unless said court lacks subject matter jurisdiction, in which case, the Superior Court for the State of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
46	2024 PROXY STATEMENT

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO REQUIRE CLAIMS UNDER THE SECURITIES ACT TO BE BROUGHT IN FEDERAL
COURT
Failure to comply with the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. If any provision or provisions of this Article XVI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article XVI shall not in any way be affected or impaired thereby.
Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote against this proposal. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a vote against this proposal.
If approved by our stockholders at the Annual Meeting, the Federal Forum Amendment will be immediately effective, and we will post a copy of our Bylaws, as amended and restated to incorporate the Federal Forum Amendment, on our website at www.qualcomm.com under the “Governance” section of our “Investor Relations” page. Should stockholder approval not be obtained, this amendment will not be implemented, and our Bylaws will continue in effect pursuant to their current terms.
The Board believes that the amendment to our Bylaws described herein is in the best interests of the Company and its stockholders for the reasons stated above.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR BYLAWS TO REQUIRE CLAIMS UNDER THE SECURITIES ACT TO BE BROUGHT IN FEDERAL COURT.
2024 PROXY STATEMENT	47

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of December 15, 2023, unless otherwise indicated, by: (i) each stockholder known to us to have greater than a 5% ownership interest (based solely on our review of Schedules 13D and 13G filed with the SEC); (ii) each of our NEOs; (iii) each current director and nominee for director; and (iv) all of our current executive officers and directors as a group.
	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Shares	Percent of Class
Vanguard Group Inc. (2)	111,485,245	9.97%
BlackRock, Inc. (3)	84,330,614	7.54%
Cristiano R. Amon (4)	273,067	*
Akash Palkhiwala	79,249	*
James H. Thompson (5)	373,244	*
Alexander H. Rogers	31,683	*
Ann Chaplin	10,106	*
Sylvia Acevedo (6)	793	*
Mark Fields (7)	3,069	*
Jeffrey W. Henderson (8)	4,352	*
Gregory N. Johnson (9)	1,091	*
Ann M. Livermore (10)	30,817	*
Mark D. McLaughlin (11)	20,890	*
Jamie S. Miller (12)	2,003	*
Irene B. Rosenfeld (13)	10,065	*
Kornelis (Neil) Smit (14)	3,069	*
Jean-Pascal Tricoire (15)	1,899	*
Anthony J. Vinciquerra (16)	5,196	*
All current executive officers and directors as a group (18 persons) (17)	882,558	*

*
Less than 1%

1
The information for officers and directors in this table is based upon information supplied by those officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,117,986,319 shares outstanding on December 15, 2023, adjusted as required by rules promulgated by the SEC.

2
Represents shares of common stock beneficially owned as of November 30, 2023 based on a Schedule 13G/A filed on December 8, 2023 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has shared voting power with respect to 1,492,931 shares of our common stock, sole dispositive power with respect to 106,504,752 shares of our common stock, and shared dispositive power with respect to 4,980,493 shares of our common stock.

3
Represents shares of common stock beneficially owned as of December 31, 2022 based on a Schedule 13G/A filed on February 7, 2023 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 75,360,251 shares of our common stock, and sole dispositive power with respect to 84,330,614 shares of our common stock.

4
Includes 232,567 shares held in family trusts.

5
Includes 4,539 shares held in trusts for the benefit of his children and 90,906 shares held in Grantor Trusts for the benefit of him and his spouse. He disclaims all beneficial ownership for the shares held in trusts for the benefit of his children.

6
Includes 739 share held jointly. Excludes 6,148 fully vested deferred stock units and dividend equivalents that settle three years after the grant date.

7
Includes 3,069 shares held by his spouse’s trust. Excludes 19,384 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.

8
Excludes 6,148 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.

9
Excludes 6,148 fully vested deferred stock units and dividend equivalents that settle three years after the grant date.

10
Includes 30,817 shares held in family trusts. Excludes 6,148 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.

48	2024 PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
11
Includes 20,890 shares held in family trusts. Excludes 19,806 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board and 10,945 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.

12
Includes 2,003 shares held jointly with her spouse. Excludes 6,248 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.

13
Includes 10,065 shares held jointly with her spouse. Excludes 6,148 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.

14
Includes 3,069 shares held with his spouse as tenants in common. Excludes 19,803 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.

15
Excludes 3,035 fully vested deferred stock units and dividend equivalents that settle on December 31, 2025 and 6,088 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.

16
Includes 5,196 shares held in family trusts. Excludes 30,024 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.

17
Excludes 146,073 fully vested deferred stock units and dividend equivalents.

Compensation Committee Interlocks and Insider Participation

None of the members of our HR and Compensation Committee are, or have been, employees or officers of the Company. During fiscal 2023, no member of the HR and Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2023, none of our executive officers served on the compensation committee (or equivalent) or board of another entity that has or has had one or more executive officers who served on our HR and Compensation Committee or Board.
2024 PROXY STATEMENT	49

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Our Code of Ethics states that our executive officers and directors, including their immediate family members, are charged with avoiding situations in which their personal, family or financial interests conflict with those of the Company. Our Conflicts of Interest and Outside Activities policy provides additional rules regarding the employment of relatives. In accordance with its charter, the Audit Committee is responsible for reviewing and approving transactions between the Company and any directors or executive officers or any of such person’s immediate family members or affiliates (other than employment and compensation related transactions, which are subject to review by the HR and Compensation Committee pursuant to its charter), which would be reportable as related-person transactions under SEC rules. In considering the proposed arrangement, the Audit Committee or HR and Compensation Committee, as appropriate, will consider the relevant facts and circumstances and the potential for conflicts of interest or improprieties.
As further described below, during fiscal 2023, we employed a family member of one of our executive officers, whose compensation (salary, cash incentives and grant date fair value of equity awards) exceeded $120,000. The HR and Compensation Committee reviewed and approved this related-person transaction.
Cristiano R. Amon, President and Chief Executive Officer, is the brother of Rogerio Amon, who serves as Vice President, Program Management, Qualcomm Technologies, Inc. During fiscal 2023, Rogerio Amon earned $313,343 in base salary and $101,449 in cash incentives and received a restricted stock unit award of 4,082 shares with a grant date fair value of  $475,063. Rogerio Amon is compensated according to our standard practices, including participation in our employee benefit plans generally made available to employees of a similar responsibility level. The restricted stock units described above were granted under our 2016 LTIP and vest over three years from the grant date, contingent upon continued service with the Company. We do not view Cristiano Amon as having a beneficial interest in the compensation of Rogerio Amon that is material to him or the Company.
50	2024 PROXY STATEMENT

HR AND COMPENSATION COMMITTEE LETTER TO STOCKHOLDERS
Dear Fellow Stockholders:
The HR and Compensation Committee provides Board-level oversight of our Company-wide compensation programs and human capital initiatives. Our goal is to create a diverse, inclusive and safe workplace, supported by strong compensation, benefits and health and wellness programs. Within this context, the HR and Compensation Committee remains committed to an executive compensation program that is focused on attracting, retaining and motivating our executive talent while being aligned to stockholder interests. The Board and the HR and Compensation Committee are committed to providing clear and comprehensive disclosure to help our stockholders understand how: (1) our executive compensation programs are structured, (2) we assess performance and (3) performance leads to pay outcomes that are aligned with stockholders’ best interests.
Consistent with prior years, the HR and Compensation Committee, on behalf of the Board of Directors, with the assistance of Pay Governance LLC (Pay Governance), our independent compensation consultant, set challenging performance goals, aligned with our strategic plan, that provide a strong incentive to advance our business objectives and build sustainable value for our stockholders.
Our fiscal 2023 financial performance was impacted by the cyclical headwinds in the semiconductor industry, including a challenging macroeconomic environment. In response to prevailing macroeconomic conditions, the Company undertook various actions to manage costs and streamline operations while investing in our strategic priorities. We remain focused on executing on our vision to bring connectivity, high-performance and low-power computing and on-device generative AI to the edge. Our guiding principles remain the same: prioritize technology leadership, accelerate diversification and drive earnings growth to create value for our stockholders.
Our executive compensation design aligns pay closely with the Company’s performance. With our fiscal 2023 financial results negatively impacted by macroeconomic challenges, the fiscal 2023 ACIP funding and the 2020 RTSR PSU performance outcomes both resulted in payouts below target and the prior year. The ACIP payout was 20% of target for fiscal 2023 performance compared to 119% of target for fiscal 2022 performance. The weighted average 2020 PSU vesting was 121% of target for performance periods ending in fiscal 2023, compared to 189% of target for 2019 PSUs with performance periods ending in fiscal 2022.
As described in last year’s proxy statement, in fiscal 2022 the HR and Compensation Committee decided to shift the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year. This change allowed the HR and Compensation Committee to utilize our final, Board-approved budget and our strategic plan financials (both of which moved from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year), prior to setting performance goals for our PSUs. As a result of this change, the compensation reported in the “Summary Compensation Table” for fiscal 2022 for some of our NEOs was anomalously lower than fiscal 2023, as no equity awards were granted in fiscal 2022 (and thus no equity grant values were reported in last year’s Summary Compensation Table), but rather were granted in early fiscal 2023 and reported in this year’s Summary Compensation Table.
Over the past year, the Company and the Board continued our long-standing practice of conducting stockholder outreach. In fiscal 2023, we reached out to stockholders representing approximately 40% of the Company’s outstanding shares and directly engaged with our largest stockholders. We continue to believe our compensation plan reflects best practices and is highly motivational and stockholder aligned. Given the positive feedback from our stockholders, with 95% of votes cast in favor of our fiscal 2022 executive compensation at last year’s annual meeting, no major changes were made to the design of our executive compensation programs in fiscal 2023 (beyond the change in the timing of equity award grants described above).
On behalf of the entire HR and Compensation Committee, we appreciate the feedback you provided and look forward to continuing to engage with you regarding our human capital and compensation programs.
Sincerely,
HR AND COMPENSATION COMMITTEE
Irene B. Rosenfeld, Chair	Gregory N. Johnson	Kornelis (Neil) Smit
2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion & Analysis

The HR and Compensation Committee oversees our executive compensation program. This Compensation Discussion and Analysis (CD&A) describes that program and the compensation awarded to, earned by or paid to our named executive officers (NEOs) for fiscal 2023, along with the underlying rationale of our HR and Compensation Committee in making its compensation decisions. See page 5 of this proxy statement for a summary of our compensation program best practices.
Our NEOs for Fiscal 2023

Cristiano R. Amon
Current position: President and Chief Executive Officer (CEO), since June 2021
Prior Qualcomm leadership positions include:
•
President and CEO-elect, January 2021 to June 2021

•
President, January 2018 to January 2021

•
Executive Vice President, Qualcomm Technologies, Inc. (QTI) and President, Qualcomm CDMA Technologies (QCT), November 2015 to January 2018

•
Executive Vice President, QTI and Co-President QCT, October 2012 to November 2015

•
Senior Vice President and Co-President QCT, June 2012 to October 2012

•
Senior Vice President, QCT Product Management, October 2007 to June 2012

26 years of service with Qualcomm

Akash Palkhiwala
Current position: Chief Financial Officer (CFO), since November 2019
Prior Qualcomm leadership positions include:
•
Senior Vice President and Interim CFO, August 2019 to November 2019

•
Senior Vice President, QCT Finance, QTI, December 2015 to August 2019

•
Senior Vice President and Treasurer, October 2014 to December 2015

22 years of service with Qualcomm

James H. Thompson
Current position: Chief Technology Officer, QTI, since March 2017
Prior Qualcomm leadership positions include:
•
Executive Vice President, Engineering, QTI, October 2012 to March 2017

•
Senior Vice President, Engineering, July 1998 to October 2012

32 years of service with Qualcomm

Alexander H. Rogers
Current position: President, Qualcomm Technology Licensing (QTL) & Global Affairs, since June 2021
Prior Qualcomm leadership positions include:
•
Executive Vice President and President, QTL, October 2016 to June 2021

•
Senior Vice President and President, QTL, September 2016 to October 2016

•
Senior Vice President, Deputy General Counsel and General Manager, QTL, March 2016 to September 2016

•
Senior Vice President and Deputy General Counsel, October 2015 to March 2016

•
Senior Vice President, Legal Counsel, April 2007 to October 2015

23 years of service with Qualcomm

52	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Ann Chaplin
Current position: General Counsel & Corporate Secretary, since November 2021
Prior leadership positions include:
•
Various legal leadership positions at General Motors Company, December 2015 to October 2021 (last serving as Corporate Secretary & Deputy General Counsel)

•
Attorney at the law firm of Fish & Richardson P.C., February 2001 to December 2015 (last serving as Litigation Practice Group Leader/Litigation Equity Principal)

Two years of service with Qualcomm

Fiscal 2023 Performance

Our fiscal 2023 financial performance was impacted by the cyclical headwinds in the semiconductor industry, including a challenging macroeconomic environment. These dynamics negatively impacted consumer demand for smartphones and internet of things (IoT) products, which led to elevated channel inventory across our customer base. Given this backdrop, we delivered both GAAP and Non-GAAP revenues of  $35.8 billion, and GAAP and Non-GAAP diluted earnings per share of  $6.42 and $8.43, respectively. Information reconciling our results prepared in accordance with GAAP to Non-GAAP financial measures is included in Appendix A.
Business Achievements. In fiscal 2023, we achieved several important business initiatives, including those noted below:
•
We advanced our leadership in premium and high-tier Android devices with our newest Snapdragon® mobile platforms. The Snapdragon 8 series significantly increased the AI processing performance and power efficiency of our best in-class NPU, CPU and GPU enabling multi-billion parameter generative AI models to run continuously and concurrently for multiple use cases, including multi-modal. Additionally, it features unsurpassed connectivity and champion-level gameplay, enabling extraordinary experiences. Our platforms continue to set the benchmark for premium-tier mobile experiences as we continue to power flagship devices globally.

•
We entered into an agreement with Apple Inc. to supply Snapdragon 5G Modem-RF Systems for smartphone launches in 2024, 2025 and 2026, reinforcing our track record of sustained leadership across 5G technologies and products.

•
We have established Qualcomm as a leader in on-device generative AI for smartphones, next-generation laptops, XR and automotive.

•
We reached an important milestone in our expansion into PCs with the announcement of our Snapdragon® X Elite platform, which is expected to power device launches from leading OEMs starting in mid-2024. The Snapdragon X Elite includes our first implementation of the custom Qualcomm Oryon™ CPU, which exceeds the multi-threaded CPU performance of any x86 or ARM competitor in its class.

•
We launched the Snapdragon AR1 platform, our first dedicated platform for Smart Glasses. AR1 Gen 1 was developed in close collaboration with Meta and powers the new Ray-Ban Meta smart glasses.

•
We introduced home networking with the Wi-Fi 7 immersive home platform, which delivers exceptional total home wireless interface capacity of over 20 Gbps and near-instantaneous real-time responsiveness.

•
We announced the Qualcomm Aware platform, designed to empower developers and enterprises to easily build real-time intelligence and visibility solutions as we further help to enable the digital transformation of industries.

•
We announced automotive design wins and collaborations with companies such as BMW, General Motors, Mercedes-Benz and Renault Group, adding over 20 new design wins to our automotive pipeline, reflecting continued traction across global automakers and Tier-1 customers for our Snapdragon® Digital Chassis™ technology.

•
We announced the Snapdragon Ride Flex, which simultaneously supports digital cockpit, advanced driver assistance systems, and automated driving functions to coexist on a single SoC, a first for the automotive industry. Additionally, we expanded our Snapdragon Digital Chassis offering with the launch of two new platforms for 2-wheelers and other vehicle classes, such as motorcycles, e-bikes, scooters and all-terrain vehicles.

2024 PROXY STATEMENT	53

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Say-on-Pay Vote and Stockholder Outreach

We are appreciative of the stockholder support for our Say-on-Pay result in 2023, with 95% of votes cast in favor of our Say-on-Pay proposal at last year’s annual meeting. This result, we believe, shows the strong alignment of our executive compensation program with stockholder interests. We also appreciate the feedback gained from our stockholder outreach. During fiscal 2023, our Chair of the Board and our Chair of the HR and Compensation Committee continued the open dialogue, reaching out to stockholders representing approximately 40% of the Company’s outstanding shares and directly engaging with our largest stockholders. We gained feedback on a variety of topics including:
•
Our strategic planning amid geopolitical risks, diversification priorities and enterprise risk management;

•
Our executive compensation program, including our approach to incorporating human capital advancement as a component of our ACIP; and

•
The continued focus on ESG, including Board composition, climate plans and human capital advancements.

Program Overview

Primary Compensation Components
Figure 1 is an overview of the primary components of our fiscal 2023 executive compensation program. In structuring our ACIP and PSU awards, the HR and Compensation Committee continued to use a variety of non-GAAP financial performance measures that support our business strategy. See Appendix A for definitions of the various performance measures.
Figure 1: Fiscal 2023 Executive Compensation Program Overview
Objective
Component	Form	Attracts, Retains and Motivates Talent and Aligns with Stockholders Interests	Supports the Execution of Strategy	Balances Short- and Long-Term
Salary	Cash	Competitive amounts that attract and retain executive officers who develop and execute our business strategy
Annual Cash Incentive Plan (ACIP)	Cash	Aligns a portion of cash compensation with achieving the Company’s annual objectives Payouts based on performance targets aligned with annual metrics
Financial Performance
•
Adjusted Revenues (weighted 50%)

•
Adjusted Operating Income (weighted 50%)

Non-Financial Performance
•
Human capital advancements (modifies the Financial Performance result by a multiplier of 0.9 to 1.1)

Current fiscal year
Performance Stock Units (PSUs)	Equity	Aligns the majority of equity awards with achieving long-term performance targets Payouts based on performance targets aligned with long-term stock price performance and financial metrics	50% of the award is based on relative total stockholder return (RTSR) compared to the NASDAQ-100 and 50% is based on average Adjusted three-year EPS	Three-year performance period; three-year cliff vest
Restricted Stock Units (RSUs)	Equity	Provides long-term retention value while further aligning our executive officers’ interests with those of our stockholders	Vesting based on continued service and value is tied to stock price	Annual vesting in equal installments over three years
54	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Additional objectives of our executive compensation program include:
•
Competitive for the Business. The HR and Compensation Committee aims to set executive compensation at competitive levels to attract, motivate, engage and retain executive officers. We consider practices of peer companies as reference points for comparative purposes but do not set specific percentile objectives.

•
Internally Fair and Equitable. The HR and Compensation Committee considers business and individual factors to evaluate internal fairness of compensation and monitors the internal compensation relationships among our executive officers. Predetermined formulas are not part of this evaluation.

•
High Standards for Governance and Compensation Risk Management. The HR and Compensation Committee has a comprehensive charter that provides for oversight of our executive compensation program and includes annually reviewing all components of executive compensation, conducting a compensation risk assessment and reviewing advancement of human capital initiatives. The risk assessment also covers talent and compensation program risks for our non-executive employees. See the discussion of our risk-assessment process under the section “Compensation Risk Management” on page 66 for more details on our compensation-related corporate governance practices.

We also have competitive health, welfare and retirement benefits that are generally structured in the same manner for all U.S. employees. A summary of these and several other benefits begins on page 61.
2023 Executive Compensation Program
Base Salaries
In September 2022, the HR and Compensation Committee approved the fiscal 2023 annual base salaries for our executive officers. The HR and Compensation Committee increased Mr. Amon’s base salary in fiscal 2023 to reflect his strong performance and leadership as well as to remain market competitive. This was Mr. Amon’s first salary increase since becoming CEO and was determined after considering the Company’s record financial results in fiscal 2022 under his leadership. When taking into account his salary increase, Mr. Amon’s target total cash compensation (salary plus target ACIP opportunity) approximates the median of our peer group. The HR and Compensation Committee did not increase the fiscal 2023 annual base salaries for any of our other NEOs as their base salary levels remained competitive to market.
The ending fiscal 2023 and fiscal 2022 annual base salaries for our NEOs are illustrated below in Figure 2.
Figure 2: NEO Base Salaries
NEO	2023	2022	% Change
Cristiano Amon	$1,350,000	$1,150,000	17%
Akash Palkhiwala	$750,000	$750,000	—%
James H. Thompson	$900,000	$900,000	—%
Alexander H. Rogers	$800,000	$800,000	—%
Ann Chaplin	$700,000	$700,000	—%
Annual Cash Incentive Plan (ACIP)
Fiscal 2023 ACIP Structure. The overriding objective of the ACIP is to reward our executive officers for performance against annual financial objectives, as well as to reward human capital advancements. For fiscal 2023, the HR and Compensation Committee determined that annual cash incentive payouts under the ACIP would be weighted 100% on annual operating performance measures (Adjusted Revenues and Adjusted Operating Income, as defined in Appendix A) with a non-financial performance measure (human capital advancements) modifier. The HR and Compensation Committee selected targets based on our Board-approved annual budget, which takes into consideration prior year results, forward guidance and business outlook. In considering those factors, the HR and Compensation Committee believes the targets set demonstrate rigorous goal setting. The two financial measures were each weighted 50%, and the human capital advancements modifier can adjust the payout by a multiple of 0.9 to 1.1. However, payouts of ACIP awards are capped at a maximum of 200% of target levels.
The overall ACIP funding range is zero to 200% and encompasses both upside reward and downside performance risk typical of peer practices. Each executive officer’s ACIP target is based on a percent-of-salary and is determined by the HR and Compensation Committee based on practices of our peer companies and individual considerations. No changes were made to the target bonus percentages of our NEOs for fiscal 2023. The ACIP payout schedule for fiscal 2023 is set forth in Figure 3.
2024 PROXY STATEMENT	55

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Figure 3: Fiscal 2023 ACIP Payout Schedule (1)
	Award Level	Achievement of Financial Objective (2)	Funding of Financial Objective
Financial	Maximum	120%	200%
	Target	100%	100%
	Threshold	80%	0%
Non-Financial
Modifies Funding of Financial Objective:
Non-Financial significantly above expectations: Multiplier of 1.1
Non-Financial meets expectations: Multiplier of 1.0
Non-Financial significantly below expectations: Multiplier of 0.9

1
Regardless of the level of achievement of the Financial and Non-Financial Objectives, in no event can the ACIP funding exceed 200% of the ACIP target award amount.

2
Funding of the ACIP Financial Objectives between award levels interpolates linearly with the achievement of the financial objective.

The HR and Compensation Committee has the authority to apply discretion to ACIP earned amounts based on feedback from other Board members, feedback from our CEO and other considerations. A summary of these factors is discussed in the “Process and Rationale for Executive Compensation Decisions” section beginning on page 63. Any such discretionary modifications would be incremental to the predefined adjustments to the Company’s GAAP financial results as defined in the ACIP. See Appendix A for a listing of predefined adjustments. No discretionary modifications were made by the HR and Compensation Committee in determining fiscal 2023 ACIP payouts.
Fiscal 2023 ACIP Earnings
Figure 4 shows the objectives and actual performance for Adjusted Revenues and Adjusted Operating Income and illustrates the following:
•
Financial performance was weighted 50% Adjusted Revenues and 50% Adjusted Operating Income.

•
Non-financial performance was evaluated based on human capital advancements.

•
Adjusted Revenues performance was 84.9% of target, Adjusted Operating Income performance was 82.9% of target and the non-financial modifier for human capital advancements was determined to have a multiple of 1.0x.

•
As a result, our financial weighted performance was 84.0% ( (84.9% x 50%) + (82.9% x 50%) ) and our non-financial modifier was a multiple of 1.0, which translated into award funding of 20% based on the predefined formula in the 2023 ACIP.

•
The final payout of 20% target is significantly below the fiscal 2022 ACIP payout (119% of target), which reflects lower financial achievement against budgeted financials in fiscal 2023 due to cyclical headwinds in the semiconductor industry and weakness in the macroeconomic environment (which negatively impacted consumer demand for smartphones and other devices that incorporate our products and technologies). This outcome underscores the rigor of our goal setting process and commitment to paying for performance.

56	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Figure 4: Fiscal 2023 ACIP Objectives and Performance

Financial Performance

	Threshold		Target	Maximum	Performance	Weight	Wtd. Perf.
Adjusted Revenues ($Bs)							
Performance Range	$33.750		$42.187	$50.624			
Actual Performance		$35.832			84.9%	50%	42.5%
Adjusted Operating Income ($Bs)							
Performance Range	$11.055		$13.819	$16.583			
Actual Performance		$11.460			82.9%	50%	41.5%
Weighted Performance							
Performance Range	80%		100%	120%			
Actual Performance		84.0%					84.0%
Funding of Financial Objective							
Payout Range % of Target	0%		100%	200%			
Incentive Multiple		20%					

Non-Financial Performance

	Threshold		Target	Maximum
Human Capital Advancements				
Modifier Range	x0.9		x1.0	x1.1
Modifier			x1.0	

Overall Performance

	Threshold		Target	Maximum
Payout Rate				
Payout Range % of Target	0%		100%	200%
ACIP Payout		20%

Human Capital Advancements Performance
The 2023 ACIP includes a non-financial performance measure as a modifier. This approach complements our strategy to deliver financial results in a sustainable manner and to position the Company for long-term success. For fiscal 2023, the HR and Compensation Committee’s framework to evaluate performance focused on human capital advancements. The framework considers holistic performance across several areas including execution of senior leader development activities, turnover statistics at a Company level and in key areas, as well as trends and progress in the areas of culture, morale and inclusion.
The HR and Compensation Committee reviewed progress in these areas with management, both during the fiscal year as well as in the first quarter of fiscal 2024, in connection with finalizing rewards for fiscal 2023. Given the results across the key areas, the HR and Compensation Committee determined that the Company met expectations and approved the non-financial performance modifier equal to 1.0x.
2024 PROXY STATEMENT	57

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Figure 5: Fiscal 2023 ACIP Target and Earned Amounts
Name	ACIP Target as Percent of Salary	ACIP Target	Payout % Per Plan Formula	Payout % Approved by HR and Compensation Committee	Earned $ Amount Approved by HR and Compensation Committee
Cristiano R. Amon	200%	$2,700,000	20%	20%	$540,000
Akash Palkhiwala	150%	$1,125,000	20%	20%	$225,000
James H. Thompson	150%	$1,350,000	20%	20%	$270,000
Alexander H. Rogers	140%	$1,120,000	20%	20%	$224,000
Ann Chaplin	100%	$700,000	20%	20%	$140,000
Equity Awards
Equity Awards and Shift in Grant Timing
Historically, we have granted annual equity awards to our executive officers in September, the last month of our fiscal year. In fiscal 2021, the Board of Directors and management changed the timing of the Board’s review of our strategic plan financials from the fourth quarter of our fiscal year to the first quarter of our fiscal year to allow for the most current information to be used in the preparation of our strategic plan financials. This timing also aligns with the Board’s approval of our annual financial budget in the first quarter of our fiscal year.
In fiscal 2022, the HR and Compensation Committee decided to correspondingly shift the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year so that it had the benefit of our final, Board-approved budget and our strategic plan financials, prior to setting performance goals for the executive officers’ PSUs. As a result of this change, (1) no annual equity awards were granted to our NEOs during fiscal 2022 (other than to Ms. Chaplin, who joined the Company in fiscal 2022), and (2) annual equity awards for fiscal 2023 were granted in December 2022. Similarly, annual equity awards for fiscal 2024 were granted in December 2023, and we anticipate that our executive officers will continue to receive their annual equity awards in the first quarter of each subsequent fiscal year.
Consistent with recent fiscal years, the HR and Compensation Committee chose RTSR and Adjusted EPS for the fiscal 2023 PSUs because it believed these were the best indicators of the achievement of our long-term financial plan and provided balance by measuring both relative and absolute performance on important metrics. In addition, the HR and Compensation committee granted time-based equity awards to our NEOs in the form of RSUs. These awards, described in greater detail below, include dividend equivalent rights that accrue in the form of additional shares with vesting and distribution at the same time as the earned and vested underlying awards.
Fiscal 2023 RTSR PSUs. The RTSR PSUs allow recipients to earn a variable number of shares of our common stock based on our TSR performance over a three-year period (fiscal 2023-2025) compared to companies comprising the NASDAQ-100, using the payout schedule set forth in Figure 6. The RTSR PSUs require achievement of performance at the 55th percentile in order to earn the target number of shares, while the maximum number of shares that can be earned are 2x the target for performance at or above the 90th percentile. No shares would be earned if performance is below the 25th percentile. The RTSR PSUs also provide that the total number of shares earned may not exceed the target number of shares if our absolute TSR for the entire three-year performance period is negative, regardless of the level of RTSR achieved.
Figure 6: Fiscal 2023 RTSR PSU Payout Schedule
Award Level	Qualcomm’s RTSR Percentile Rank Among the NASDAQ-100	Multiple of Target RTSR PSUs Earned (1)
Maximum	90th percentile and above	2x
Target	55th percentile	1x
Threshold	25th percentile	0.25x
Below Threshold	Below 25th percentile	No shares earned

1
The multiple of target RTSR PSUs earned between award levels interpolates linearly with our RTSR percentile rank among the NASDAQ-100.

58	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Fiscal 2023 EPS PSUs. The EPS PSUs allow recipients to earn a variable number of shares of our common stock based on the achievement of a three-year (fiscal 2023-2025) average Adjusted EPS goal established by the HR and Compensation Committee. With the support of Pay Governance, the HR and Compensation Committee assessed the challenge of achieving the Adjusted EPS goal in a variety of ways, including comparing the goal with post fiscal 2022 market consensus for fiscal 2023, fiscal 2024 and fiscal 2025, historical performance levels and external guidance of the Company and our compensation peers. The HR and Compensation Committee intended that the goal chosen for measuring performance under the EPS PSUs would generally present a similar or higher degree of difficulty for achievement in comparison to the Adjusted EPS goals chosen in recent years and reflect the rigor of our goal setting. The fiscal 2023 EPS PSU goal will be disclosed along with actual results following completion of the performance period, similar to the disclosure of both goal and actual results for the fiscal 2020 EPS PSUs on page 59. See Appendix A for the definitions of performance measures to be used in determining the number of EPS PSUs for the performance period. The payout schedule is set forth in Figure 7.
Figure 7: Fiscal 2023 EPS PSU Payout Schedule
Award Level	Multiple of Target EPS PSUs Earned (1)
Maximum	2x
Target	1x
Threshold	0.33x
Below Threshold	No shares earned

1
The multiple of target EPS PSUs earned between award levels interpolates linearly with our average Adjusted EPS for the three-year performance period.

Fiscal 2023 RSUs. RSUs represent the right to receive one share of our common stock for each unit awarded, based on continued employment during the vesting period, which is in equal annual installments over three years. We use RSUs as part of the annual equity awards for our executive officers in order remain competitive with the practices of our peer companies, to support alignment with our stockholders and to further our retention objectives.
Summary of Grant Date Fair Values of Fiscal 2023 Equity Awards. Figure 8 shows the grant date fair values of the equity awards granted to our NEOs in fiscal 2023. The HR and Compensation Committee set fiscal 2023 equity awards at these levels in order to provide competitive compensation opportunities, support our pay for performance philosophy and to align the interests of our NEOs with those of our stockholders. The incremental increases in target grant values between fiscal 2021 and fiscal 2023 reflect multiple factors listed below:
1.
Market adjustments based on our executive compensation assessment intended to position individual executive long-term incentive opportunities closer to or at the market median.

2.
Qualcomm’s strong financial performance results during fiscal 2022.

3.
The one-time delay in grant timing (from September to December) due to the shift in grant timing described above, which represented approximately a 5% increase from target values. The approximate 5% increase was determined by using the length of delay (approximately 2 months) compared to the length of the performance period (36 months).

Figure 8: Grant Date Fair Values of Equity Awarded to NEOs in Fiscal 2023
Name	RTSR PSUs	EPS PSUs	RSUs	Total All Awards
Cristiano R. Amon	$6,333,106	$6,333,058	$8,444,077	$21,110,241
Akash Palkhiwala	$2,217,031	$2,217,057	$2,956,118	$7,390,206
James H. Thompson	$2,850,090	$2,850,080	$3,800,106	$9,500,276
Alexander H. Rogers	$1,899,044	$1,899,067	$2,532,089	$6,330,200
Ann Chaplin	$1,344,057	$1,344,093	$1,792,042	$4,480,192
Fiscal 2020 PSUs with Performance Periods Ending in Fiscal 2023. In September 2020, the HR and Compensation Committee granted RTSR PSUs and EPS PSUs to our then executive officers, including Messrs. Amon, Palkhiwala and Rogers and Dr. Thompson, which vested in October 2023 and were earned based on our performance for fiscal 2021-2023. The value of these awards at the time of grant was allocated 50% to RTSR PSUs and 50% to EPS PSUs. After application of a Monte Carlo valuation to determine the number of RTSR shares, the mix of target shares was 48% RTSR PSUs and 52% EPS PSUs.
RTSR PSUs were earned at 25% of target, reflecting our 4% TSR and 25th percentile TSR performance versus the NASDAQ-100 for the performance period. EPS PSUs were earned at 200% of target, reflecting Adjusted EPS performance of  $9.76, above the $7.81 maximum for the performance period. In the aggregate, our NEOs earned 121% of target of the fiscal 2020 RTSR PSUs and EPS PSUs.
2024 PROXY STATEMENT	59

EXECUTIVE COMPENSATION AND RELATED INFORMATION
RTSR PSUs and EPS PSUs together represent a balance of relative and absolute measures in our long-term incentive awards, and they measure performance differently. The ending TSR used for determining the final payout for the RTSR PSUs was based on the last 20 trading days of fiscal 2023, while the payout for the EPS PSUs was based on an average of three years of Adjusted EPS results. EPS PSU performance was higher, largely due to our exceptional financial performance in fiscal 2022. While our RTSR PSUs were tracking above target for much of the three-year period, our stock price declined during fiscal 2023 resulting in a payout below target. Although the outcomes did vary between awards, we believe the aggregate payouts are commensurate with our performance over the three-year period.
Figure 9: Fiscal 2020 PSUs Awarded to NEOs with Performance Periods Ending in Fiscal 2023 (1)
	RTSR	Adjusted EPS
Target Performance	55th Percentile	$6.25
Actual Performance	25th Percentile	$9.76
Payout Percentage	25%	200%
Awarded Shares (2)	RTSR	Adjusted EPS	Total
Cristiano R. Amon	5,575	54,266	59,840
Akash Palkhiwala	2,370	23,064	25,433
James H. Thompson	5,017	48,838	53,855
Alexander H. Rogers	2,788	27,134	29,921

1
Ms. Chaplin is not included in the table above as she was not employed at Qualcomm in September 2020 when the applicable PSUs were granted.

2
Excludes accrued dividend equivalent shares received upon release of the PSUs.

60	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Other Compensation Components

In addition to the primary compensation components summarized in Figure 1 on page 54, during fiscal 2023, we provided competitive health and welfare benefits to our employees. Figure 10 describes certain benefits that are generally available to our executive officers, and which may also be available to other individuals at varying levels of management. Figure 11 describes some of the other benefits that are generally available to all U.S.-based employees, including executive officers.
Figure 10: Fiscal 2023 U.S. Executive Benefits
Component	Form and Purpose	Comment
Executive Physicals	• Provide a comprehensive physical exam designed to focus on wellness, prevention and early detection of potential health risks.	This benefit is available to our Vice President and above employee population.
Nonqualified Deferred Compensation Plan (NQDC Plan) Company Match
•
Company match on employees’ deferred contributions up to a maximum amount based on a predefined formula.

•
Provide a competitive, nonqualified, tax-efficient defined contribution retirement program for employees deemed to be “highly compensated.”

See the discussion titled “Nonqualified Deferred Compensation” under the section “Compensation Tables and Narrative Disclosures” for a description of the Company match program.
The benefit of participation is available to our Senior Director and above employee population, with the match benefit available to our Vice President and above population.

Financial Planning Reimbursement	• Reimbursement of actual expenses, up to a pre-determined maximum amount based on job level, incurred for financial, estate and tax planning. • Attract and retain executive-level employees.
We reimburse up to $12,500 annually for our CEO and up to $8,000 annually for our other executive officers.
A reimbursement for financial planning is also available to our Vice President and above employee population.

Additional Life Insurance	• Additional coverage, above the amount provided to all employees, up to a pre-determined maximum amount based on job level. • Attract and retain executive-level employees.	The additional coverage is $1,000,000 for our CEO and $750,000 for our other executive officers. Additional life insurance coverage is also provided to our Vice President and above population.
Use of Corporate Aircraft for Personal Travel	• Facilitate flexible travel arrangements and provide security.
This benefit is only available to our executive officers.
The aggregate incremental cost to the Company of our CEO’s personal use of our corporate aircraft, as reported in our proxy statement, shall not exceed $500,000 in any fiscal year.

Security Personnel for our CEO	• Provide security for certain travel locations.	This benefit is only available to our CEO. We believe the risk-based security measures we have implemented for our CEO, which arose out of a FY22 security assessment, are reasonable and appropriate.
Severance Benefits
•
Provide severance payments and benefits upon a qualifying termination of employment

•
Provide transition income replacement that will allow the executive to not be distracted from business priorities.

•
Attract and retain executive-level employees.

We believe the levels of severance provided by our Executive Officer Severance Plan (Severance Plan) are consistent with market practices. Our plan does not provide for any gross-ups for excise taxes imposed as a result of severance payments. This plan is described in more detail below.

2024 PROXY STATEMENT	61

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Figure 11: Fiscal 2023 U.S. All-Employee Benefits
Component	Form/Purpose	Comment
Health Plans	• Support a healthy and productive workforce. • Attract and retain employees.
Qualcomm’s health plans encourage prevention and provide protection against health care costs. We offer health savings account funding to help employees pay for qualified medical expenses and encourage tax-efficient savings.

401(k) Plan	• Provide a tax-efficient retirement savings opportunity. • Attract and retain employees.
The 401(k) Plan is a tax-qualified deferred compensation plan. We match employee contributions in cash using a tiered structure in order to encourage participation among all employees. If an employee contributes the maximum annual amount permitted under IRS rules, including the maximum catch-up contribution for employees age 50 or older, the Company’s match would be $6,675 for 2023.

Employee Stock Purchase Plan (ESPP)	• Encourage ownership of Qualcomm stock and align employee and stockholder interests. • Attract and retain employees.
The ESPP is a tax-qualified plan generally available to all U.S.-based employees. Offering Periods have a duration of 24 months, with each Offering Period consisting of four consecutive six-month Purchase Periods. Purchases through payroll deductions are limited to $12,500 in fair market value (FMV) of our common stock per six-month purchase period. The purchase price is the lesser of  (1) 85% of the FMV of the shares on the first day of the offering period or (2) 85% of the FMV of the shares on the applicable Purchase Date within the Offering Period.

Charitable Contribution Match	• Match cash paid to the charitable organization up to predefined maximum amounts. • Encourage and extend employees’ support of cultural, educational and community non-profit organizations.
We match 100% of employee contributions, up to predefined maximum amounts, to qualified tax-exempt non-profit organizations, excluding organizations that further religious doctrine, exclusionary organizations and/or political non-profit organizations. The maximum annual amount we will match is based on the employee’s job level. We will match up to $125,000 for our CEO and our President (if not also our CEO) and up to $100,000 for our other executive officers.

Relocation Benefits	• Attract and retain employees.	We provide relocation benefits to employees who are required to move for business purposes. We gross up for the impact of tax on such benefits for our Director and above employee population.
Change in Control Severance
•
Provide severance payments and benefits upon a qualifying termination of employment following a change in control of the Company.

•
Provide transition income replacement that will allow the employee to not be distracted from business priorities.

•
Treat employees fairly following a change in control.

A cash severance package is provided based on job level and years of service, and unvested stock awards would vest. Employees would also receive outplacement support and U.S.-based employees would receive paid health care coverage through COBRA for the length of the severance period, not to exceed 18 months.
We believe that the benefits provided under our Executive Officer Change in Control Severance Plan (CIC Severance Plan) are consistent with market practices. In addition, we do not provide for any “single trigger” payments. Our plans do not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change in control. We provide change in control benefits to non-executive officers under our Non-Executive Officer Change in Control Severance Plan.

Executive Severance and Change in Control Benefits
Please see the “Potential Post-Employment Payments” section of this proxy statement for information regarding the Severance Plan, the CIC Severance Plan and treatment of equity upon various types of employment terminations.
62	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Process and Rationale for Executive Compensation Decisions

The HR and Compensation Committee considers several factors in determining the compensation of our executive officers, but does not have a predefined framework for prioritizing or weighting these factors, and the emphasis placed on specific factors may vary among our executive officers. Ultimately, it is the HR and Compensation Committee’s judgment about these factors that forms the basis for determining our executive officers’ compensation.
In the first quarter of each fiscal year, the HR and Compensation Committee sets our executive officers’ salaries and ACIP targets and grants equity awards for the fiscal year. Prior to fiscal 2022, we granted annual equity awards to our executive officers in September, the last month of our fiscal year. In fiscal 2022, the HR and Compensation Committee decided to shift the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year so that it had the benefit of our final, Board-approved budget and our strategic plan financials (both of which moved from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year), prior to setting performance goals for the executive officers’ PSUs.
In executive sessions without our CEO present, the HR and Compensation Committee approved adjustments to base salaries (as applicable), approved ACIP targets, approved equity awards and approved ACIP and PSU earned amounts. In making these decisions and determining the amounts and mix of executive compensation, the HR and Compensation Committee considered the following factors, among others:
•
Business performance, including operational management such as project milestones and expense management;

•
Feedback from our CEO regarding the performance of our business, his performance and his evaluation of and compensation recommendations for the other executive officers;

•
Feedback from our CEO and Chief Human Resources Officer regarding progress on human capital advancements;

•
The executive officers’ individual performance and contributions to financial and strategic objectives, including expertise, skills, tenure in position and potential to assume increased responsibilities;

•
Labor market conditions, competitive compensation for comparable positions and potential threats to our business due to retention-related risks;

•
Developing and motivating employees (such as establishing processes for identifying and assessing high potential employees) and attracting and retaining employees;

•
Feedback from our stockholders received as part of our stockholder outreach program;

•
Internal working and reporting relationships and teamwork among our executive officers (for example, using the same ACIP and PSU financial metrics and objectives for all executive officers promotes teamwork and collaboration and our executive officers’ contribution to Company-wide initiatives);

•
The HR and Compensation Committee’s intention for compensation to be internally fair and equitable relative to roles, responsibilities and relationships, in addition to being competitively reasonable; and

•
Leadership actions that support our ethical standards, compliance culture and ESG initiatives.

The HR and Compensation Committee engages independent advisors.
The HR and Compensation Committee has the authority to engage and terminate its independent compensation consultant and to obtain advice and assistance from external legal, accounting and other advisors. The HR and Compensation Committee engaged Pay Governance, an independent executive compensation consulting firm, to advise it on compensation matters during fiscal 2023. Pay Governance reports directly to the HR and Compensation Committee. The Company did not engage Pay Governance for any services during fiscal 2023. The HR and Compensation Committee’s engagement of Pay Governance did not raise any conflicts of interest. Pursuant to the engagement, Pay Governance:
•
Provided information, insights and advice regarding compensation philosophy, objectives and strategy;

•
Recommended peer group selection criteria and identified and recommended potential peer companies;

•
Provided analyses of competitive compensation practices for executive officers and non-employee directors;

•
Provided analyses of potential risks arising from executive and non-executive compensation programs;

•
Provided analyses of aggregate equity compensation spending and related dilution;

•
Reviewed and commented on recommendations regarding executive officer compensation amounts;

2024 PROXY STATEMENT	63

EXECUTIVE COMPENSATION AND RELATED INFORMATION
•
Advised the HR and Compensation Committee on specific issues as they arose; and

•
Kept the HR and Compensation Committee informed of executive compensation trends and regulatory and governance considerations related to executive compensation.

The HR and Compensation Committee also sought and received advice from our outside legal counsel, DLA Piper LLP. Our Human Resources department supported the HR and Compensation Committee in its work, collaborated with Pay Governance and DLA Piper, conducted additional analyses and managed our compensation and benefit programs.
The HR and Compensation Committee reviews peer group compensation practices.
The HR and Compensation Committee identified peer companies to use for competitive analyses, considering recommendations made by Pay Governance and input received from stockholders. The peer companies were identified based on the following target selection criteria:
•
Technology, telecommunications and media companies (excluding those that are primarily content producers) based on Global Industry Classification Standard codes.

•
Companies of comparable size, with market capitalization generally between 0.25x to 4.0x Qualcomm’s market capitalization and revenues generally between 0.4x to 2.5x Qualcomm’s revenues.

•
The HR and Compensation Committee used market capitalization as a quantitative criterion because:

•
Market capitalization is directly related to stockholder interest; and

•
Market capitalization, with stock price as a key component, is the key driver of equity compensation grant value, and equity compensation grant value is the single largest component of executive compensation among technology companies with large market capitalization.

•
The HR and Compensation Committee also included revenues as a quantitative criterion because revenues are commonly used as a selection criterion by our peer companies, third-party compensation survey providers and proxy advisory firms.

Pay Governance provides analyses of peer company competitive practices. The HR and Compensation Committee considers these peer company competitive practices, along with the other factors described in this section, when determining the salaries, ACIP targets and equity awards for our CEO and other executive officers.
Figure 12 identifies the peer companies that the HR and Compensation Committee approved in May 2023 for purposes of determining our executive officers’ target compensation levels. The peer companies and Qualcomm are ranked, high-to-low, on market capitalization and revenues. The HR and Compensation Committee made no changes to the peer companies in fiscal 2023.
64	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Figure 12: Qualcomm’s Relative Rankings Among Peer Companies as of March 31, 2023 (1)
Revenues
Company	$ Millions
T-Mobile US	$79,571
Accenture	$63,144
Intel	$63,054
Charter	$54,022
Cisco	$53,161
Oracle	$47,958
Qualcomm	$42,958
Broadcom	$34,412
Netflix	$31,616
salesforce.com	$31,352
Visa	$30,187
PayPal	$27,518
NVIDIA	$26,974
Applied Materials	$26,253
AMD	$23,601
Micron Technology	$23,063
Texas Instruments	$20,028
Lam Research	$19,048
Adobe	$17,999
Intuit	$13,684
VMware	$13,350
NXP Semiconductors	$13,205
Analog Devices	$12,579
75th Percentile	$44,572
Median	$27,246
25th Percentile	$19,293
QCOM Percentile Rank	74%
Market Cap
Company	$ Millions
NVIDIA	$684,981
Visa	$463,666
Broadcom	$267,473
Oracle	$250,866
Cisco	$214,109
salesforce.com	$199,780
Accenture	$180,498
Adobe	$176,769
T-Mobile US	$176,615
Texas Instruments	$168,563
AMD	$157,738
Netflix	$153,858
Qualcomm	$142,252
Intel	$135,156
Intuit	$125,076
Applied Materials	$103,806
Analog Devices	$99,764
PayPal	$85,916
Lam Research	$71,532
Micron Technology	$66,036
Charter	$54,590
VMware	$53,496
NXP Semiconductors	$48,394
75th Percentile	$194,960
Median	$155,798
25th Percentile	$89,378
QCOM Percentile Rank	45%

1
Data above is from Standard & Poor’s Capital IQ. Revenue data is based on the last 12 months of results using financial filings through March 31, 2023. Market capitalization data is based on the 12-month average as of March 31, 2023.

2024 PROXY STATEMENT	65

HR AND COMPENSATION COMMITTEE REPORT
The HR and Compensation Committee reviewed and discussed the CD&A with management. Based on this review and discussion, the HR and Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
HR AND COMPENSATION COMMITTEE
Irene B. Rosenfeld, Chair
Gregory N. Johnson
Kornelis (Neil) Smit
COMPENSATION RISK MANAGEMENT
One element of the HR and Compensation Committee’s engagement of Pay Governance was to collaborate with Qualcomm’s Human Resources staff to assess potential risks that may arise from our compensation programs. Based on this assessment, the HR and Compensation Committee concluded that our policies and practices do not encourage excessive or unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company. The assessment included executive and non-executive programs and focused on the variable components of cash and equity awards. Our compensation programs are designed and administered by our corporate compensation and benefits staff within Human Resources and are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:
•
The alignment of pay philosophy, peer group companies and compensation levels relative to competitive practices to support our business objectives.

•
Balance of cash and equity, short- and long-term performance periods, limits on performance-based award schedules, Company financial metrics with consideration of individual performance factors and HR and Compensation Committee discretion.

•
Ownership guidelines, clawbacks, insider trading prohibitions, an equity award approval authorization policy and independent HR and Compensation Committee oversight to effectively mitigate compensation-related risk.

66	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
The following tables, narratives and footnotes describe the total compensation and benefits awarded to, earned by or paid to our NEOs during fiscal 2023.
Summary Compensation Table

The following table shows information regarding compensation of each of our NEOs for fiscal 2023, 2022 and 2021, except in the case of Ms. Chaplin who first became an NEO in fiscal 2022. See the “Compensation Discussion and Analysis” section for additional information regarding our fiscal 2023 executive compensation program.
Fiscal 2023 Summary Compensation Table (1)
Name and Principal Position	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Cristiano R. Amon President & Chief Executive Officer	2023	1,346,154	—	21,110,241	540,000	493,940	23,490,335
	2022	1,150,000	—	—	2,737,000	867,113	4,754,113
	2021	1,032,902	—	16,000,168	3,092,000	513,854	20,638,924
Akash Palkhiwala Chief Financial Officer	2023	750,214	—	7,390,206	225,000	151,539	8,516,959
	2022	750,214	—	—	1,339,000	186,556	2,275,770
	2021	750,214	250,000	4,800,193	1,118,000	104,059	7,022,466
James H. Thompson Chief Technology Officer	2023	900,058	—	9,500,276	270,000	123,544	10,793,878
	2022	900,058	—	—	1,607,000	149,775	2,656,833
	2021	900,058	—	9,000,184	2,012,000	262,270	12,174,512
Alexander H. Rogers President, Qualcomm Technology Licensing & Global Affairs	2023	800,010	—	6,330,200	224,000	145,453	7,499,663
	2022	800,010	—	—	1,333,000	153,777	2,286,787
	2021	800,010	—	5,000,207	1,669,000	176,456	7,645,673
Ann Chaplin General Counsel and Corporate Secretary	2023	700,000	—	4,480,192	140,000	207,970	5,528,162
	2022	619,231	1,250,000	5,500,250	833,000	157,255	8,359,736
	2021

1
We do not offer a pension plan or other defined benefit retirement plan to our executive officers. Under our Nonqualified Deferred Compensation Plan (NQDC Plan), we do not provide above-market or preferential earnings on deferred compensation. Further, we did not award any stock options to any of our NEOs in any of the periods set forth in this table. Accordingly, the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “Option Awards” columns have been omitted from the Fiscal 2023 Summary Compensation Table.

2
The amounts in this column also include portions of our NEOs’ salaries that they may have deferred pursuant to the NQDC Plan. See “Fiscal 2023 Nonqualified Deferred Compensation” table.

3
In May 2018, Mr. Palkhiwala was awarded a retention bonus of  $750,000, payable in three equal annual installments of  $250,000, the last of which was paid in 2021. In connection with the commencement of her employment with us, Ms. Chaplin was awarded a sign-on bonus of  $1,250,000 that was paid in November 2021.

4
Stock awards granted to NEOs include annual awards and may include special awards for new hires, promotions and/or retention. The amounts in this column represent the grant date fair values of equity awards granted during the applicable fiscal year. The grant date fair values of RSUs and EPS PSUs were determined based on the closing price of the Company’s common stock on the date of grant. The grant date fair values of RTSR PSUs were determined based on a Monte Carlo simulation (which probability weights multiple potential outcomes). The amounts may not be indicative of the realized value of the awards when they vest. See the “Compensation Discussion and Analysis” section and the “Fiscal 2023 Grants of Plan-Based Awards” table for details on the stock awards granted to our NEOs during fiscal 2023. If we assume that the highest level of performance conditions will be achieved with respect to the PSUs (and thus the maximum number of shares will be issued under the PSUs), using the fair value of our common stock on the grant date for such shares, the fiscal 2023 stock awards would be as follows: $33,776,405 for Mr. Amon, $11,824,294 for Mr. Palkhiwala, $15,200,446 for Dr. Thompson, $10,128,311 for Mr. Rogers and $7,168,342 for Ms. Chaplin. As previously discussed, in fiscal 2022, the HR and Compensation Committee decided to shift the timing of the grant of equity awards to our executive officers from the fourth quarter of our fiscal year to the first quarter of our subsequent fiscal year. Accordingly, we did not grant equity awards to our NEOs in fiscal 2022, except for Ms. Chaplin, who was granted PSUs and RSUs as part of her offer to join the Company in November 2021.

5
The amounts in this column represent cash bonuses earned under our ACIP for performance during the applicable fiscal year. The amounts in this column also include portions of our NEOs’ bonuses that they may have deferred pursuant to the NQDC Plan. See the “Fiscal 2023 Nonqualified Deferred Compensation” table.

6
See the “Fiscal 2023 All Other Compensation” table for an itemized account of compensation reported in this column for fiscal 2023.

2024 PROXY STATEMENT	67

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
All Other Compensation

We provide our NEOs with other compensation that is reasonable and consistent with our executive compensation program and supports our efforts to attract and retain executive-level employees. The cost of these benefits is disclosed in the “Fiscal 2023 Summary Compensation Table” and are itemized in the “Fiscal 2023 All Other Compensation” table below.
Fiscal 2023 All Other Compensation
Name	Perquisites and Other Personal Benefits ($) (1)	Nonqualified Deferred Compensation Plan ($) (2)	Charitable Match ($) (3)	401k Match ($) (4)	Life Insurance Premiums ($) (5)	Tax Gross- Ups ($) (6)	All Other Compensation Total ($)
Cristiano R. Amon	323,456	155,403	—	6,675	8,406	—	493,940
Akash Palkhiwala	—	83,569	56,000	5,868	6,102	—	151,539
James H. Thompson	—	100,282	—	6,675	16,587	—	123,544
Alexander H. Rogers	21,148	85,320	—	6,675	32,310	—	145,453
Ann Chaplin	112,035	26,923	17,500	6,675	7,470	37,367	207,970

1
Perquisites and other personal benefits for an NEO are excluded if the total value of all of such perquisites and personal benefits is less than $10,000. If the total value of all perquisites and personal benefits for an NEO is $10,000 or more, then each perquisite or personal benefit, regardless of its amount, is identified by type. Each perquisite or personal benefit that exceeds the greater of  $25,000 or 10% of the total amount of perquisites and personal benefits for that NEO is identified by type and quantified.

Under certain circumstances, our executive officers may utilize our corporate aircraft for personal use. In those instances, the value of the benefit is based on the aggregate incremental cost to the Company. Incremental cost is calculated based on the variable costs to the Company, including fuel costs, mileage, certain maintenance costs, universal weather-monitoring costs, on-board catering, landing/ramp fees and certain other miscellaneous costs. Fixed costs that do not change based on usage, such as pilot salaries, are excluded. Based on a third-party security assessment for our CEO, in fiscal 2022 we adopted a more robust Executive Travel — Aircraft Use Policy that, as applicable to Mr. Amon, requires that he use our corporate aircraft for all business and personal travel. However, the HR and Compensation Committee has established that the amount reported in the Company’s proxy statement for the CEO’s personal use of our corporate aircraft in any fiscal year shall not exceed $500,000. Accordingly, the Company and Mr. Amon have entered into aircraft time-sharing agreements pursuant to which Mr. Amon may reimburse the Company for the expenses of each flight operated under such an agreement up to the maximum amount permitted under Federal Aviation Administration rules. Mr. Amon has discretion over which flights are operated under a time-sharing agreement. The amounts shown for Mr. Amon’s personal use of our corporate aircraft reflect the total aggregate incremental costs to the Company of his personal use of our corporate aircraft, less any payments made by him to the Company under the time-sharing agreements. Additionally, as a result of the security assessment, security personnel is provided to Mr. Amon for certain travel locations depending on the risk level. We believe that the risk-based security measures we have implemented for our CEO are appropriate business expenses for the benefit of the Company. However, the SEC considers personal security to be a perquisite; as such, in accordance with SEC disclosure rules, the aggregate incremental cost to us of these services is reported in this column and in the “All Other Compensation” column of the Summary Compensation Table.
The amounts in this column include: Mr. Amon — $223,726 for the personal use of our corporate aircraft, $92,177 for security for personal travel and the remainder for insurance premiums and financial planning; Mr. Rogers — $17,995 for personal use of our corporate aircraft, $2,389 for financial planning and the remainder for insurance premiums; Ms. Chaplin — $94,812 for relocation, $16,000 for financial planning (including $8,000 reimbursed by the Company in fiscal 2023 for financial planning expenses incurred by Ms. Chaplin in fiscal 2022) and the remainder for insurance premiums.
2
The amounts in this column represent the Company’s cash match of our NEOs’ contributions to the NQDC Plan made in fiscal 2023. See the Nonqualified Deferred Compensation discussion for a description of the NQDC Plan and the Company match program thereunder.

3
The amounts in this column represent our matching contributions for NEO contributions to qualified tax-exempt non-profit organizations under our charitable contribution matching program. We will match up to $125,000 of the contributions for our CEO and up to $100,000 of the contributions for our other executive officers.

4
Our 401(k) plan is a voluntary, tax-qualified deferred compensation plan available to all U.S. employees. We match employee contributions in cash, up to certain limits, using a tiered structure in order to encourage participation among our U.S.-based employees. This program provides a tax-efficient retirement savings opportunity. The amounts in this column represent the Company’s match of our NEO’s contributions to the 401(k) plan.

5
We provide our executive officers additional life insurance above the amounts provided to other employees (executive life insurance). The additional coverage is $1 million for our CEO and $750,000 for our other executive officers. The amounts in this column represent the premiums paid for such executive life insurance, as well as premiums paid for group term life insurance coverage greater than $50,000.

6
The amount in this column represents compensation to Ms. Chaplin to cover her estimated tax liability associated with her relocation costs.

68	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Grants of Plan-Based Awards

The following table shows information regarding the incentive awards granted to our NEOs in fiscal 2023. See the “Compensation Discussion and Analysis” section for detailed information regarding our ACIP and equity award programs, and the awards set forth in the table below.
Fiscal 2023 Grants of Plan-Based Awards (1)(2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards ($) (3)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Cristiano R. Amon	ACIP		27,000	2,700,000	5,400,000
	RTSR PSUs	12/5/22				11,945	47,779	95,558		6,333,106
	EPS PSUs	12/5/22				16,950	51,363	102,726		6,333,058
	RSUs	12/5/22							68,484	8,444,077
Akash Palkhiwala	ACIP		11,250	1,125,000	2,250,000
	RTSR PSUs	12/5/22				4,182	16,726	33,452		2,217,031
	EPS PSUs	12/5/22				5,934	17,981	35,962		2,217,057
	RSUs	12/5/22							23,975	2,956,118
James H. Thompson	ACIP		13,500	1,350,000	2,700,000
	RTSR PSUs	12/5/22				5,376	21,502	43,004		2,850,090
	EPS PSUs	12/5/22				7,628	23,115	46,230		2,850,080
	RSUs	12/5/22							30,820	3,800,106
Alexander H. Rogers	ACIP		11,200	1,120,000	2,240,000
	RTSR PSUs	12/5/22				3,582	14,327	28,654		1,899,044
	EPS PSUs	12/5/22				5,083	15,402	30,804		1,899,067
	RSUs	12/5/22							20,536	2,532,089
Ann Chaplin	ACIP		7,000	700,000	1,400,000
	RTSR PSUs	12/5/22				2,535	10,140	20,280		1,344,057
	EPS PSUs	12/5/22				3,597	10,901	21,802		1,344,093
	RSUs	12/5/22							14,534	1,792,042

1
All equity awards were approved on the grant dates.

2
We did not award any stock options to any NEOs in fiscal 2023. Accordingly, the “All Other Option Awards” and “Exercise or Base Price of Option Awards” columns have been omitted from this table.

3
The amounts in this column for RSUs and EPS PSUs represent the grant date fair values based on the closing price of the Company’s common stock on the date of grant. The amounts for RTSR PSUs represent the grant date fair value of the Company’s common stock as determined using a Monte Carlo simulation (which probability weights multiple potential outcomes).

2024 PROXY STATEMENT	69

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Outstanding Equity Awards at Fiscal Year End

The “Outstanding Equity Awards at Fiscal Year End” table below provides information on the current holdings of equity awards by our NEOs. The market value of equity awards reported is based on the closing price of the Company’s common stock on September 22, 2023, the last trading day of fiscal 2023.
Outstanding Equity Awards at Fiscal Year End (1)
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cristiano R. Amon	09/23/20	12,887 (4)	1,387,672
	09/23/20	57,994 (5)	6,244,794
	09/23/20	5,957 (5)	641,450
	09/23/21	33,397 (6)	3,596,189
	09/23/21			37,571 (9)	4,045,645
	09/23/21			34,496 (9)	3,714,529
	12/05/22	69,885 (7)	7,525,217
	12/05/22			52,414 (10)	5,643,940
	12/05/22			12,189 (11)	1,312,512
Total		180,120	19,395,322	136,670	14,716,626
Akash Palkhiwala	09/23/20	5,477 (4)	589,763
	09/23/20	24,648 (5)	2,654,097
	09/23/20	2,532 (5)	272,646
	09/23/21	10,019 (6)	1,078,846
	09/23/21			11,272 (9)	1,213,769
	09/23/21			10,349 (9)	1,114,380
	12/05/22	24,466 (7)	2,634,499
	12/05/22			18,349 (10)	1,975,820
	12/05/22			4,267 (11)	459,471
Total		67,142	7,229,851	44,237	4,763,440
James H. Thompson	09/23/20	11,599 (4)	1,248,980
	09/23/20	52,193 (5)	5,620,142
	09/23/20	5,361 (5)	577,272
	09/23/21	18,786 (6)	2,022,876
	09/23/21			21,134 (9)	2,275,709
	09/23/21			19,404 (9)	2,089,423
	12/05/22	31,451 (7)	3,386,644
	12/05/22			23,588 (10)	2,539,956
	12/05/22			5,485 (11)	590,625
Total		119,390	12,855,914	69,611	7,495,713
Alexander H. Rogers	09/23/20	6,444 (4)	693,890
	09/23/20	28,998 (5)	3,122,505
	09/23/20	2,979 (5)	320,779
	09/23/21	10,437 (6)	1,123,856
	09/23/21			11,741 (9)	1,264,271
	09/23/21			10,780 (9)	1,160,790
	12/05/22	20,956 (7)	2,256,542
	12/05/22			15,717 (10)	1,692,407
	12/05/22			3,655 (11)	393,570
Total		69,814	7,517,572	41,893	4,511,038
70	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ann Chaplin	11/01/21	11,404 (8)	1,227,983
	11/01/21			12,829 (12)	1,381,427
	11/01/21			12,361 (12)	1,331,032
	12/05/22	14,831 (7)	1,597,002
	12/05/22			11,124 (10)	1,197,832
	12/05/22			2,587 (11)	278,568
Total		26,235	2,824,985	38,901	4,188,859
Footnotes to Outstanding Awards Table
1	Our NEOs did not hold any stock options at September 24, 2023. Therefore, the “Option Awards” columns have been omitted from this table.
2
Amounts in this column represent outstanding RSUs, as well as PSUs whose measurement periods were completed as of the end of fiscal 2023. Amounts include dividend equivalent shares that had not vested at the end of fiscal 2023 as follows:7,875 shares for Mr. Amon; 3,050 shares for Mr. Palkhiwala; 5,939 shares for Dr. Thompson; 3,369 shares for Mr.Rogers and 821 shares for Ms. Chaplin.

3
Amounts in this column represent outstanding PSUs whose measurement periods were not completed as of the end of fiscal 2023. Amounts include dividend equivalent shares that had not vested at the end of fiscal 2023 as follows: 4,606 shares for Mr. Amon; 1,447 shares for Mr. Palkhiwala; 2,445 shares for Dr. Thompson; 1,422 shares for Mr. Rogers and 1,432 shares for Ms. Chaplin.

	Type of Grant	Grant Date	Vesting Rate	Vesting Dates	Conditions
4	Restricted Stock Units	9/23/2020	33-1/3% per year	10/1/2021 10/1/2022 10/1/2023	Continued employment through vesting dates required.
5	Performance Stock Units	9/23/2020	100% cliff vesting	10/1/2023	As of 9/24/23, the measurement period was complete. The number of shares shown is the actual number of shares earned under this award. Continued employment through vesting date required.
6	Restricted Stock Units	9/23/2021	33-1/3% per year	10/1/2022 10/1/2023 10/1/2024	Continued employment through vesting dates required.
7	Restricted Stock Units	12/5/2022	33-1/3% per year	12/15/2023 12/15/2024 12/15/2025	Continued employment through vesting dates required.
8	Restricted Stock Units	11/1/2021	33-1/3% per year	11/1/2022 11/1/2023 11/1/2024	Continued employment through vesting dates required.
9	Performance Stock Units	9/23/2021	100% cliff vesting	10/1/2024	As of 9/24/23, the measurement period was incomplete. The number of shares shown is the target number of shares that may be earned under this award. Continued employment through vesting date required.
10	Performance Stock Units	12/5/2022	100% cliff vesting	12/15/2025	As of 9/24/23, the measurement period was incomplete. The number of shares shown is the target number of shares that may be earned under this award. Continued employment through vesting date required.
11	Performance Stock Units	12/5/2022	100% cliff vesting	12/15/2025
As of 9/24/23, the measurement period was incomplete. The number of shares shown is the threshold number of shares that may be earned under this award. Continued employment through vesting date required.

12	Performance Stock Units	11/1/2021	100% cliff vesting	10/1/2024	As of 9/24/23, the measurement period was incomplete. The number of shares shown is the target number of shares that may be earned under this award. Continued employment through vesting date required.
2024 PROXY STATEMENT	71

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Option Exercises and Stock Vested During Fiscal 2023

The “Option Exercises and Stock Vested During Fiscal 2023” table below provides information on stock options exercised by our NEOs and NEO stock awards that vested during fiscal 2023.
Option Exercises and Stock Vested During Fiscal 2023 (1)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Cristiano R. Amon	181,332	21,839,142
Akash Palkhiwala	12,184	1,398,062
James H. Thompson	157,711	19,035,223
Alexander H. Rogers	87,618	10,575,225
Ann Chaplin	5,552	651,406

1
Our NEOs did not exercise any stock options in fiscal 2023. Accordingly, the “Option Awards” columns have been omitted from this table.

2
Amounts include dividend equivalents on vested shares and shares withheld for the payment of taxes.

3
Amounts represent the value of shares released upon vesting based on the fair market value of our common stock on the vest date.

Nonqualified Deferred Compensation

The “Fiscal 2023 Nonqualified Deferred Compensation” table below provides information on the nonqualified deferred compensation of our NEOs.
Under the NQDC Plan, we match a portion of participants’ contributions to the NQDC Plan with cash. We match 25% of a participant’s deferrals under the NQDC Plan, up to 4% of the aggregate of a participant’s base salary plus ACIP amounts. We match a participant’s contributions for a calendar year annually, but only if the participant is actively employed on the first day of the next calendar year or is terminated without cause during the calendar year and had satisfied the vesting eligibility requirement. All matching amounts vest in full upon the participant’s: (i) death, disability, or involuntary termination of employment without Cause (as defined in the NQDC Plan); (ii) termination of employment which constitutes a Qualified Termination under (and as defined in) the Company’s Executive Officer Change in Control Severance Plan described below; or (iii) completion of two years of service with the Company. Participants may defer up to 60% of their annual salary and 85% of their ACIP earnings during a plan year.
Fiscal 2023 Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)
Cristiano R. Amon	684,459	155,403	449,386	—	5,484,273
Akash Palkhiwala	1,588,279	83,569	576,609	—	7,105,867
James H. Thompson	501,412	100,282	2,273,961	—	19,772,699
Alexander H. Rogers	1,333,052	85,320	659,713	—	7,588,775
Ann Chaplin	112,000	26,923	23,748	—	232,532

1
The amounts in this column are also reported in the Fiscal 2023 Summary Compensation Table, with some of the amounts included in the “Salary” column for fiscal 2023 and some of the amounts included in the “Non-Equity Incentive Plan Compensation” column for fiscal 2022 (as any portion of an NEO’s 2022 ACIP award contributed to the NQDC Plan could not be contributed until fiscal 2023, and any portion of an NEO’s 2023 ACIP award contributed to the NQDC Plan could not be contributed until fiscal 2024).

2
The amounts in this column represent the cash match made by the Company in fiscal 2023. All amounts in this column are also reported in the Fiscal 2023 Summary Compensation Table under “All Other Compensation.”

3
The amounts in this column are not included in the Fiscal 2023 Summary Compensation Table, because such earnings amounts are not preferential or above-market.

4
This column includes all amounts in the NQDC Plan for our NEOs. The following amounts were reported as compensation to our NEOs in our summary compensation tables for previous years: Mr. Amon — $3,487,085; Mr. Palkhiwala — $4,416,838; Dr. Thompson — $4,311,905; Mr. Rogers — $4,206,505; Ms. Chaplin — $138,923.

72	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Potential Post-Employment Payments

Executive Severance and Change in Control Benefits
Executive Officer Severance Plan. The HR and Compensation Committee recognizes that the possibility of the termination of an executive officer’s employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, and present challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. The Committee considers the avoidance of such loss, distraction and challenges to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executive officers and the availability of their continued service, to facilitate the Company’s recruiting efforts and to provide severance benefits upon a qualifying termination that are consistent with the Company’s peers, the Company maintains the Executive Officer Severance Plan (Severance Plan). The Severance Plan, which was originally adopted by the HR and Compensation Committee in September 2018, covers our CEO and other executive officers in circumstances not covered by the Executive Officer Change in Control Severance Plan (CIC Severance Plan) described below.
Pursuant to the Severance Plan, if a participant’s employment is terminated by the Company without Cause or by the participant for Good Reason (in each case, as defined in the Severance Plan) prior to a change in control or otherwise as not covered in the CIC Severance Plan, then the participant will receive, subject to the participant’s execution and compliance with a separation agreement containing a release and non-disparagement agreement and an Invention Disclosure, Confidentiality and Propriety Rights Agreement:
•
(i) a lump sum severance payment of one and a half times the participant’s annual base salary and target bonus (except the multiplier is two in the case of our CEO); (ii) a pro rata target bonus for the year in which the termination occurs; and (iii) continued payment for the cost of the participant’s premiums for health continuation coverage under Section 4980B of the Internal Revenue Code (COBRA) for a period equal to the number of months of severance pay but no longer than the end of the COBRA period (collectively, Severance Payment); and

•
additional vesting of RSUs equal to (i) the number of RSUs under the award multiplied by a fraction, the numerator of which is the number of months from the date of grant through the first anniversary of the date of termination (or the final vesting date of the award, if earlier) and the denominator of which is the full number of months from the date of grant until the final vesting date, minus (ii) the number of RSUs (if any) that have vested prior to the date of termination; and pro rata vesting of PSUs based on actual performance through the end of the year in which the termination occurs.

CIC Severance Plan. The Company maintains the CIC Severance Plan for executive officers (including our CEO). The CIC Severance Plan, which was originally adopted by the HR and Compensation Committee in May 2018, supports the Company’s compensation philosophy of attracting and retaining top executive talent and was adopted for the same reasons as articulated under the description of the Severance Plan above. In addition to the type of severance that is provided under the Severance Plan, the CIC Severance Plan provides for additional equity acceleration, as further described below, as a means of focusing executive officers on stockholder interests when considering strategic alternatives.
The CIC Severance Plan is intended to provide change in control severance coverage to the Company’s executive officers who are not covered participants in the Company’s Non-Executive Officer Change in Control Severance Plan that was originally adopted by the Board in December 2017.
Pursuant to the CIC Severance Plan, if a participant’s employment is terminated by the Company without Cause or by the participant for Good Reason (in each case, as defined in the CIC Severance Plan) after a “change in control” (as defined in the 2023 LTIP or any successor plan), the participant will receive, subject to the participant’s execution and compliance with a separation agreement containing a release, the Severance Payment.
The CIC Severance Plan provides that following a change in control, outstanding PSUs will vest in full upon a qualifying termination of employment. In addition, upon such a termination, the EPS performance metric will be deemed achieved at target level and the RTSR performance metric will be measured based on actual performance through the end of the year in which the termination occurs. Consistent with the CIC Severance Plan, our equity award agreements require a “double-trigger” event for an acceleration of vesting.
The CIC Severance Plan also provides that if a participant would be subject to the excise tax under Section 280G of the Internal Revenue Code, the payments will be reduced so that the participant is not subject to the tax, if such a reduction would place the participant in a better after-tax position than if the participant received the payments and paid the tax.
Figure 13 summarizes the general terms of our equity award plans and agreements regarding how unvested equity awards would be treated in various termination situations, in each case as of the last day of fiscal 2023. Any variations from the below are set forth in the CD&A.
2024 PROXY STATEMENT	73

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Figure 13: Treatment of Unvested Equity Awards in Certain Termination Situations
Termination Situation	Treatment of Unvested Restricted Stock Units (RSUs)	Treatment of Unvested Performance Stock Units (PSUs)
Death	All unvested RSUs become fully vested.	All unvested PSUs become fully vested, but the number of PSU shares issued is prorated based on a pre-established formula described in the applicable award agreement.
Long-Term Disability	All unvested RSUs become fully vested.	All unvested PSUs become fully vested, but the number of PSU shares issued is prorated based on a pre-established formula described in the applicable award agreement.
Involuntary termination without Cause or voluntary resignation for Good Reason
All unvested RSUs are prorated based on the number of months that have elapsed between the date of grant and the earlier of  (1) the first anniversary of the date of termination and (2) the final vesting date.

All unvested PSUs are prorated based on the number of months that have elapsed between the date of grant and the date of termination. PSUs shares are based on performance pursuant to the award agreement except that the performance period for this determination will be concluded on the last day of the fiscal year in which the date of termination occurred.

Involuntary termination without Cause or voluntary resignation for Good Reason in connection with or after a change in control
“Double-trigger:” If, within 24 months after a change in control, the recipient’s employment is involuntarily terminated for any reason other than for Cause or if the recipient voluntarily resigns for Good Reason (as defined in the award agreements), vesting of RSUs is accelerated in full.

“Double-trigger:” If, in connection with or within 24 months after a change in control, the recipient’s employment is involuntarily terminated for any reason other than for Cause or if the recipient voluntarily resigns for Good Reason (as defined in the award agreements), vesting of PSUs is accelerated in full. The RTSR goal is measured at the last day of the fiscal year in which the termination occurs, and the EPS goal is assumed to be met at target.

Voluntary termination	All unvested RSUs are forfeited. Note: Retirement provision applies if retirement eligible at termination.	All unvested PSUs are forfeited. Note: Retirement provision applies if retirement eligible at termination.
Retirement (1)	RSUs will become fully vested and issued according to the original vesting schedule.	All unvested PSUs become fully vested, and the PSUs pay out at the end of the performance period based upon and subject to the achievement of the relevant performance targets.
Change in control if awards are not assumed	All unvested RSUs become fully vested.	All unvested PSUs become fully vested. The RTSR goal is measured at approximately the time of the change in control, and the EPS goal is assumed to be met at target.

1
For awards granted prior to September 2020, retirement is the date on which a participant has attained the age of 55 years and has completed ten years of continuous service with the Company. For awards granted in September 2020 and after, retirement is generally the earlier of  (a) the date on which a participant has attained the age of 55 years and has completed ten years of consecutive service with the Company or, (b) on and after January 1, 2023, the date on which the sum of a participant’s years of service and age equals 80.

The information in the “Potential Payments Upon Termination or Change in Control” table below describes the compensation that would have been payable under various scenarios if the NEO’s employment had terminated on the last day of fiscal 2023 and the price per share of our common stock was the closing market price as of that date.
74	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Potential Payments Upon Termination or Change In Control (1)
Name	Termination Scenario	Cash ($) (4)	COBRA Premiums ($) (5)	Performance Stock Units/ Performance Stock Options/ Restricted Stock Units ($) (6)(7)	Total ($)
Cristiano R. Amon	Death	—	—	26,887,840	26,887,840
	Long-Term Disability	—	—	26,887,840	26,887,840
	Involuntary Termination (2)	8,100,000	65,889	23,409,991	31,575,880
	Change in Control (3)	8,100,000	65,889	30,989,765	39,155,654
	Voluntary Termination	—	—	—	—
Akash Palkhiwala	Death	—	—	9,594,037	9,594,037
	Long-Term Disability	—	—	9,594,037	9,594,037
	Involuntary Termination (2)	2,812,500	54,549	8,378,114	11,245,163
	Change in Control (3)	2,812,500	54,549	10,666,564	13,533,613
	Voluntary Termination	—	—	—	—
James H. Thompson	Death	—	—	16,612,942	16,612,942
	Long-Term Disability	—	—	16,612,942	16,612,942
	Involuntary Termination (2)	3,375,000	24,666	14,989,020	18,388,686
	Change in Control (3)	3,375,000	24,666	16,951,140	20,350,806
	Voluntary Termination	—	—	—	—
	Retirement	—	—	19,761,326	19,761,326
Alexander H. Rogers	Death	—	—	9,829,928	9,829,928
	Long-Term Disability	—	—	9,829,928	9,829,928
	Involuntary Termination (2)	2,880,000	24,666	8,767,234	11,671,900
	Change in Control (3)	2,880,000	24,666	10,467,637	13,372,303
	Voluntary Termination	—	—	—	—
	Retirement	—	—	12,029,148	12,029,148
Ann Chaplin	Death	—	—	5,125,532	5,125,532
	Long-Term Disability	—	—	5,125,532	5,125,532
	Involuntary Termination (2)	2,100,000	39,567	4,287,566	6,427,133
	Change in Control (3)	2,100,000	39,567	7,013,890	9,153,457
	Voluntary Termination	—	—	—	—

1
Company match under the NQDC Plan is fully vested upon the completion of two years of service with the Company (or upon the participant’s death, disability, involuntary termination without cause or qualifying termination in connection with a change in control). Except for Ms. Chaplin, all of our NEOs had fulfilled the service requirement as of September 24, 2023, and all match amounts and/or shares credited to their accounts are vested. The potential payments in the above scenarios related to the NQDC Plan are equal to the Aggregate Balance column in the “Fiscal 2023 Nonqualified Deferred Compensation” table, and as a result, we did not include these amounts in this table. Notwithstanding the above, since Ms. Chaplin had not completed two years of service with the Company as of September 24, 2023, she was not fully vested in the Company match under the NQDC Plan and thus would not have received the Company match in the event of her voluntary termination as of such date.

2
“Involuntary Termination” is any termination (i) by the Company other than for Cause, death or disability, or (ii) by the executive officer for Good Reason (in each case, as defined in the Severance Plan).

3
“Change in Control” includes any termination during the Change in Control Period (i) by the Company other than for Cause, death or disability, or (ii) by the executive officer for Good Reason (in each case, as defined in the CIC Severance Plan).

4
The amounts in this column represent a severance payment of one and a half times the executive officer’s annual base salary and target bonus (except that the multiplier is two in the case of our CEO).

5
The amounts in this column represent continued payment for the cost of the executive officer’s premiums for health continuation coverage under COBRA for a period equal to the number of months of severance pay but no longer than the end of the COBRA period.

6
For the performance stock units and restricted stock units change-in-control termination scenarios, we have assumed 100% acceleration of unvested shares.

7
Dr. Thompson and Mr. Rogers were the only NEOs who were retirement eligible under the applicable plan and award agreements as of September 24, 2023.

2024 PROXY STATEMENT	75

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
CEO Pay Ratio

We are providing the following information regarding the relationship of the annual total compensation of our CEO compared to the annual total compensation of our median employee.
For fiscal 2023, our last completed fiscal year:
•
the annual total compensation of our CEO, as shown in the Summary Compensation Table, was $23,490,335;

•
the annual total compensation of our median employee, calculated as described below, was $105,548; and

•
the resulting ratio was 223 : 1.

Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using data and assumptions summarized below.
To identify our median employee, we first determined our employee population (excluding our CEO) as of the last day of our fiscal year, September 24, 2023 (the Determination Date). We had approximately 50,000 employees, representing all full-time, part-time and temporary workers as of the Determination Date. The number does not include any independent contractors or “leased” workers.
We then measured our employee population’s target total direct compensation in fiscal 2023 for our consistently applied compensation measure based on information from our Human Resources management systems. This compensation measurement was calculated by totaling, for each employee, his or her annual base salary as of the Determination Date, target annual bonus in fiscal 2023 and target value of annual equity awards granted in fiscal 2023. As permitted by applicable SEC rules, due to the original median employee having anomalous compensation characteristics that impact the pay ratio, we substituted another employee within a 1% variance of the median who has substantially similar compensation to the original median employee based on the total direct compensation measurement. Once we identified our median employee, we then determined the annual total compensation of this employee.
We believe the above is a reasonable estimate of the relationship between the pay of our CEO and the pay of our median employee in fiscal 2023.
Pay Versus Performance

The following tables and charts provide additional compensation information regarding our NEOs, prepared in accordance with the SEC’s pay versus performance disclosure regulations (Item 402(v) of Regulation S-K), for fiscal years 2023, 2022 and 2021. The values reported include amounts that are reported in our Summary Compensation Table (SCT) above on page 67 and “compensation actually paid” (CAP), which is a new metric required by the aforementioned regulations, calculated as described below. The HR and Compensation Committee did not utilize CAP as a basis for making its compensation decisions for any of the fiscal years included in the tables and charts below. For information regarding the basis for the compensation decisions made by our HR and Compensation Committee for fiscal 2023, see the “Compensation Discussion and Analysis” section beginning on page 52.
Pay Versus Performance Table
	SCT Total for PEO Cristiano R. Amon ($) (1)	CAP to PEO Cristiano R. Amon ($) (1)(2)	SCT Total for PEO Steve Mollenkopf ($) (1)(3)	CAP to PEO Steve Mollenkopf ($) (1)(3)	Average SCT Total for Non-PEO NEOs ($) (1)	Average CAP to Non-PEO NEOs ($) (1)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) ($)	Adjusted EPS ($) (6)
Year							Company TSR ($)	Peer Group TSR ($) (5)
2023	23,490,335	8,639,231	—	—	8,084,666	4,468,742	100	132	7,332	8.32
2022	4,754,113	5,226,561	—	—	4,437,023	5,199,555	110	98	12,936	12.41
2021	20,638,924	39,044,789	7,380,553	40,849,833	8,136,215	14,285,453	119	130	9,043	8.33

1
Mr. Amon was our Principal Executive Officer (PEO) for a portion of fiscal 2021 and all of fiscal 2022 through fiscal 2023. Mr. Mollenkopf was our PEO for a portion of fiscal 2021. Mr. Mollenkopf retired as CEO of the Company, and Mr. Amon was appointed as CEO of the Company, effective June 30, 2021. The other named executive officers (NEOs) represent the following individuals: for fiscal 2023 — Akash Palkhiwala, James H. Thompson, Alexander H. Rogers and Ann Chaplin; for fiscal 2022 — Akash Palkhiwala, Ann Chaplin, James J. Cathey and James H. Thompson; for fiscal 2021 — Akash Palkhiwala, James H. Thompson, Alexander H. Rogers and Heather Ace.

2
To calculate Compensation Actually Paid (CAP) to Mr. Amon, the following amounts were deducted from and added to the Summary Compensation Table (SCT) total compensation:

76	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
Cristiano R. Amon SCT Total to CAP Reconciliation:
Year	SCT Total ($)	Stock Awards Deducted from SCT Total ($) (i)	Additions to SCT Total ($) (ii)	Compensation Actually Paid ($)
2023	23,490,335	(21,110,241)	6,259,137	8,639,231
2022	4,754,113	—	472,448	5,226,561
2021	20,638,924	(16,000,168)	34,406,033	39,044,789

3
To calculate CAP to Mr. Mollenkopf, the following amounts were deducted from and added to the SCT total compensation:

Steve Mollenkopf SCT Total to CAP Reconciliation:
Year	SCT Total ($)	Stock Awards Deducted from SCT Total ($) (i)	Additions to SCT Total ($) (ii)	Compensation Actually Paid ($)
2021	7,380,553	—	33,469,280	40,849,833

4
To calculate Average CAP to the Non-PEO NEOs, the following amounts were deducted from and added to the SCT total compensation:

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	SCT Total ($)	Stock Awards Deducted from SCT Total ($) (i)	Additions to SCT Total ($) (ii)	Compensation Actually Paid ($)
2023	8,084,666	(6,925,219)	3,309,295	4,468,742
2022	4,437,023	(2,175,137)	2,937,669	5,199,555
2021	8,136,215	(5,387,687)	11,536,925	14,285,453

i.
These deductions are the amounts listed in the “Stock Awards” columns of the SCT and represent the grant date fair value of equity-based awards granted in the applicable year.

ii.
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component for each year is detailed in the supplemental tables below. The change in fair value of awards shown in the tables below includes the value of dividend equivalents accrued on such awards.

Cristiano R. Amon Equity Component of CAP:
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Change in Fair Value of Awards Granted in Prior Years and Unvested at Year End ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested During the Year ($)	Equity Value Included in CAP ($)
2023	15,902,315	(8,250,448)	—	(1,392,730)	6,259,137
2022	—	1,215,513	—	(743,065)	472,448
2021	15,996,300	15,531,891	—	2,877,842	34,406,033
Steve Mollenkopf Equity Component of CAP:
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Change in Fair Value of Awards Granted in Prior Years and Unvested at Year End ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested During the Year ($)	Equity Value Included in CAP ($)
2021	—	29,119,281	—	4,349,999	33,469,280
Average Non-PEO NEOs Equity Component of CAP:
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Change in Fair Value of Awards Granted in Prior Years and Unvested at Year End ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested During the Year ($)	Equity Value Included in CAP ($)
2023	3,853,809	(2,116,692)	1,596,530	(24,352)	3,309,295
2022	2,251,827	375,944	—	309,898	2,937,669
2021	5,386,385	4,616,814	—	1,533,726	11,536,925

5
Represents TSR of the Nasdaq-100 Index, which is the industry peer group used by the Company for purposes of Item 201(e)(1)(ii) of Regulation S-K.

6
Adjusted EPS is the financial measure that was determined to be the most important financial performance measure linking compensation actually paid to our NEOs to company performance for fiscal 2023 and therefore was selected as the fiscal 2023 “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. The specific adjustments to GAAP EPS to arrive at Adjusted EPS are predetermined and approved by our HR and Compensation Committee in connection with

2024 PROXY STATEMENT	77

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
each year’s annual grant of PSUs. The amounts in the table above represent Adjusted EPS as defined for the EPS PSUs granted in fiscal 2023, and the adjustments to reconcile Adjusted EPS to GAAP EPS for fiscal 2023 are described in Appendix A.
List of Most Important Measures
In accordance with SEC rules, the following table lists the four financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link compensation actually paid to our NEOs to Company performance for fiscal 2023, as further described in our CD&A.
Most Important Performance Measures
Relative Total Stockholder Return (RTSR) (i)
Adjusted Earnings Per Share (Adjusted EPS) (i)
Adjusted Operating Income (ii)
Adjusted Revenues (ii)

i
RTSR and Adjusted EPS are the performance metrics used for Qualcomm’s PSUs, which comprise 60% of the long-term incentive compensation of our NEOs, including the CEO.

ii
Adjusted Operating Income and Adjusted Revenues are the financial measures used to assess performance in determining the funding for our ACIP.

Relationship Between CAP and Performance Measures
In accordance with SEC rules, the graphs below illustrate how CAP to our NEOs aligns with Qualcomm’s financial performance as measured by our TSR, our peer group TSR, our net income, and our Company Selected Measure, Adjusted EPS.
CAP vs. Qualcomm TSR and Nasdaq-100 Index TSR
78	2024 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES
CAP vs. Net Income and Adjusted EPS
2024 PROXY STATEMENT	79

DIRECTOR COMPENSATION
The HR and Compensation Committee reviews our non-employee director compensation program annually, including an analysis of director compensation practices at the same peer companies used for the HR and Compensation Committee’s evaluation of executive compensation. The analysis, prepared by Pay Governance, includes prevalent practices for retainers, fees, equity-based compensation and stock ownership guidelines. Pay Governance also provides recommendations regarding potential changes to our director compensation program. The analysis conducted for fiscal 2023 affirmed that our director compensation program continued to be aligned with best practices as follows:
•
No fees are provided for Board meeting attendance.

•
Directors receive an annual award of deferred stock units (DSUs) that are defined under a fixed-value formula, are fully vested on the grant date, include a mandatory three-year holding period from the grant date and settle three years from the grant date regardless of continued Board service, or upon death, disability or a change in control. A director may elect to defer the distribution, and the taxable event, beyond the mandatory three-year holding period.

•
Directors are subject to meaningful stock ownership guidelines, as discussed under “Stock Ownership Guidelines” above.

References in this “Director Compensation” section to “directors” shall mean only “non-employee directors,” and references to the “standing committees” shall mean the Audit Committee, the HR and Compensation Committee and the Governance Committee.
The following table summarizes our director compensation program for fiscal 2023.
Director Compensation Program Overview
Annual Cash Retainer (1)	Amount ($)
Board members (2)	100,000
Independent Board Chair (3)	175,000
Lead Independent Director (3)	35,000
Committee Chair
Audit Committee | HR and Compensation Committee	40,000
Governance Committee	30,000
Committee members (excluding Chair)
All Committees	15,000
Meeting Fees	Amount ($)
Board meeting	—
Committee meeting (4)	—
Equity Compensation	Amount ($)
Deferred Stock Units (5)	225,000

1
Annual retainers are paid in equal one-fourth installments following the end of each calendar quarter. If available under the applicable tax code, directors may make an annual election to receive all, or a portion, of the retainer in DSUs. The number of DSUs received is based on the Fair Market Value (as defined in the 2023 LTIP or any successor equity incentive plan adopted by the Company) of our common stock on the last trading day of the last month of the applicable calendar quarter. DSUs vest immediately but are subject to a three-year holding period and generally settle three years from the grant date, unless the director elects to further defer their receipt. Directors who are U.S. residents may defer any cash portion of their retainer and meeting fees under the NQDC Plan. Directors who contribute to the NQDC Plan are not eligible to receive the Company match or any interest that is above the market rate.

2
The annual retainer for Board members who are non-U.S. residents is $120,000, in consideration of the increased travel time and the hardship of participating in meetings via teleconference during off-hours.

3
Independent Board Chair and Lead Independent Director annual retainers are in addition to the regular Board member annual retainer.

4
No meeting fees are paid for the first ten meetings of a standing committee attended (in person or by telephone) by a committee member in a calendar year. In the event a standing committee member attends (in person or by telephone) more than ten meetings of the applicable committee in a calendar year, he or she will receive a fee of  $1,500 for each such additional meeting attended. The Board may appoint special committees from time-to-time, and meeting fees, if any, for members of special committees (as well as retainers, if any, for the members of such committees) are determined by the HR and Compensation Committee in its discretion.

5
The HR and Compensation Committee grants annual DSUs to directors with a grant date of the date of the Company’s annual meeting of stockholders. The number of DSUs awarded is based on the fair value (as determined by a third-party valuation firm, in accordance with applicable accounting standards) of each such unit on the grant date. Directors who join the Board between annual meetings of stockholders receive DSUs on a pro rata basis to reflect the partial year of service until the next annual meeting of stockholders. The DSUs are fully vested on the grant date, include a mandatory three-year holding period from the grant date, and settle three years from the grant date regardless of continued Board service, or upon death, disability or a change in control. If available under the applicable tax code, a director may elect to defer the distribution, and the taxable event, beyond the mandatory three-year holding period. The DSUs include dividend equivalent rights, which accrue in the form of additional shares of our common stock with vesting and distribution at the same time as the underlying DSUs.

80	2024 PROXY STATEMENT

DIRECTOR COMPENSATION
The following table shows compensation awarded to, earned by or paid to each individual who served as a director of the Company at any time during fiscal 2023.
Fiscal 2023 Director Compensation (1)
Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Sylvia Acevedo	115,000	225,081	800	340,881
Mark Fields	115,000	225,081	10,000	350,081
Jeffrey W. Henderson	140,000	225,081	50,000	415,081
Gregory N. Johnson	115,000	225,081	—	340,081
Ann M. Livermore	130,000	225,081	50,000	405,081
Mark D. McLaughlin	275,000	225,081	42,550	542,631
Jamie S. Miller	112,667	225,081	—	337,748
Irene B. Rosenfeld	140,000	225,081	50,000	415,081
Kornelis (Neil) Smit	115,000	225,081	50,000	390,081
Jean-Pascal Tricoire	135,000	225,081	—	360,081
Anthony J. Vinciquerra	115,000	225,081	35,000	375,081

1
We did not award any stock options or provide any non-equity incentive plan compensation to any director in fiscal 2023. Therefore, we did not include the “Option Awards” or “Non-Equity Incentive Plan Compensation” columns in this table. We do not offer a pension plan or other defined benefit retirement plan to our directors. We do not provide above-market or preferential earnings on deferred compensation, nor do we provide dividends on stock in the NQDC Plan at a rate higher than dividends on our common stock. As a result, the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column has also been omitted from this table.

2
These amounts include cash retainers and meeting fees. For Messrs. Fields, McLaughlin, Smit and Tricoire, these amounts include the value of DSUs issued in lieu of payment of certain of their cash retainer fees. DSUs awarded to Messrs. Fields, Smit and Tricoire are fully vested and will be settled upon termination of Board service. DSUs awarded to Mr. McLaughlin are fully vested and will be settled three years from the date of grant.

3
These amounts represent the fair value of the awards based on the Fair Market Value of our common stock on the grant date. DSUs issued in lieu of payment of cash retainer fees are not included in this column.

4
These amounts represent the Company’s match of directors’ contributions to qualified, eligible IRS recognized non-profit organizations. We match 100%, up to $50,000 annually, of a director’s contributions to such organizations. Perquisites and other personal benefits have been excluded as the total value for each director was less than $10,000.

The following table shows the aggregate number of outstanding DSUs, at September 24, 2023, held by each individual who served as a director of the Company at any time during fiscal 2023. No directors held outstanding stock options at September 24, 2023.
Outstanding Equity Awards Held by Directors at Fiscal Year End
Name	Number of Outstanding DSUs (#) (1)
Sylvia Acevedo	6,114
Mark Fields	19,275
Jeffrey W. Henderson	6,114
Gregory N. Johnson	6,114
Ann M. Livermore	6,114
Mark D. McLaughlin	31,203
Jamie S. Miller	6,344
Irene B. Rosenfeld	6,114
Kornelis (Neil) Smit	19,434
Jean-Pascal Tricoire	8,770
Anthony J. Vinciquerra	29,856

1
The information in this column includes dividend equivalent rights and amounts deferred under the director compensation program. See “Director Compensation Program Overview” above for detailed information on DSUs granted to our directors.

2024 PROXY STATEMENT	81

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its general oversight of Qualcomm’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. During each fiscal year, the Audit Committee reviews the Company’s consolidated financial statements, internal control over financial reporting, audit matters and reports from management. In connection with these reviews, the Audit Committee meets with management and the independent public accountants, PricewaterhouseCoopers LLP (PwC), at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, internal auditors, management personnel and legal counsel.
As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the nature and type of their services; approving their audit and non-audit services; reviewing the plan for and results of the annual integrated audit and quarterly reviews of the Company’s consolidated financial statements; and confirming their independence. The Audit Committee has evaluated PwC’s qualifications, performance and independence, including that of the lead audit partner. The Audit Committee and senior financial management determine the selection of the lead audit partner, working with PwC. As part of the engagement process, the Audit Committee considers whether to rotate the independent public accountants and the potential impact thereof. Although the Audit Committee has the sole authority to appoint the independent public accountants, the Audit Committee will continue its longstanding practice of recommending that the Board ask stockholders to ratify the appointment of the independent public accountants at the Annual Meeting.
In addition, the Audit Committee reviews key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal control over financial reporting. Together with senior members of the Company’s management team, the Audit Committee reviews the plans of the internal auditors, the results of internal audit examinations and evaluations by management and the Company’s independent public accountants of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting. As part of this process, the Audit Committee monitors the scope and adequacy of the Company’s internal auditing program, including reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly unaudited and annual audited consolidated financial statements with management, the internal auditors and the independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the consolidated financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. PwC is responsible for performing an independent audit of the annual consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with management and PwC the Company’s audited consolidated financial statements for the fiscal year ended September 24, 2023. In addition, the Audit Committee has reviewed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission (SEC), including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements. The Audit Committee also reviewed and discussed with PwC matters related to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from PwC to the Audit Committee required by applicable requirements of the PCAOB regarding the independent public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that PwC is independent from the Company and its management.
Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Qualcomm’s Annual Report on Form 10-K for fiscal year 2023 for filing with the SEC.
AUDIT COMMITTEE
Jeffrey W. Henderson, Chair	Mark Fields	Jamie S. Miller	Anthony J. Vinciquerra
82	2024 PROXY STATEMENT

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly submitted before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A copy of our Annual Report on Form 10-K for fiscal 2023 as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by request to Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714 or by calling 858-658-4813 (or toll-free at 866-658-4813) and may be accessed on the “Investor Relations” page of our website at www.qualcomm.com.
2024 PROXY STATEMENT	83

APPENDIX A: NON-GAAP FINANCIAL MEASURES
NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
NON-GAAP FISCAL YEAR RESULTS
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•
QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.

•
Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:

•
Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.

•
We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

2024 PROXY STATEMENT	A-1

APPENDIX A: NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Results to Non-GAAP Financial Measures
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (1)	Non-GAAP Results
FISCAL 2023
Revenues	$35,820	$28	$—	$(40)	$35,832
Net income (loss)	$7,232	$(10)	$(2,021)	$(223)	$9,486
Diluted earnings per share	$6.42	$(0.01)	$(1.80)	$(0.20)	$8.43
Diluted shares	1,126	1,126	1,126	1,126	1,126

1
Other items excluded from fiscal 2023 Non-GAAP results included a $40 million reduction to licensing revenues related to a portion of a business arrangement that resolves a legal dispute. Other items excluded from fiscal 2023 Non-GAAP results included a $723 million of restructuring and restructuring-related charges, $189 million of acquisition-related charges, a $150 million intangible asset impairment charge related to in-process research and development, a $25 million impairment loss on investments, and $4 million of interest expense related to the fine imposed on us by the European Commission in 2019. Other items excluded from Non-GAAP results also included $87 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $87 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income (expense), net, as well as $107 million of losses, net of income taxes, from the discontinued operations of the Non-Arriver businesses. Tax benefit in the “Other Items” column included a $503 million benefit from the foreign-derived intangible income (FDII) deduction resulting from the requirement to capitalize and amortize R&D expenditures, a $175 million benefit from the combined effect of other items in EBT, a $115 million benefit from fiscal 2021 and 2022 FDII deductions related to a change in sourcing of R&D expenditures, a $68 million foreign currency gain related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $59 million net benefit from the release of a valuation allowance, a $57 million benefit related to a foreign tax audit, and a $38 million benefit for the tax effect of acquisition-related charges.

Sums may not equal totals due to rounding.
A-2	2024 PROXY STATEMENT

APPENDIX A: NON-GAAP FINANCIAL MEASURES
2023 ANNUAL CASH INCENTIVE PLAN (ACIP)
Adjusted Revenues
For purposes of determining earnings under the ACIP for fiscal 2023, GAAP revenues will be adjusted to exclude the impact of the following items:
•
The QSI segment;

•
The impact of litigation settlement, arbitration and/or judgment to the extent the amount is recorded to revenues for which each event individually equals or exceeds $25 million;

•
Contract disputes in excess of  $50 million in the fiscal year (including but not limited to disputes resulting in litigation or arbitration) in which (i) a licensee withholds or fails to make royalty payments or disputes royalty payments paid, (ii) attributable revenue is not recorded in GAAP revenue for the fiscal year, (iii) such dispute is not resolved during the fiscal year, and (iv) projected revenue from such licensee was included in determining the Adjusted Revenue performance target, in which event revenue for the fiscal year will be adjusted to include the amount of revenue the licensee withholds, fails to pay or disputes, or to the extent that the licensee fails to report information sufficient to determine the actual impact on revenue of the withholding, failure to make royalty payments or dispute of payment amounts, such adjustment shall be the specific amount for such licensee that was used in the determination of the Adjusted Revenue target. It is the intent of this provision to avoid the impact of revenue disputes or the double counting of revenues, subject to the conditions set out herein; and

•
The impact on income from acquisitions that occur during fiscal 2023 with a purchase price that is greater than $5 billion.

Adjusted Operating Income
For purposes of determining earnings under the ACIP for fiscal 2023, GAAP operating income will be adjusted to exclude the impact of the following items:
•
The QSI segment;

•
Non-cash share-based compensation expense;

•
Gains and losses driven by the revaluation of our nonqualified deferred compensation plan liabilities recognized in operating expenses;

•
Acquisition-related items, which may include (i) acquired-in process research and development; (ii) recognition of the step-up of inventories to fair value; (iii) purchase accounting effects on property, plant and equipment for certain acquisitions; (iv) amortization of intangible assets for certain acquisitions; (v) third-party acquisition and integration services costs; (vi) break-up fees; (vii) expenses related to the termination of contracts that limit the use of acquired intellectual property; and (viii) other costs incurred in connection with acquisitions that are to be expensed upon the close of the acquisition under GAAP. These adjustments shall apply only with respect to applicable items acquired or incurred in transactions that qualify as business combinations pursuant to GAAP;

•
Certain other items exceeding $25 million on a pre-tax basis, unless expressed otherwise, which may include (i) restructuring and restructuring-related costs (in the aggregate by a restructuring event); (ii) impairments of goodwill and indefinite-lived and long-lived assets; (iii) gains and losses on divestitures and sales of certain assets and associated third-party costs; (iv) the impact of settlements, arbitration, judgments and/or damages arising from legal or regulatory matters; and (v) gains and losses, net of taxes, driven by the revaluation of the nonqualified deferred compensation plan liabilities recognized in operating expenses;

•
Contract disputes in excess of  $50 million in the fiscal year (including but not limited to disputes resulting in litigation or arbitration) in which (i) a licensee withholds or fails to make royalty payments or disputes royalty payments paid, (ii) attributable revenue is not recorded in GAAP revenue for the fiscal year, (iii) such dispute is not resolved during the fiscal year, and (iv) projected revenue from such licensee was included in determining the Adjusted Operating Income performance target, in which event revenue for the fiscal year will be adjusted to include the amount of revenue the licensee withholds, fails to pay or disputes, or to the extent that the licensee fails to report information sufficient to determine the actual impact on revenue of the withholding, failure to make royalty payments or dispute of payment amounts, such adjustment shall be the specific amount for such licensee that was used in the determination of the Adjusted Operating Income target. It is the intent of this provision to avoid the impact of revenue disputes or the double counting of revenues, subject to the conditions set out herein; and

•
The impact on income from acquisitions that occur during fiscal 2023 with a purchase price that is greater than $5 billion.

2024 PROXY STATEMENT	A-3

APPENDIX A: NON-GAAP FINANCIAL MEASURES
2023 PERFORMANCE STOCK UNIT AWARDS
Adjusted Earnings Per Share (EPS)
For purposes of calculating the 2023 EPS PSU awards for the fiscal 2023 — 2025 performance period, GAAP earnings before tax will be adjusted to exclude the before-tax impact of the items listed below. This adjusted earnings before tax amount will be multiplied by the difference between one and 15%, which represents an adjusted tax rate, and divided by the weighted average diluted shares for the fiscal year determined in accordance with GAAP but excluding share count impact of share buybacks, if any, that results in a full year weighted-average diluted share count lower than the diluted share count at the beginning of fiscal 2023 and the share count impact of shares issued in connection with any acquisition over $5 billion and equity awards assumed or granted to individuals who become employees of the Company or any of its subsidiaries as a result of such acquisition.
•
The QSI segment;

•
Acquisition-related items, which may include (i) recognition of the step-up of inventories to fair value; (ii) purchase accounting effects on property, plant and equipment for certain acquisitions; (iii) amortization of acquisition-related intangible assets; (iv) purchase accounting effects on acquired or assumed debt; (v) third-party acquisition and integration services costs; (vi) break-up fees; (vii) costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition; (viii) expenses related to the termination of contracts that limit the use of acquired intellectual property; and (ix) other costs incurred in connection with acquisitions that are to be expensed upon the close of the acquisition under GAAP. These adjustments shall apply only with respect to applicable items acquired or incurred in transactions that qualify as business combinations pursuant to GAAP;

•
Certain other items exceeding $25 million on a pre-tax basis, which may include (i) major restructuring and restructuring-related costs; (ii) impairments of goodwill and indefinite-lived and long-lived assets; (iii) gains and losses on divestitures and sales of certain assets and associated third-party costs; (iv) regulatory fines or awards and litigation and contract dispute awards, settlements, arbitration and/or judgements clearly attributable to one or more fiscal years ending before the beginning of the performance period; and (v) gains and losses, regardless of amount, driven by the revaluation of the Nonqualified Deferred Compensation Plan liabilities recognized in operating expenses and the offsetting gains and losses on the related assets recognized in investments and other income.

•
From a potential acquisition occurring during the performance period with a purchase price that is greater than $5 billion, for a certain period, (i) the impact on net income; (ii) the impact of expense or amortization of premiums or discounts related to debt issued or assumed in connection with or related to such acquisition; and (iii) the impact on investment income as a result of usage of such funds in the purchase;

•
Share-based compensation expenses; and

•
Contract disputes in excess of  $50 million for any fiscal year in the performance period in which (i) a licensee withholds or fails to make royalty payments or disputes royalty payments paid, (ii) attributable revenue is not recorded in GAAP revenue for the fiscal year, (iii) such dispute is not resolved during the performance period, and (iv) projected revenue from such licensee was included in determining the EPS target for that fiscal year, in which event revenue for such fiscal year will be adjusted to include the amount of revenue the licensee withholds, fails to pay or disputes, or to the extent that the licensee fails to report information sufficient to determine for such fiscal year the actual impact on revenue of the withholding, failure to make royalty payments or dispute of payment amounts, such adjustment for such fiscal year shall be the specific amount for such licensee that was used for such fiscal year in the determination of the EPS target.

A-4	2024 PROXY STATEMENT

APPENDIX B:
AMENDED AND RESTATED QUALCOMM INCORPORATED
2023 LONG-TERM INCENTIVE PLAN

APPENDIX B:
Amended and Restated QUALCOMM Incorporated
2023 Long-Term Incentive Plan
2024 PROXY STATEMENT	B-i

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
B-ii	2024 PROXY STATEMENT

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
Amended and Restated QUALCOMM Incorporated
2023 Long-Term Incentive Plan
1.
Establishment, Purpose and Term of Plan.

1.1
Establishment.

(a)
The QUALCOMM Incorporated 2023 Long-Term Incentive Plan (the “Plan”) was originally established effective on the Effective Date. This amendment and restatement of the Plan is effective as of the date of the 2024 Annual Meeting, subject to its approval by the Company’s stockholders at the 2024 Annual Meeting. Certain capitalized terms used herein have the meanings set forth in Section 2 of the Plan.

(b)
The Plan is the successor to the 2016 LTIP. As of the Effective Date: (i) no additional awards may be granted under the 2016 LTIP; and (ii) all awards granted under the 2016 LTIP that are outstanding on the Effective Date will remain subject to the terms of the 2016 LTIP (except to the extent such outstanding awards result in returning shares that become available for issuance pursuant to Awards granted under this Plan as specified in Section 4.1). All Awards granted under this Plan will be subject to the terms of this Plan.

1.2
Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3
Term of Plan. The Plan shall continue in effect until its termination by the Board or the Committee; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of the date that the Plan was originally approved by the Committee or the stockholders of the Company.

2.
Definitions and Construction.

2.1
Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)
“2016 LTIP” means the QUALCOMM Incorporated 2016 Long-Term Incentive Plan.

(b)
“2024 Annual Meeting” means the annual meeting of stockholders of the Company held in 2024.

(c)
“Acquiring Corporation” means in a Change in Control the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be.

(d)
“Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned to such term for the purposes of registration on Form S-8 under the Securities Act.

(e)
“Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit, Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(f)
“Award Agreement” means a written agreement (which may be in electronic form) between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(g)
“Board” means the Board of Directors of the Company.

(h)
A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events in each case which is actually consummated (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding

2024 PROXY STATEMENT	B-1

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
voting securities of the Company or, in the case of a Transaction described in Section 2.1(ff)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. The Board shall determine in its discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include a Spinoff Transaction. In addition, a “Change in Control” shall occur in the event that individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (such Change in Control, a “Board Change in Control”).
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(j)
“Committee” means the HR and Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(k)
“Company” means QUALCOMM Incorporated, a Delaware corporation, or any Successor.

(l)
“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

(m)
“Deferred Compensation Award” means an Award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

(n)
“Director” means a member of the Board or of the board of directors of any Participating Company.

(o)
“Disability” means the Participant has been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Participant has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America; provided, however that with respect to a Nonemployee Director, “Disability” means the Participant has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America and also means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the duties of the Participant’s position with the Participating Company Group because of sickness or other physical or mental incapacity. Notwithstanding the foregoing, the Committee may specify a different definition of Disability in any Award Agreement.

(p)
“Dividend Equivalent” means a credit provided by the Plan, a Full-Value Award or a Deferred Compensation Award, to reflect an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by such Award. No Dividend Equivalent credits shall be credited or paid with respect to any Option or SAR.

(q)
“Effective Date” means March 8, 2023.

(r)
“Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however,

B-2	2024 PROXY STATEMENT

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to cause a Nonemployee Director to be an Employee for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(s)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)
“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)
Except as otherwise determined by the Committee as permitted under this Section 2.1(t), if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable, and, if there is no such closing price on the date of determination, the Fair Market Value of a share of Stock under this Section 2.1(t)(i) shall be the closing price of a share of Stock on the next trading day following the day of determination.

(ii)
Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days; provided, however, that, for purposes of determining the exercise price of Options (under Section 6.1) or SARs (under Section 7.2), the Fair Market Value shall not be less than the Fair Market Value determined under Section 2.1(t)(i). The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii)
If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(u)
“Full-Value Award” means any Restricted Stock Award, Restricted Stock Unit, Stock Unit, Performance Award, and Stock-Based Award based on the full value of shares of Stock granted under this Plan, and with respect to potential Returning Shares, such corresponding full-value award granted the 2016 LTIP.

(v)
“Good Reason” For purposes of all Award Agreements under the Plan for all Awards granted to Participants who are participants in the Qualcomm Incorporated Non-Executive Officer Change in Control Severance Plan, the definition of Good Reason that shall apply following a Change in Control that occurs pursuant to the last sentence of the definition of Change in Control, shall be the definition of Good Reason in the Qualcomm Incorporated Non-Executive Officer Change in Control Severance Plan; provided that if a subsequent Change in Control occurs that is not a Board Change in Control, then the definition of Good Reason in the applicable Award Agreement shall apply following such subsequent Change in Control.

(w)
“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(x)
“Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(y)
“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.

2024 PROXY STATEMENT	B-3

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
(z)
“Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(aa)
“Nonemployee Director” means a Director who is not an Employee.

(bb)
“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(cc)
“Officer” means any person designated by the Board as an officer of the Company.

(dd)
“Option” means an Award that provides the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(ee)
“Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(ff)
An “Ownership Change Event” shall be deemed to have occurred if any of the following transactions with respect to the Company are consummated: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(gg)
“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(hh)
“Participant” means any eligible person who has been granted one or more Awards.

(ii)
“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(jj)
“Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(kk)
“Performance Award” means an Award of Performance Shares or Performance Units.

(ll)
“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the amount payable pursuant to a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(mm)
“Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(nn)
“Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(oo)
“Performance Share” means an Award granted to a Participant pursuant to Section 9 of the Plan which provides for a payment of Shares (or cash equal to the Fair Market Value of Shares) based on satisfaction of Performance Goals established by the Committee pursuant to Section 9.

(pp)
“Performance Unit” means any Award granted to a Participant pursuant to Section 9 of the Plan which provides for the payment of cash based on the satisfaction of Performance Goals established by the Committee pursuant to Section 9, including but not limited to the Company’s Annual Cash Incentive Plan.

(qq)
“Restricted Stock Award” means an Award of Restricted Stock.

(rr)
“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10 of the Plan, to receive a share of Stock or cash on a date determined in accordance with the provisions of Section 10 and the Participant’s Award Agreement.

(ss)
“Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(tt)
“Returning Shares” means the following number of shares of Stock subject to awards granted under the 2016 LTIP or the Plan that were either outstanding as of December 15, 2023 or were granted under the Plan after December 15, 2023 and prior to the 2024 Annual Meeting:

B-4	2024 PROXY STATEMENT

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
(i)
the number of any shares of Stock subject to stock options which expire, or for any reason are forfeited, cancelled, or terminated without being exercised, plus

(ii)
the number of any shares of Stock subject to Full-Value Awards that are forfeited, cancelled, terminated, not earned due to any performance goal that is not met, or that fail to vest or that otherwise expire or are otherwise reacquired by the Company, in each case with the number of shares of Stock that may be issued pursuant to the Plan being increased by two (2) times the number of such shares of Stock, plus

(iii)
the number of shares of Stock subject to any Full Value Awards which are paid in cash, exchanged by a Participant or withheld by the Company or any member of the Participating Company Group to satisfy any tax withholding or tax payment obligations related to such award, in each case with the number of shares of Stock that may be issued pursuant to the Plan being increased by two (2) times the number of such shares of Stock.

(uu)
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(vv)
“SAR” or “Stock Appreciation Right” means an Award representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(ww)
“Securities Act” means the Securities Act of 1933, as amended.

(xx)
“Service” means

(i)
a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, only to such extent as may be provided by the Company’s leave policy, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such extent as may be provided by the Company’s leave policy. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company; except, and only for purposes of this Plan, if the entity for which Participant performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the stockholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ii)
Notwithstanding any other provision of this Section, a Participant’s Service shall not be deemed to have terminated merely because the Participating Company for which the Participant renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Plan, and only for purposes of this Plan, a Participant’s Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided a Participant was employed by the Participating Company Group immediately prior to the Spinoff Transaction.

In the event that the Participating Company for which Participant renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, the Company shall have the authority to impose any restrictions, including but not limited to, with respect to the method of payment of the exercise price of the Options held by such individuals, if the Company determines that such restrictions are necessary to comply with applicable local laws.
Further, notwithstanding the foregoing, if the Participant resides outside the United States and the Participating Company for which the individual renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, the Company may consider such individual to have terminated his or her Service if it determines that there are material adverse tax, securities law or other regulatory consequences to the Participant, the Company or the former Participating Company as a result
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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
of the Spinoff Transaction. In this circumstance, the Company will, in its discretion, (i) equitably adjust the Participant’s Option to ensure that he or she maintains equivalent Option rights over the shares of common stock of the Spinoff Company for which he or she is employed following the Spinoff Transaction, or (ii) determine that the Participant’s Options shall fully vest and be fully exercisable and shall terminate if not exercised prior to such Spinoff Transaction or (iii) take any other action that, in its discretion, does not impair the rights of such Participant with respect to the Option.
(yy)
“Spinoff Company” means a Participating Company which ceases to be such as a result of a Spinoff Transaction.

(zz)
“Spinoff Transaction” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the stockholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

(aaa)
“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(bbb)
“Stock-Based Award” means any Award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

(ccc)
“Stock Unit” means an Award granted to a Participant pursuant to Section 11 of the Plan to receive a share of Stock or cash on a date determined in accordance with the provisions of Section 11 and the Participant’s Award Agreement.

(ddd)
“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(eee)
“Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(fff)
“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ggg)
“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.
Administration.

3.1
Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2
Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers and each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3
Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
3.4
Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)
to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)
to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)
to determine the Fair Market Value of shares of Stock or other property;

(d)
to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability, vesting and payment of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula, Performance Goals and Performance Period applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)
to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)
to authorize, establish or approve one or more forms of Award Agreement;

(g)
to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, except as provided in Section 3.7 (Repricing and Reload Options Prohibited); provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;

(h)
to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;

(i)
to prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience;

(j)
without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option, does not violate Section 3.7 (Repricing and Reload Options Prohibited) and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(k)
to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(l)
to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law;

(m)
to establish required holding periods for Stock acquired pursuant to Awards; and

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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
(n)
to the extent permitted by applicable law, to delegate to any proper officer or officers the authority to grant, amend, modify, extend, cancel or renew one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement authorized, established or approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

3.5
Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof  (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6
Arbitration. Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.7
Repricing and Reload Options Prohibited. Except as provided in Section 4.2 (Adjustments for Changes in Capital Structure), the Company may not, without obtaining stockholder approval: (a) amend or modify the terms of any outstanding Option or SAR to reduce the exercise price of such outstanding Option or SAR; (b) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; or (c) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for any other Award, cash or other securities for purposes of repricing such Option or SAR. No Option may be granted to any Participant on account of the use of Stock by the Participant to exercise a prior Option.

4.
Shares Subject to Plan.

4.1
Aggregate Number of Shares Issuable.

(a)
Basic Limitation. The Stock issuable under the Plan shall be authorized but unissued Shares. Subject to the Share Count provisions of Section 4.1(b) and adjustment pursuant to Section 4.2, the aggregate number of shares of Stock that may be issued pursuant to Awards granted under the Plan on and after the date of the 2024 Annual Meeting will be 72,517,750 shares of Stock, reduced by one (1) share subject to any Stock Option or Stock Appreciation Right, and two (2) shares subject to any Full-Value Award, in each case that is granted under the Plan after December 15, 2023 and prior to the date of the 2024 Annual Meeting, and increased by the number of any Returning Shares.

(b)
Share Count.

(i)
Shares issued pursuant to Awards under the Plan that are Full-Value Awards will count against the shares of Stock available for issuance under the Plan as two (2) shares of Stock for every one (1) share of Stock issued in connection with the Award.

(ii)
Shares of Stock issued pursuant to the exercise of Options or SARs will count against the shares of Stock available for issuance under the Plan as one (1) share of Stock for every one (1) share to which such exercise relates. For purposes of clarity, the total number of shares of Stock subject to Options or SARs that are exercised and settled in Stock, shall be counted in full on a one-for-one basis against the number of shares of Stock available for issuance under the Plan, regardless of the number of shares of Stock actually issued upon settlement of the SARs or Options, and any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment of the exercise price of any Option or SAR, and any shares of Stock that are exchanged or withheld by the Company or any member of the Participating Company Group to satisfy any tax withholding or payment obligations related to any Option or SAR, shall not be available for subsequent Awards under the Plan.

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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
(iii)
If Awards are settled in cash, the Stock that would have been issued had there been no cash settlement shall not be counted against the number of shares of Stock available for issuance under the Plan.

(iv)
Stock that is subject to Awards that are forfeited, terminated, cancelled, not earned due to any performance goal that is not met or that otherwise fail to vest or are reacquired by the Company, shall again be available for Awards under the Plan; provided that any one (1) share of Stock subject to any such Award that is a Full-Value Award shall be credited as two (2) shares of Stock when determining the number of shares of Stock available for issuance under the Plan.

(v)
Stock exchanged by a Participant or withheld by the Company or any member of the Participating Company Group to satisfy the tax withholding or payment obligations related to any Full-Value Award shall again be available for issuance under the Plan; provided that any one (1) share of Stock so exchanged or withheld in connection with any Full-Value Award shall be credited as two (2) shares of Stock when determining the number of shares of Stock available for issuance under the Plan. Notwithstanding anything in the Plan to the contrary, any shares of Stock exchanged or withheld by the Company or any member of the Participating Company Group to satisfy any tax withholding or payment obligations in excess of the maximum permitted statutory rate with respect to any Full Value Award shall not again be available for issuance under the Plan.

(vi)
Notwithstanding anything to the contrary contained herein, for purposes of clarity: (1) any Stock that is tendered (by attestation or otherwise) or exchanged by a Participant or withheld by the Company (by net exercise or other means) as full or partial payment of the exercise price of any Option or SAR shall not be available for subsequent Awards under the Plan; (2) Stock exchanged by a Participant or withheld by the Company or any member of the Participating Company Group to satisfy the tax withholding or tax payment obligations related to any Option or SAR shall not be available for subsequent Awards under the Plan; (3) shares of Stock that are purchased or repurchased by the Company with Option proceeds shall not be available for subsequent Awards under the Plan; and (4) all shares of Stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, and whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

4.2
Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has an effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the adjustment made pursuant to this Section may include the unilateral amendment of outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board or the Committee, in its sole discretion, and subject to the requirements of Sections 409A and 424 of the Code to the extent applicable. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Committee shall also make such adjustments pursuant to this Section in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions in a fair and equitable manner as determined by the Committee, in its sole discretion, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

5.
Eligibility and Award Limitations.

5.1
Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

2024 PROXY STATEMENT	B-9

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
5.2
Participation. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3
Incentive Stock Option Limitations.

(a)
Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b)
Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4
Award Limits.

(a)
Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 97,000,000 shares.

(b)
Limitation on Nonemployee Director Compensation. Notwithstanding any other provision of the Plan to the contrary, the sum of  (i) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted, plus (ii) the total amount payable in cash, for any calendar year to any individual for services rendered as a Nonemployee Director in that year shall not exceed $800,000; provided, however, that such limitation shall not apply to compensation payable to any individual for service as an Employee or Consultant or to any compensation that the Board determines is for special services or services beyond those required in the regular course of the duties of a Nonemployee Director.

6.
Terms and Conditions of Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby and including such terms and conditions as the Committee shall from time to time establish, subject to the provisions of the Plan.
6.1
Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2
Exercisability and Term of Options.

(a)
Option Vesting and Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (ii) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option offered or be granted to a prospective Employee,

B-10	2024 PROXY STATEMENT

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.
(b)
Participant Responsibility for Exercise of Option. Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time, provided, however, that the Committee may (but is not required to) include in any Award Agreement such provisions (if any) for automatic exercise of Options upon expiration or termination as it deems appropriate. By accepting an Award Agreement for an Option, a Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3
Payment of Exercise Price.

(a)
Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired to the extent required by Delaware law, (iv) by net exercise of a Nonstatutory Stock Option whereby the Company will, at the time of exercise, reduce the number of shares of Stock otherwise issuable to the Participant upon the exercise of the Nonstatutory Stock Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares of Stock with respect to which the Option is exercised and the Participant shall pay to the Company in cash at the time of exercise the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares of Stock to be issued, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)
Limitations on Forms of Consideration.

(i)
Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock.

(ii)
Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to any regulations promulgated by the Board of Governors of the Federal Reserve System or any law or regulation of any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4
Effect of Termination of Service.

(a)
Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b)
Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period

2024 PROXY STATEMENT	B-11

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
(c)
Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of  (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5
Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Options may not be transferred to third-party financial institutions for value.

7.
Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award and including such terms and conditions as the Committee shall from time to time establish, subject to the provisions of the Plan.
7.1
Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2
Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3
Exercisability and Term of SARs.

(a)
Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)
Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4
Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.4 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The deemed exercise of a SAR pursuant to this Section 7.4 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.

7.5
Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

7.6
Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8.
Terms and Conditions of Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award and including such terms and conditions as the Committee shall from time to time establish, subject to the provisions of the Plan.
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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
8.1
Types of Restricted Stock Awards Authorized. Restricted Stock Awards may or may not require the payment of cash compensation for the Stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2
Purchase Price. The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3
Purchase Period. A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4
Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to Vesting Conditions based upon the satisfaction of Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

8.5
Voting Rights; Dividends and Distributions. Except as provided in this Section 8.5, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares to the extent specified by the Committee, provided that no dividends or distributions shall be paid on shares of Stock subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.6
Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.7
Nontransferability of Restricted Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.
Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements which include such terms and conditions as the Committee shall from time to time establish, subject to the provisions of the Plan.
9.1
Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units.

9.2
Value of Performance Shares and Performance Units. The final value payable to the Participant in settlement of a Performance Award will be determined on the basis of the applicable Performance Award Formula as provided in Section 9.5.

9.3
Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award

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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
9.4
Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business, financial, individual performance or other performance criteria as determined by the Committee in its discretion (each, a “Performance Measure”) and set forth in the Award Agreement. Performance Targets may, but need not, include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an objective standard selected by the Committee and set forth in the Award Agreement.

9.5
Settlement of Performance Awards.

(a)
Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)
Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c)
Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.

9.6
Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Except as otherwise provided in an Award Agreement, such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock or, if Performance Shares are settled on or after the record date and before the date of payment of such cash dividend, on the record date. The number of additional Performance Shares to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock as of the date such Dividend Equivalents are credited. Dividend Equivalents shall be accumulated and paid only to the extent that Performance Shares become nonforfeitable and are paid, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5, except that fractional shares shall be paid in cash within thirty (30) days following the date of settlement of the Performance Share Award, except as may be provided in any Award Agreement or required to comply with applicable laws. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7
Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)
Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the

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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.
(b)
Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service other than for cause, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

9.8
Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.
Terms and Conditions of Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award and such terms and conditions as the Committee shall from time to time establish, subject to the provisions of the Plan.
10.1
Grant of Restricted Stock Unit Awards. The grant of Restricted Stock Unit Awards may be conditioned on the attainment of one or more Performance Goals. If the grant of a Restricted Stock Unit Award is conditioned on the attainment of one of more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(b).

10.2
Vesting. Restricted Stock Units may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4. If the Vesting Conditions of a Restricted Stock Unit Award are based on satisfaction of Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.3
Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Except as otherwise provided in an Award Agreement, such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock or, if Restricted Stock Units are settled on or after the record date and before the date of payment of such cash dividend, on the record date. The number of additional Restricted Stock Units to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock as of the date such Dividend Equivalents are credited. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award, except that fractional shares may be settled in cash within thirty (30) days following the date of settlement of the Restricted Stock Unit Award, except as may be provided in any Award Agreement or required to comply with applicable laws. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4
Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

2024 PROXY STATEMENT	B-15

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
10.5
Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement or such other conditions as the Committee may establish, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.6
Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.
Deferred Compensation Awards.

11.1
Establishment of Deferred Compensation Award Programs. This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a)
Participants designated by the Committee who are Directors, Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)
Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Restricted Stock Unit, Performance Award or Performance Unit.

11.2
Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)
Vesting Conditions. Deferred Compensation Awards maybe subject to any vesting conditions specified in the Award Agreement.

(b)
Terms and Conditions of Stock Units.

(i)
Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Stock Unit that a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Except as otherwise provided in an Award Agreement, such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock or, if Stock Units are settled on or after the record date and before the date of payment of such cash dividend, on the record date. The number of additional Stock Units to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock as of the date such Dividend

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APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
Equivalents are credited. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.
(ii)
Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award, subject to such conditions as the Committee or the Company may specify. The Company shall issue a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award in settlement of such Award, except as otherwise provided by the Committee. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii)
Nontransferability of Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.
Other Stock-Based Awards.

In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.
Shares issued pursuant to any Stock-Based Award may be made subject to Vesting Conditions based upon the satisfaction of Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals, as shall be established by the Committee and set forth in the Award Agreement evidencing such Stock-Based Award. No dividends or distributions shall be paid on shares of Stock subject to any Stock-Based Award which are subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s Stock-Based Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock-Based Award with respect to which such dividends or distributions were paid or adjustments were made.
13.
Effect of Change in Control.

13.1
Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control, contingent upon the consummation of the Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award or in any Nonemployee Director compensation policy of the Company. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).

13.2
Accelerated Vesting.

(a)
Awards Held by Current Participants. In the event of a Change in Control in which the Acquiring Corporation does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) shall be accelerated in full (and with respect to Performance Awards, such

2024 PROXY STATEMENT	B-17

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
vesting shall occur at either: (i) at 100% of the target level of performance, or (ii) at such applicable vesting level based on the level of achievement of performance goals through the date of the Change in Control or a specified date that is within ten (10) days prior to the Change in Control, in each case contingent upon the consummation of such Change in Control), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the consummation of the Change in Control).
(b)
Awards Held by Persons Other than Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards shall terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Change in Control.

13.3
Assumption or Substitution. In the event of a Change in Control, the Acquiring Corporation, may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Corporation’s stock. Any Awards which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised or settled no later than immediately prior to the Change in Control shall terminate and cease to be outstanding effective as of the Change in Control. Notwithstanding the foregoing, shares of Stock acquired pursuant to the exercise or settlement of Awards prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement or pursuant to Section 13.1 or Section 13.2. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Awards immediately prior to an Ownership Change Event described in Section 2.1(ff)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion.

13.4
Cash-Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the consummation of a Change in Control in which the Acquiring Corporation does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Current Participants each or any such Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Current Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and, to the extent applicable, in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of consummation of the Change in Control.

13.5
Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.

13.6
No Automatic Vesting Acceleration. An Award may be subject to additional acceleration of vesting and exercisability upon or after the consummation of a Change in Control as may be provided in the Award Agreement for such Award, in any other written agreement between the Company or any Participating Company and the Participant, or in any Nonemployee Director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

B-18	2024 PROXY STATEMENT

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
14.
Compliance with Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law, including but not limited to laws with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.
Tax Withholding.

15.1
Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise or net exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2
Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures and considering any applicable accounting consequences or cost. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

16.
Amendment or Termination of Plan.

The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no amendment of Section 3.7 and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.
17.
Miscellaneous Provisions.

17.1
Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2
Forfeiture Events.

(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for cause or any act by a Participant, whether before or after termination of Service, that would constitute cause for termination of Service, or any accounting

2024 PROXY STATEMENT	B-19

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(b)
All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law.

(c)
No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

17.3
Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.4
Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

17.5
Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

17.6
Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.7
Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

17.8
Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.9
Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

17.10
Beneficiary Designation. Subject to local laws and procedures and to the extent allowed in any Award Agreement, a Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation

B-20	2024 PROXY STATEMENT

APPENDIX B: Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan
may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
17.11
Domestic Relations Order Transfers. Notwithstanding anything to the contrary set forth herein, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Committee or a duly authorized Officer, an Award may be transferred pursuant to a domestic relations order.

17.12
Awards in Substitution for Awards Granted by Other Companies. Awards may be granted under the Plan in substitution for or in connection with an assumption of employee, director and/or consultant stock options, stock appreciation rights, restricted stock, restricted stock unit or other stock-based awards granted by other entities to persons who are or who will become Employees, Consultants or Nonemployee Directors in respect of a Participating Company in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by a Participating Company, directly or indirectly, of all or a substantial part of the stock or assets of the granting entity. The Awards so granted may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the Plan, Stock substituted for the securities covered by the original award and with the number of shares of Stock subject to such awards, as well as any exercise or purchase prices applicable to such awards, adjusted to account for differences in stock prices in connection with the transaction. Any shares of Stock that are issued or delivered and any Awards that are granted by, or become obligations of, the Company, as a result of any such assumption or substitution in connection with any such transaction shall not be counted against the number of shares of Stock available for issuance under the Plan as specified in Section 4.1 or other limits on the number of Shares available for issuance under the Plan, unless determined otherwise by the Board, and shall not be added back into the number of shares of Stock available for issuance under the Plan upon forfeiture or otherwise. Additionally, in the event that a company acquired by the Company or any Participating Company or with which the Company or any Participating Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock available for issuance under the Plan as specified in Section 4.1 or other limits on the number of Shares available for issuance under the Plan (and Shares subject to such Awards shall not be added to the shares of Stock available for issuance pursuant to Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Nonemployee Directors prior to such acquisition or combination.

17.13
Section 409A. The Company intends that the Plan and Awards be exempt from or comply with Section 409A of the Code to the extent applicable (including any amendments to or replacements of such section), and the Plan and the Awards shall be so construed, provided, however, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment in settlement of an Award providing for deferred compensation subject to Section 409A may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months and one (1) day after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

17.14
Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

2024 PROXY STATEMENT	B-21

Qualcomm
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SCAN TO QUALCOMM INCORPORATED VIEW MATERIALS & VOTE 5775 MOREHOUSE DRIVE N-585L VOTE BY INTERNET SAN DIEGO, CA 92121 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/QCOM2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 4, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V27284-P99610 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY QUALCOMM INCORPORATED The Board of Directors recommends you vote FOR all of the listed nominees. 1. Election of 12 directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Nominees: 1a. Sylvia Acevedo 1b. Cristiano R. Amon 1c. Mark Fields 1d. Jeffrey W. Henderson 1e. Gregory N. Johnson 1f. Ann M. Livermore 1g. Mark D. McLaughlin 1h. Jamie S. Miller 1i. Irene B. Rosenfeld 1j. Kornelis (Neil) Smit For Withhold Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1k. Jean-Pascal Tricoire 1l. Anthony J. Vinciquerra The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5 and 6. 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 29, 2024. 3. Approval, on an advisory basis, of the compensation of our named executive officers. 4. Approval of the Amended and Restated QUALCOMM Incorporated 2023 Long-Term Incentive Plan, including an increase in the share reserve by 15,000,000 shares. 5. Approval of an amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers. 6. Approval of an amendment to our Bylaws to require claims under the Securities Act to be brought in federal court. For Withhold Abstain ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 5, 2024: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V27285-P99610 PROXY QUALCOMM INCORPORATED PROXY PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2024 The undersigned, revoking all prior proxies, hereby appoints Mark D. McLaughlin and Ann Chaplin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/QCOM2024 on Tuesday, March 5, 2024 at 8:30 a.m. PT and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, the shares will be voted in accordance with the recommendations of the Board of Directors. YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the Internet, you are to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage-prepaid if mailed in the United States. (Continued and to be signed on reverse side.)